Exhibit 10.1

AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made this 19th day of August, 2010, by and among VSE CORPORATION, a corporation organized under the laws of the State of Delaware (“VSE”), ENERGETICS INCORPORATED, a corporation organized under the laws of the State of Maryland (“Energetics”), VSE SERVICES INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“VSI”), INTEGRATED CONCEPTS AND RESEARCH CORPORATION, a corporation organized under the laws of the District of Columbia (“ICRC”), G&B SOLUTIONS, INC., a corporation organized under the laws of the Commonwealth of Virginia (“G&B”), AKIMEKA, LLC, a limited liability company organized under the laws of the State of Hawaii (“AK”), jointly and severally (each of VSE, Energetics, VSI, ICRC, G&B, and AK, a “Borrower”; and collectively, the “Borrowers”), CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the Commonwealth of Pennsylvania, its successors and assigns (“Citizens”), SUNTRUST BANK, a banking corporation organized under the laws of the State of Georgia, its successors and assigns (“SunTrust”), each other financial institution which is a party to this Agreement, whether by execution of this Agreement or otherwise (collectively, the “Lenders” and individually, a “Lender”) and CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the Commonwealth of Pennsylvania, its successors and assigns, in its capacity as both collateral and administrative agent for the Lenders (the “Agent”).

RECITALS

A.           VSE, Energetics, VSI, ICRC, G&B, Agent, and Lenders are parties to that certain Business Loan and Security Agreement, dated August 26, 2009 (as amended, modified, restated, substituted, extended, and renewed from time to time, the “Existing Loan Agreement”) pursuant to which the Borrowers have an existing revolving line of credit with the Lender in the current maximum principal amount of Fifty Million Dollars ($50,000,000) (the “Existing Revolving Loan”).

B.           The Borrowers have requested that the Agent and the Lenders amend and restate the Existing Loan Agreement to (i) extend the maturity date of the Existing Revolving Loan, (ii) make available to Borrowers a senior secured term loan in the principal amount of Twenty Million Dollars ($20,000,000) to be used by Borrowers in connection with the Purchase Agreement Transaction, (iii) add AK as a joint and several co-borrower and co-obligor under the Loan Agreement, and (iv) make certain other changes all as set forth herein.

C.           The Borrowers, Agent, and Lenders have agreed, pursuant to this Agreement, to amend and restate the Existing Loan Agreement in its entirety, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend and restate the Existing Loan Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

“Account” individually and “Accounts” collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, health care insurance receivables, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of a monetary obligation or other consideration under present or future contracts (including, without limitation, all rights (whether or not earned by performance) to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of property that has been sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in goods which gave rise to any or all of the foregoing, including all commercial tort claims, other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust), Supporting Obligations, letter of credit rights and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds (cash and non-cash) of the foregoing.

“Account Debtor” means any Person who is obligated on a Receivable and “Account Debtors” mean all Persons who are obligated on the Receivables.

“ACH Transactions” means any cash management or related services by the Agent for the account of any of the Borrowers pursuant to agreement or overdrafts.

“Additional Borrower” means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Agent.

“Additional Borrower Joinder Supplement” means an Additional Borrower Joinder Supplement in substantially the form attached hereto as Exhibit A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by VSE on behalf of the Borrowers.

“Affiliate” means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person.  For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

“Agent” means the Person defined as the “Agent” in the preamble of this Agreement and shall also include any successor Agent appointed pursuant to Section 8.7.3 (Successor Agent).

“Agent’s Fee” has the meaning described in Section 2.7.4 (Agent’s Fee).

“Agent’s Obligations” shall mean any and all Obligations payable solely to and for the exclusive benefit of the Agent by any or all of the Borrowers under the terms of this Agreement and/or any of the other Financing Documents, including, without limitation, any and all Letter of Credit Fees/or Field Examination Fees.

“Aggregate Commitments” means the Commitments of all Lenders.

“Agreement” means this Amended and Restated Business Loan and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 9.2 (Amendments; Waivers).

“AK Purchase Agreement” means that certain Stock Purchase Agreement dated August 19, 2010, by and between VSE and the Seller.

“AK Purchase Agreement Documents” means collectively the AK Purchase Agreement and any and all other agreements, documents or instruments (together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefore) previously, now or hereafter executed and delivered by VSE, the Seller, or any other Person in connection with the Purchase Agreement Transaction.

“AK Purchase Agreement Transaction” means the stock purchase agreement transaction contemplated by the provisions of the AK Purchase Agreement.

“Assets” means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

“Asset Coverage Ratio” means the ratio of Total Gross Accounts Receivable to Total Funded Debt on a specified date.

“Assignee” means any Person to which any Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of Section 9.5 (Assignments by Lenders), together with any and all successors and assigns of such Person; “Assignees” means the collective reference to all Assignees.

“Assignment of Membership Interests” means the pledge, assignment and security agreement in the form of Exhibit H attached hereto dated as of the Closing Date from all of the members of AK to the Agent, for the benefit of Lenders ratably and Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Bank Products” shall mean any (i) commercial credit card, purchase card and merchant card services, or other commercial credit card services or facilities, (ii) cash management services or facilities, (iii) foreign investment or exchange products or services or (iv) products under any non-speculative hedging agreement or arrangement, extended to any Borrower by  any Lender or any Affiliate of any Lender, from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

“Board” means the Board of Governors of the United States Federal Reserve System.

“Borrower” means each Person defined as a “Borrower” in the preamble of this Agreement and each Additional Borrower; “Borrowers” means the collective reference to all Persons defined as “Borrowers” in the preamble to this Agreement and all Additional Borrowers.

“Borrowing Base” has the meaning described in Section 2.1.3 (Borrowing Base).

“Borrowing Base Deficiency” has the meaning described in Section 2.1.3 (Borrowing Base).

“Borrowing Base Report” has the meaning described in Section 2.1.4 (Borrowing Base Report).

“Business Day” means:

(a) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in the State;

(b) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and

(c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Loan, any day which is a London Banking Day.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditure” means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

“Capital Lease” means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

“Cash Equivalents” means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Agent, any Affiliate of the Agent, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Agent and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor’s Corporation (or its successor) or P-1 by Moody’s Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

“Chattel Paper” means a record or records (including, without limitation, electronic chattel paper) that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Obligations with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all Proceeds of the foregoing.

“Citizens Letter of Credit” and “Citizens Letters of Credit” shall have the meanings described in Section 2.3.1 (Citizens Letters of Credit).

“Citizens Letter of Credit Documents” means any and all drafts under or purporting to be under a Citizens Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with a Citizens Letter of Credit or any Letter of Credit Agreement.

“Citizens Letter of Credit Fee” and “Letter of Credit Fees” have the meanings described in Section 2.3.1 (Citizens Letter of Credit Fees).

“Citizens Letter of Credit Obligations” means the collective reference to all Obligations of any one or more of the Borrowers with respect to the Citizens Letters of Credit and the Letter of Credit Agreements.

“Citizens Letter of Credit Sub-Facility” means the stand alone letter of credit sub-facility established pursuant to Section 2.3 (Citizens Letter of Credit Sub-Facility).

“Citizens Outstanding Letter of Credit Obligations” has the meaning described in Section 2.3.2 (Terms of Citizens Letters of Credit).

“Closing Date” means the Business Day, on which the Agent shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Agent.

“Collateral” means all property of each and every Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all Proceeds and products thereof.

“Collateral Account” has the meaning described in Section 2.1.10 (The Collateral Account).

“Collateral Disclosure List” has the meaning described in Section 3.3 (Collateral Disclosure List).

“Collection” means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and “Collections” means the collective reference to all of the foregoing.

“Commitment” means with respect to each Lender, such Lender’s Revolving Credit Commitment or Term Loan Commitment, as the case may be, and “Commitments” means the collective reference to the Revolving Credit Commitments and the Term Loan Commitments of all of Lenders.

“Committed Amount” means with respect to each Lender, such Lender’s Revolving Loan Committed Amount or the Term Loan Committed Amount and “Committed Amounts” means collectively the Revolving Credit Committed Amount and the Term Loan Committed Amount of each of Lenders.

“Compliance Certificate” means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

“Conversion Notice” has the meaning described in Section 2.1.2 (Procedure for Making Advances).

“Copyrights” means and includes, in each case whether now existing or hereafter arising, all of each Borrower’s rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

“Credit Facility” means with respect to each Lender, such Lender’s Pro Rata Share of the Revolving Credit Facility, the Letter of Credit Sub-Facility or the Term Loan Facility, as the case may be, and with respect to Citizens, the Citizens Letter of Credit Sub-Facility and “Credit Facilities” means collectively the Revolving Credit Facility, the Letter of Credit Facility, the Term Loan Facility, the Citizens Letter of Credit Facility, and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a bank or financial institution in which funds are held or invested for credit to or for the benefit of any Borrower.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, any applicable Borrower and each bank or financial institution in which such Borrower maintains a Deposit Account, which agreement provides that (a) such bank or financial institution acknowledges the security interest of Agent in such Deposit Account, (b) such bank or financial institution shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by the applicable Borrower, and (c) such bank or financial institution shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and of returned items for which Agent has been given value, in each such case expressly consented to by Agent, and containing such other or different terms and conditions as Agent may require.

“Default” means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

“Defaulting Lender” shall mean, at any time, any Lender that, at such time (i) has failed to make a Loan required pursuant to the terms of this Agreement and/or make a payment to the Agent in respect of a Letter of Credit (each, a “Funding Obligation”), (ii) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement and such default remains uncured, (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official, (iv) has, for three (3) or more Business Days, failed to confirm in writing to the Agent, in response to a written request of the Agent, that it will comply with its funding obligations hereunder, or (v)  has notified the Agent in writing, or has stated publicly, that it will not comply with any such Funding Obligation hereunder, or has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement.  Any determination that a Lender is a Defaulting Lender will be made by the Agent in its reasonable discretion acting in good faith.  The Agent will promptly send notice to all parties hereto of each such determination.

“Documents” means all documents of title or receipts, whether now existing or hereafter acquired or created, and all Proceeds of the foregoing.

“EBITDA” means as to Borrowers for any period of determination thereof, the sum of (a) net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) net interest expense and income tax provisions for such period, plus (c) depreciation and amortization of assets for such period, plus (d) non-cash stock compensation, which does not represent a reserve for future cash payments, plus (e) non-cash non-recurring charges, as approved in writing by the Agent prior to the due date of the Compliance Certificate as required under Sections 6.1.1(a) (Annual Statements and Certificates) and 6.1.1(b) (Quarterly Statements and Certificates), minus any non-cash gains to the extent included in net income.  EBITDA shall be determined on a rolling basis, based on the four (4) quarter period then ending.  EBITDA from any Permitted Acquisitions will be included on a pro forma basis as such amounts may be deemed acceptable to the Agent in its sole and absolute discretion.

“Eligible Receivable” and “Eligible Receivables” mean, at any time of determination thereof, the unpaid portion of each account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) receivable in United States Dollars by a Borrower, provided each account conforms and continues to conform to the following criteria to the satisfaction of the Agent:

(a) the account arose in the ordinary course of a Borrower’s business from a bona fide outright sale of Inventory by such Borrower or from services performed by such Borrower;

(b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

(c) the account is based upon an enforceable order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

(d) if the account arises from the sale of Inventory, the Inventory the sale of which gave rise to the account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

(e) if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

(f) the account is evidenced by an invoice or other documentation in form acceptable to the Agent, dated no later than the date allowed under any contract governing such account and containing only terms normally offered by the respective Borrower;

(g) the amount shown on the books of a Borrower and on any invoice, certificate, schedule or statement delivered to the Agent is owing to such Borrower and no partial payment has been received unless reflected with that delivery;

(h) the account is not outstanding more than ninety (90) days from the date of the invoice therefore;

(i) the account is not owing by any Account Debtor for which the Agent has deemed fifty percent (50%) or more of such Account Debtor’s other accounts (or any portion thereof) due to a Borrower, individually, or all of the Borrowers collectively, to be non-Eligible Receivables;

(j) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified a Borrower of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the account arose;

(k) the account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty;

(l) the Account Debtor is not a Subsidiary or Affiliate of any Borrower or an employee, officer, director or shareholder of any Borrower or any Subsidiary or Affiliate of any Borrower, other than any joint venture of the Borrower or any Subsidiary;

(m) the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America, unless the Account Debtor’s obligations with respect to such account are secured by a letter of credit, guaranty or banker’s acceptance having terms and from such issuers and confirmation banks as are acceptable to the Agent in its sole and absolute discretion (which letter of credit, guaranty or banker’s acceptance is subject to the perfected Lien of the Agent for the benefit of the Lenders ratably and the Agent);

(n) as to which none of the following events has occurred with respect to the Account Debtor on such Account:  death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(o) no Borrower is indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise, other than trade debt incurred in the ordinary course of business), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower in the ordinary course of its business;

(p) the account does not arise from services under or related to any warranty obligation of a Borrower or out of service charges, finance charges or other fees for the time value of money;

(q) the account is not evidenced by Chattel Paper or an instrument of any kind and is not secured by any letter of credit;

(r) the title of the respective Borrower to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

(s) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the account and any of the Account Debtor’s obligations in respect of the account;

(t) each Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Agent and the Lenders as security and collateral for the payment of the Obligations and the Agent’s Obligations;

(u) the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the Borrowers to the Agent, for the benefit of the Lenders ratably and the Agent, of the account arising from such contract or order;

(v) the account is subject to a Lien in favor of the Agent, for the benefit of the Lenders ratably and the Agent, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

(w) the Inventory giving rise to the account was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Agent, for the benefit of the Lenders ratably and the Agent;

(x) no part of the account represents a retainage;

(y) the Agent in the good faith exercise of its sole and absolute discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Agent otherwise considers the collateral value of such account to the Agent and the Lenders to be impaired or its or their ability to realize such value to be insecure; and

(z) if the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit any Borrower to seek judicial enforcement in such state of payment of such Account, that Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Agent in the good faith exercise of its sole and absolute discretion shall control.

“Enforcement Costs” means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney’s fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 9.10 (Enforcement Costs), and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed against the Collateral, and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

“Equipment” means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by any Borrower and all of the Borrowers’ rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and General Intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by any Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning described in ARTICLE VII (Default and Rights and Remedies).

“Facilities” means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to any one or more of the Borrowers by the Agent or the Lenders under this Agreement or otherwise by Citizens, solely with respect to the Citizens Letter of Credit Sub-Facility.

“Federal Funds Open Rate” means for any day of determination, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day) by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Richmond or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent.

“Fees” means the collective reference to each fee payable to the Agent, for its own account or for the ratable benefit of the Lenders, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fee, the Origination Fee, Agent’s Fee, Letter of Credit Fees, Citizens Letter of Credit Fees, and the Field Examination Fees.

“Field Examination Fee” and “Field Examination Fees” have the meanings described in Section 2.7.5 (Field Examination Fees).

“Financing Documents” means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower, and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

“Fixed or Capital Assets” of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

“Fixed Charge Coverage Ratio” means as to Borrowers for any period of determination thereof the ratio of (a) the sum of (i) EBITDA, plus (ii) operating lease payments (including rent), minus (iii) cash taxes, minus (iv) cash dividends, minus (v) share repurchases to (b) Fixed Charges.

“Fixed Charges” means as to Borrowers for any period of determination thereof, the sum of (i) scheduled or required principal payments on all Indebtedness for Borrowed Money of Borrowers, plus (ii) all operating lease payments (including rent), plus (iii) cash interest expense, plus (iv) any earn-out payments of Borrowers paid in cash.

“Funding Office” means the office of the Agent specified in Section 9.1 or such other office as may be specified from time to time by the Agent as its funding office by written notice to VSE and the Lenders.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, software, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of Borrower’s business symbolized by and associated with any and all Trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, letter-of-credit rights, letters of credit, contractual rights, the right to receive refunds of unearned insurance premiums, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

“Government Contracts” means any contract with the United States or any department, agency or instrumentality of the United States where Borrower is the prime contractor.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

“Hazardous Materials” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any of the Borrowers is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

“Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Borrowers or for which any of the Borrowers has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any of the Borrowers, and any other contamination by Hazardous Materials for which any of the Borrowers is, or is claimed to be, responsible.

“Hedging Contracts” means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrowers and the Agent or any Lender and designed to protect the Borrowers against fluctuations in interest rates or currency exchange rates.

“Hedging Obligations” means, with respect to the Borrowers, all liabilities of each Borrower to the Agent or any Lender under any Hedging Contracts.

“Increased Revolving Facility Activation Notice” means a notice substantially in the form of Exhibit E attached hereto and made a part hereof.

“Increased Revolving Facility Closing Date” any Business Day designated as such in an Increased Revolving Facility Activation Notice.

“Incremental Revolving Loans” has the meaning described in 2.1.6 (Increase to Revolving Credit Facility).

“Indebtedness” of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

“Indebtedness for Borrowed Money” of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker’s or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person’s interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Hedging Obligations; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

“Indemnified Parties” has the meaning set forth in Section 9.19 (Indemnification).

“Instrument” means a negotiable instrument or any other writing which evidences a right to payment of a monetary obligation and is not itself a security agreement or lease and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all Supporting Obligations with respect to any of the foregoing and all Proceeds with respect to any of the foregoing.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

“Inventory” means all goods of Borrowers and all right, title and interest of Borrowers in and to all of its now owned and hereafter acquired goods and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in Borrowers’ business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods and other personal property and all licenses, warranties, franchises, General Intangibles, personal property and all documents of title or documents relating to the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by Borrowers on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all Proceeds of, and Supporting Obligations with respect to, the foregoing.

“Item of Payment” means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and “Items of Payment” means the collective reference to all of the foregoing.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

“Lease Obligations” of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Letter of Credit” and “Letters of Credit” shall have the meanings described in Section 2.2.1 (Letters of Credit).

“Letter of Credit Agreement” means the collective reference to each letter of credit application and agreement substantially in the form of the Agent’s then standard form of application for letter of credit or such other form as may be approved by the Agent, executed and delivered by any one or more of the Borrowers in connection with the issuance of a Letter of Credit or a Citizens Letter of Credit, as the case may be, as the same may from time to time be amended, restated, supplemented or modified; and “Letter of Credit Agreements” means all of the foregoing in effect at any time and from time to time.

“Letter of Credit Documents” means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

“Letter of Credit Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all Letter of Credit Disbursements that have not been reimbursed by or on behalf of the Borrowers at such time.  The Letter of Credit Exposure of any Lender shall be its Pro Rata Share of the total Letter of Credit Exposure at such time.

“Letter of Credit Fee” and “Letter of Credit Fees” have the meanings described in Section 2.2.2 (Letter of Credit Fees).

“Letter of Credit Issuance Fee” means that per annum percentage rate determined by Agent from time to time in accordance with the matrix below.  The initial Letter of Credit Issuance Fee will be determined at the Closing Date using the Leverage Ratio calculated by reference to the consolidated financial statements of VSE and the Compliance Certificate most recently received by the Agent.  Commencing on the date following the Closing Date when the Agent receives the consolidated financial statements of VSE and the Compliance Certificate in accordance with this Agreement and on each such date thereafter, the Letter of Credit Issuance Fee will be reset based on the Leverage Ratio calculated by reference to such consolidated financial statements and Compliance Certificate.

Tier	Letter of Credit Issuance Fee	Leverage Ratio
I	2.00%	Less than 1.00 to 1.0
II	2.25%	Equal to or greater than 1.00 to 1.0 but less than 2.00 to 1.0
III	2.50%	Equal to or greater than 2.00 to 1.0

In the event VSE fails to provide such consolidated financial statements and Compliance Certificate to the Agent when due, the Letter of Credit Issuance Fee shall be at the fee corresponding to “Tier III” in the table above until such time as such consolidated financial statements and Compliance Certificate are submitted to and accepted by the Agent pursuant to this Agreement.

“Letter of Credit Obligations” means the collective reference to all Obligations of any one or more of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.

“Letter-of-credit right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Letter of Credit Sub-Facility” means the sub-facility established pursuant to Section 2.2 (Letter of Credit Sub-Facility).

“Leverage Ratio” means the ratio of Total Funded Debt on a specified date to EBITDA for the four (4) quarter period then ending on such date.

“Liabilities” means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

“LIBOR Interest Period” means each of the Revolving Loan LIBOR Interest Period or the Term Loan LIBOR Interest Period, as the case may be and “LIBOR Rate Loans” means the collective reference to the Revolving Loan LIBOR Interest Periods or the Term Loan LIBOR Interest Periods.

“LIBOR Rate” means each of the Revolving Loan LIBOR Rate or the Term Loan LIBOR Rate, as the case may be, and “LIBOR Rate Loans” means the collective reference to the Revolving Loan LIBOR Rate or the Term Loan LIBOR Rate.

“LIBOR Rate Loan” means each of the Revolving Loan LIBOR Rate Loan or the Term Loan LIBOR Rate Loan, as the case may be, and “LIBOR Rate Loans” means the collective reference to the Revolving Loan LIBOR Rate Loans or the Term Loan LIBOR Rate Loans.

“Lien” means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property securing any indebtedness, duties, obligations, and liabilities owed to, or a claimed to be owed to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

“Loan” means each of the Revolving Loan or the Term Loan, as the case may be and “Loans” means the collective reference to the Revolving Loans or the Term Loans.

“Loan Notice” has the meaning described in Section 2.1.2 (Procedure for Making Advances).

“Lockbox” has the meaning described in Section 2.1.10 (The Collateral Account).

“London Banking Day” means a day on which dealings in US dollars deposits are transacted in the London interbank market.

“Maximum Rate” has the meaning described in Section 2.7.7 (Maximum Interest Rate).

“Multi-employer Plan” means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

“Net Outstandings” of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 8.5 (Indemnification)) to the Agent in respect to the Revolving Loan or otherwise under this Agreement, minus (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Loan.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Non-Ratable Loan” means an advance under the Revolving Loan made by Citizens in accordance with the provisions of Section 2.8.3(a) (Selection of Settlement Dates).

“Note” means any Revolving Credit Note, any Term Note or any Replacement Revolving Credit Note, as the case may be, and “Notes” means collectively each Revolving Credit Note, each Term Note, each Replacement Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

“Obligations” means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lenders and/or Agent under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, any Hedging Obligations, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Agent and/or to Lenders or its Affiliates under or in connection with, any Hedging Obligations or Bank Products, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means an Officer’s Certificate described in Section 6.1.28(b) (Permitted Acquisition Deliverables) in substantially the forms attached to this Agreement as Exhibit F-1 and Exhibit F-2.

“Origination Fee” has the meaning described in Section 2.7.3 (Origination Fee).

“Outstanding Letter of Credit Obligations” has the meaning described in Section 2.2.3 (Terms of Letters of Credit).

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Patents” means and includes, in each case whether now existing or hereafter arising, all of each Borrower’s rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Acquisitions” means a transaction or series of transactions whereby a Borrower acquires all or substantially all of the assets of a business, or purchases an equity interest in a business (the “Target”), provided, that, (i) the acquisition or purchase price consideration paid by the Borrowers shall not be greater than Ten Million Dollars ($10,000,000) for each Permitted Acquisition and shall not exceed Twenty-Five Million Dollars ($25,000,000) in the aggregate for all Permitted Acquisitions; (ii) the Target shall be in a similar line of business as that of the Borrowers; (iii) the Target shall be a going concern, not involved in any material litigation that is not fully covered by reserves and/or insurance and shall have positive EBITDA for the immediately preceding twelve (12) months; (iv) both before and after giving effect to such transaction, no Default or Event of Default shall be continuing or shall occur as a result of such transaction; (v) the Borrowers will be in compliance with all financial covenants after giving pro forma effect to such transaction; (vi) after giving pro forma effect to such transaction there must be at least Ten Million Dollars ($10,000,000) of availability under the Revolving Loan; (vii) the Agent shall have received evidence satisfactory to the Agent that arrangements shall have been made for the termination of all Liens encumbering any asset of the Target; (viii) no Indebtedness shall be assumed by any Borrower in connection with such transaction; (ix) the Agent shall have received and approved complete copies of the Purchase Agreement Documents; and (x) within 15 days of closing any transaction contemplated hereby, the Target shall be joined to this Agreement as an Additional Borrower by executing and delivering to the Agent an Additional Borrower Joinder Supplement and shall grant to Agent for the benefit or the Agent and Lenders a Lien in all of its assets.

“Permitted Liens” means:  (a) Liens for Taxes which are not delinquent or which the Agent has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the respective Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Agent and/or the Lenders; (b) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) Liens to secure the purchase price of Equipment or Inventory in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000); and (f) such other Liens, if any, as are set forth on Schedule 4.1.18 attached hereto and made a part hereof.

“Permitted Uses” means (a) with respect to the Term Loan, to finance the AK Purchase Agreement Transaction and (b) with respect to the Revolving Loan, for short term working capital of any Borrower’s business, to support the issuance of Letters of Credit, to finance a portion of the AK Purchase Agreement Transaction, and any Permitted Acquisitions.

“Person” means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

“Plan” means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3 of ERISA.

“Potential Defaulting Lender” shall mean, at any time, a Lender (i) as to which the Agent has notified the Borrowers that an event of the kind described in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any Subsidiary of such Lender, (ii) as to which the Agent has in good faith determined and notified the Borrowers that such Lender or its Parent Company or a Subsidiary thereof has notified the Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement, or (iii) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency.  Any determination that a Lender is a Potential Defaulting Lender under any of clauses (i) through (iii) above will be made by the Agent in its reasonable discretion acting in good faith.  The Agent will promptly send to all parties hereto a copy of any notice to the Borrowers provided for in this definition.

“Post-Default Rate” means the sum of (a) the Prime Rate in effect from time to time, plus (b) the Prime Rate Margin then in effect, plus (c) two percent (2.0%) per annum.

“Prepayment” means a Revolving Loan Mandatory Prepayment, a Revolving Loan Optional Prepayment, a Term Loan Mandatory Prepayment, or a Term Loan Optional Prepayment, as the case may be, and “Prepayments” mean collectively all Revolving Loan Mandatory Prepayments, all Revolving Loan Optional Prepayments, all Term Loan Mandatory Prepayments and all Term Loan Optional Prepayments.

“Prime Rate” shall mean a rate per annum equal to the rate of interest announced by Agent in the State from time to time as its “Prime Rate.”  Any change in the Prime Rate shall be effective immediately from and after such change in the Prime Rate. Interest accruing by reference to the Prime Rate shall be calculated on the basis of actual days elapsed and a 360-day year.  The Borrowers acknowledges that the Agent may make loans to its customers above, at or below the Prime Rate.

“Prime Rate Interest Payment Date” means with respect to any Prime Rate Loan, the last day of each calendar month, commencing on August 31, 2010 and continuing thereafter until the Obligations have been irrevocably paid in full.

“Prime Rate Loan” means any Loan for the period(s) when the rate of interest applicable to such Loan is calculated by reference to the Prime Rate.

“Prime Rate Margin” means the amount determined to be in effect from time to time in accordance with the matrix below.  The initial Prime Rate Margin will be determined at the Closing Date using the Leverage Ratio calculated by reference to the consolidated financial statements of VSE and the Compliance Certificate most recently received by the Agent.  Commencing on the date following the Closing Date when the Agent receives the consolidated financial statements of VSE and the Compliance Certificate in accordance with this Agreement and on each such date thereafter, the Prime Rate Margin will be reset based on the Leverage Ratio calculated by reference to such consolidated financial statements and Compliance Certificate.

Tier	Prime Rate Margin	Leverage Ratio
I	0%	Less than 1.00 to 1.0
II	.25%	Equal to or greater than 1.00 to 1.0 but less than 2.00 to 1.0
III	.50%	Equal to or greater than 2.00 to 1.0

In the event VSE fails to provide such consolidated financial statements and Compliance Certificate to the Agent when due, the Prime Rate Margin shall be set at the margin corresponding to “Tier III” in the table above until such time as such consolidated financial statements and Compliance Certificate are submitted to and accepted by Agent pursuant to this Agreement.

“Principal Amount” means the aggregate outstanding principal balance of the Notes.

“Proceeds” has the meaning described in the Uniform Commercial Code as in effect from time to time.

“Pro-forma Balance Sheet” has the meaning described in Section 4.1 (Pro-forma Financial Statements).

“Pro-forma Financial Projections” has the meaning described in Section 4.1 (Pro-forma Financial Statements).

“Pro Rata Share” means at any time and as to any Lender, the percentage derived by dividing the unpaid principal amount of the Loans and Letter of Credit Obligations owing to that Lender by the aggregate unpaid principal amount of all Loans and Letter of Credit Obligations then outstanding; or if no Loans or Letter of Credit Obligations are outstanding, by dividing the total amount of such Lender’s Commitments by the total amount of the Commitments of the Agent and all of the Lenders.

“Purchase Agreement Documents” means collectively any agreement hereafter executed in connection with any Permitted Acquisition and any and all other agreements, documents or instruments (together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor) previously, now or hereafter executed and delivered by any Borrower or any other Person in connection with any Permitted Acquisition.

“Receivable” means one of each Borrower’s now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and “Receivables” means all of each Borrower’s now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

“Replacement Revolving Credit Note” has the meaning described in Section 2.1.5 (Revolving Credit Note).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

“Responsible Officer” means for each Borrower, its chief executive officer or president or, with respect to financial matters, its chief financial officer, or treasurer.

“Requisite Lenders” means at any time of determination one or more of the Lenders holding at least fifty-one percent (51%) of the Commitments, provided, that, at any time of determination there are (a) two Lenders, then one hundred percent (100%) of the Commitments and (b) at least three Lenders, then at least two Lenders holding a minimum of fifty-one percent (51%) of the Commitments, provided, however, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Commitments, including its Letter of Credit Exposure shall be excluded for purposes of determining Requisite Lenders.

“Revolving Credit Commitment” means the agreement of a Lender relating to the making the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement; and “Revolving Credit Commitments” means the collective reference to the Revolving Credit Commitment of each of the Lenders.

“Revolving Credit Commitment Period” means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

“Revolving Credit Committed Amount” has the meaning described in Section 2.1.1 (Revolving Credit Facility) as increased, from time to time, pursuant to Section 2.1.6 (Increase to Revolving Credit Facility).

“Revolving Credit Expiration Date” means August 19, 2013.

“Revolving Credit Facility” means the facility established by the Lenders pursuant to Section 2.1 (Revolving Credit Facility).

“Revolving Credit Note” and “Revolving Credit Notes” have the meanings described in Section 2.1.5 (Revolving Credit Notes).

“Revolving Credit Optional Reduction” and “Revolving Credit Optional Reductions” have the meanings described in Section 2.1.14 (Optional Reduction of Total Revolving Credit Committed Amount).

“Revolving Credit Pro Rata Share” has the meaning described in Section 2.1.1 (Revolving Credit Facility).

“Revolving Credit Termination Date” means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 7.2 (Remedies) or otherwise.

“Revolving Credit Unused Line Fee” and “Revolving Credit Unused Line Fees” have the meanings described in Section 2.1.12 (Revolving Credit Unused Line Fee).

“Revolving Loan” has the meaning described in Section 2.1.1 (Revolving Credit Facility).

“Revolving Loan Account” has the meaning described in Section 2.1.11 (Revolving Loan Account).

“Revolving Loan Adjusted LIBOR Rate” means, relative to any Revolving Loan LIBOR Rate Loan to be made, continued or maintained as, or converted into, a Revolving Loan LIBOR Rate Loan for any Revolving Loan LIBOR Interest Period, a rate per annum determined by dividing (x) the Revolving Loan LIBOR Rate for such Revolving Loan LIBOR Interest Period by (y) a percentage equal to one hundred percent (100%) minus the Revolving Loan LIBOR Reserve Percentage.

“Revolving Loan Applicable Interest Rate” means either a (i) Revolving Loan LIBOR Rate or (ii) Prime Rate.

“Revolving Loan LIBOR Interest Payment Date” means, for any Revolving Loan LIBOR Rate Loan having a Revolving Loan LIBOR Interest Period of three months or less, the last Business Day of such Revolving Loan LIBOR Interest Period, and as to any Revolving Loan LIBOR Rate Loan having a Revolving Loan LIBOR Interest Period longer than three months, each Business Day which is three (3) months, or a whole multiple thereof, after the first day of such Revolving Loan LIBOR Interest Period and the last day of such Revolving Loan LIBOR Interest Period.

“Revolving Loan LIBOR Interest Period” means, relative to any Revolving Loan LIBOR Rate Loan:

(a) initially, the period beginning on (and including) the date on which such Revolving Loan LIBOR Rate Loan is made or continued as, or converted into, a Revolving Loan LIBOR Rate Loan pursuant to Section 2.1.2 and ending on (but excluding) the day which numerically corresponds to such date one (1), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the VSE may select in its notice given pursuant to Section 2.1.2; and

(b) thereafter, each period commencing on the last day of the next preceding Revolving Loan LIBOR Interest Period applicable to such Revolving Loan LIBOR Rate Loan and ending one (1), three (3) or six (6) months thereafter, as selected by the VSE by irrevocable notice to the Agent pursuant to Section 2.1.2 hereof;

provided, however, that

(a) at no time may there be more than five (5) Revolving Loan LIBOR Interest Periods in effect with respect to the Revolving Loan LIBOR Rate Loans;

(b) Revolving Loan LIBOR Interest Periods commencing on the same date for Revolving Loan LIBOR Rate Loans comprising part of the same advance under this Agreement shall be of the same duration;

(c) Revolving Loan LIBOR Interest Periods for Revolving Loan LIBOR Rate Loans in connection with which the Borrowers have or may incur Hedging Obligations with the Agent or Lenders shall be of the same duration as the relevant periods set under the applicable Hedging Contracts;

(d) if such Revolving Loan LIBOR Interest Period would otherwise end on a day which is not a Business Day, such Revolving Loan LIBOR Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Revolving Loan LIBOR Interest Period shall end on the first (1st) preceding Business Day; and

(e) no Revolving Loan LIBOR Interest Period may end later than the termination of this Agreement.

“Revolving Loan LIBOR Rate” means, relative to any Revolving Loan LIBOR Interest Period, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested Revolving Loan LIBOR Rate Loan for a term coextensive with the designated Revolving Loan LIBOR Interest Period which the British Bankers’ Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two (2) London Banking Days prior to the beginning of such Revolving Loan LIBOR Interest Period.  If such day is not a London Banking Day, the Revolving Loan LIBOR Rate shall be determined on the next preceding day which is a London Banking Day.  If for any reason the Agent cannot determine such offered rate by the British Bankers’ Association, the Agent may, in its discretion, select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by first class banks in London or New York for deposits in comparable amounts and maturities.

“Revolving Loan LIBOR Rate Loan” means any Revolving Loan or advance the rate of interest applicable to which is based upon the Revolving Loan LIBOR Rate.

“Revolving Loan LIBOR Rate Margin” means the amount determined to be in effect from time to time in accordance with the matrix below.  The initial Revolving Loan LIBOR Rate Margin will be determined at the Closing Date using the Leverage Ratio calculated by reference to the consolidated financial statements of VSE and the Compliance Certificate most recently received by the Agent.  Commencing on the date following the Closing Date when the Agent receives the consolidated financial statements of VSE and the Compliance Certificate in accordance with this Agreement and on each such date thereafter, the Revolving Loan LIBOR Rate Margin will be reset based on the Leverage Ratio calculated by reference to such consolidated financial statements and Compliance Certificate.

Tier	Revolving Loan LIBOR Rate Margin	Leverage Ratio
I	2.00%	Less than 1.00 to 1.0
II	2.25%	Equal to or greater than 1.00 to 1.0 but less than 2.00 to 1.0
III	2.50%	Equal to or greater than 2.00 to 1.0

In the event VSE fails to provide such consolidated financial statements and Compliance Certificate to the Agent when due, the Revolving Loan LIBOR Rate Margin shall be set at the margin corresponding to “Tier III” in the table above until such time as such consolidated financial statements and Compliance Certificate are submitted to and accepted by the Agent pursuant to this Agreement.

“Revolving Loan LIBOR Reserve Percentage” means, relative to any day of any Revolving Loan LIBOR Interest Period, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Revolving Loan LIBOR Interest Period.

“Revolving Loan Mandatory Prepayment” and “Revolving Loan Mandatory Prepayments” have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).

“Revolving Loan Optional Prepayment” and “Revolving Loan Optional Prepayments” have the meanings described in Section 2.1.9 (Optional Prepayment of Revolving Loan).

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/, or as otherwise published from time to time.

“Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.

“Security Documents” means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent and/or the Lenders on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, the Assignment of Membership Interests, and the Stock Pledge Agreements.

“Settlement Date” means no less frequently than each Business Day after the Closing Date.

“Settlement Report” means each report prepared by the Agent and delivered to each Lender on each Settlement Date and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate outstanding principal balance of the Revolving Loan, each Lender’s Revolving Credit Pro Rata Share thereof, each Lender’s Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and Fees received by the Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

“Solvent” means when used with respect to any Person that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Seller” means each of Vaughn G. A. Vasconcellos, John T. Harris, and Frank C. Floro.

“Seller’s Creditor List” has the meaning described in Section 4.1.30 (Seller’s Creditor List).

“State” means the Commonwealth of Virginia.

“Stock Pledge Agreements” means those certain Pledge, Assignment and Security Agreements, dated August 26, 2009, from VSE to Agent, for the benefit of Lenders ratably and Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Subordinated Indebtedness” means all Indebtedness, incurred at any time by any one or more of the Borrowers, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Agent in its sole and absolute discretion.

“Subsidiary” means any corporation the majority of the voting shares of which at the time are owned directly by any Borrower and/or by one or more Subsidiaries of any Borrower.

“Supporting Obligation” means a letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

“Target” has the meaning described in the definition of Permitted Acquisitions.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any or all of the Borrowers or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

“Term Loan” and “Term Loans” have the meanings described in Section 2.4.1 (Term Loan Commitment).

“Term Loan Adjusted LIBOR Rate” means, relative to a Term Loan LIBOR Rate Loan, a rate per annum determined by dividing (x) the LIBOR Rate for such Term Loan LIBOR Interest Period by (y) a percentage equal to one hundred percent (100%) minus the Term Loan LIBOR Reserve Percentage.

“Term Loan Commitment” and “Term Loan Commitments” have the meanings described in Section 2.4.1 (Term Loan Commitment).

“Term Loan Committed Amount” has the meaning described in Section 2.4.1 (Term Loan Commitment).

“Term Loan Facility” means the facility established by Lenders pursuant to Section 2.4 (Term Loan Facility).

“Term Loan LIBOR Interest Payment Date” means, for any Term Loan LIBOR Rate Loan having a Term Loan LIBOR Interest Period of three months or less, the last Business Day of such Term Loan LIBOR Interest Period, and as to any Term Loan LIBOR Rate Loan having a Term Loan LIBOR Interest Period longer than three months, each Business Day which is three (3) months, or a whole multiple thereof, after the first day of such Term Loan LIBOR Interest Period and the last day of such Term Loan LIBOR Interest Period.

“Term Loan LIBOR Interest Period” means, in the case of a LIBOR Rate Loans

(a) initially, the period beginning on (and including) the Funding Date and ending on (but excluding) the day which numerically corresponds to such date one (1), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month);

(b) thereafter, each period commencing on the last day of the next preceding Term Loan LIBOR Interest Period applicable to such Term Loan LIBOR Rate Loan and ending one (1), three (3) or six (6) months thereafter;

provided, however, that

(a) if the Borrower has or may incur Hedging Obligations with the Agent or the Lenders in connection with the Loan, the Term Loan LIBOR Interest Period shall be of the same duration as the relevant period set under the applicable Hedging Contract;

(b) if such Term Loan LIBOR Interest Period would otherwise end on a day which is not a Business Day, such Term Loan LIBOR Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Term Loan LIBOR Interest Period shall end on the first preceding Business Day; and

(c) no Term Loan LIBOR Interest Period may end later than the termination of this Agreement.

“Term Loan LIBOR Rate” means, relative to any Term Loan LIBOR Interest Period for a Term Loan LIBOR Rate Loan, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the Term Loan LIBOR Rate Loan for a term coextensive with the designated Term Loan LIBOR Interest Period which the British Bankers’ Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period.  If the Agent cannot determine such offered rate by the British Bankers’ Association, the Agent may, in its discretion, select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by first class banks in London or New York for deposits in comparable amounts and maturities.

“Term Loan LIBOR Rate Loan” means the Term Loan for the period(s) when the rate of interest applicable to the Term Loan is calculated by reference to the Term Loan LIBOR Rate in the manner set forth herein.

“Term Loan LIBOR Rate Margin” means the amount determined to be in effect from time to time in accordance with the matrix below.  The initial Term Loan LIBOR Rate Margin will be determined at the Closing Date using the Leverage Ratio calculated by reference to the consolidated financial statements of VSE and the Compliance Certificate most recently received by the Agent.  Commencing on the date following the Closing Date when the Agent receives the consolidated financial statements of VSE and the Compliance Certificate in accordance with this Agreement and on each such date thereafter, the Term Loan LIBOR Rate Margin will be reset based on the Leverage Ratio calculated by reference to such consolidated financial statements and Compliance Certificate.

Tier	Term Loan LIBOR Rate Margin	Leverage Ratio
I	2.00%	Less than 1.00 to 1.0
II	2.25%	Equal to or greater than 1.00 to 1.0 but less than 2.00 to 1.0
III	2.50%	Equal to or greater than 2.00 to 1.0

In the event VSE fails to provide such consolidated financial statements and Compliance Certificate to the Agent when due, the Term Loan LIBOR Rate Margin shall be set at the margin corresponding to “Tier III” in the table above until such time as such consolidated financial statements and Compliance Certificate are submitted to and accepted by the Agent pursuant to this Agreement.

“Term Loan LIBOR Reserve Percentage” means, relative to any day of any Term Loan LIBOR Interest Period, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Term Loan LIBOR Interest Period.

“Term Loan Maturity Date” means August 19, 2013.

“Term Loan Optional Prepayment” and “Term Loan Optional Prepayments” have the meanings described in Section 2.4.4(Optional Prepayments of Term Loan).

“Term Loan Pro Rata Share” has the meaning described in Section 2.4.1 (Term Loan Commitment).

“Term Note” and “Term Notes” have the meanings described in Section 2.4.2 (The Term Note).

“Total Gross Accounts Receivable” means as to Borrowers for any period of determination thereof the gross face amount the unpaid portion of each billed and unbilled account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided in this Agreement) in United States Dollars by the Borrowers.

“Total Funded Debt” means as to Borrowers for any period of determination thereof the sum of (i) all Indebtedness for Borrowed Money of each Borrower (excluding all outstanding advances under the Revolving Loan, if any), plus (ii) any accrued earn out payments of each Borrower reasonably required to be paid by Borrower within the next twelve (12) months (net of any Cash Equivalents for purposes of calculating accrued earn out payments of each Borrower), plus (iii) the average of all advances under the Revolving Loan made to Borrowers during the immediately preceding thirty (30) consecutive days prior to such period of determination.

“Total Revolving Credit Committed Amount” has the meaning described in Section 2.1.1 (Revolving Credit Facility).

“Total Term Loan Committed Amount” has the meaning described in Section 2.4.1 (Term Loan Commitment).

“Total Revolving Credit Committed Amount” has the meaning described in Section 2.1.1 (Revolving Credit Facility) as the same may be increased, from time to time, pursuant to Section 2.1.6 (Increase to Revolving Credit Facility).

“Trademarks” means and includes in each case whether now existing or hereafter arising, all of each Borrower’s rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

“Unearned Contract Value” means the difference between (a) the then fully funded dollar value of the contract or subcontract, whether or not earned, and (b) the total amounts previously billed and properly billable for accepted end items or services under such contract or subcontract.

“Uniform Commercial Code” means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

“Unused Fee Margin” means that per annum percentage rate determined by Agent from time to time in accordance with the following matrix:

Tier	Unused Fee Margin	Leverage Ratio
I	0.25%	Less than 1.00 to 1.0
II	0.35%	Equal to or greater than 1.00 to 1.0 but less than 2.00 to 1.0
III	0.50%	Equal to or greater than 2.00 to 1.0

In the event VSE fails to provide such consolidated financial statements and Compliance Certificate to the Agent when due, the Unused Fee Margin shall be set at the margin corresponding to “Tier III” in the table above until such time as such consolidated financial statements and Compliance Certificate are submitted to and accepted by the Agent pursuant to this Agreement.

“Wholly Owned Subsidiary” means any domestic United States corporation all the shares of stock of all classes of which (other than directors’ qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

Section 1.2 Accounting Terms and Other Definitional Provisions.

Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person.  All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified.  As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.  Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.  Reference in this Agreement and the other Financing Documents to the “Borrower”, the “Borrowers”, “each Borrower” or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

ARTICLE II

THE CREDIT FACILITIES

Section 2.1 The Revolving Credit Facility.

2.1.1 Revolving Credit Facility.

Subject to and upon the provisions of this Agreement, the Lenders collectively, but severally, establish a revolving credit facility (the “Revolving Credit Facility”) in favor of the Borrowers.  The aggregate of all advances under the Revolving Credit Facility, including any advances under the Incremental Revolving Commitment, is sometimes referred to in this Agreement collectively as the “Revolving Loan”.

The amount set forth below opposite each Lender’s name is herein called such Lender’s “Revolving Credit Committed Amount” and the total of each Lender’s Revolving Credit Committed Amount is herein called the “Total Revolving Credit Committed Amount”.  Each Lender’s Revolving Credit Committed Amount and the Total Revolving Credit Committed Amount may be increased by the amount, if any, of each Lender’s Incremental Revolving Commitment pursuant to Section 2.1.6 and all times thereafter all references herein to each Lender’s Revolving Credit Committed Amount and the Total Revolving Credit Committed Amount shall include the amount of each Lender’s Incremental Revolving Commitment.  The proportionate share set forth below opposite each Lender’s name is herein called such Lender’s “Revolving Credit Pro Rata Share”:

Lender	Revolving Credit Committed Amount	Revolving Credit Pro Rata Share
Citizens	$32,142,857	64.285715%
SunTrust	$17,857,143	35.714285%
Total Revolving Credit Committed Amount	$50,000,000	100%

Neither the Agent nor any of the Lenders shall be responsible for the Revolving Credit Commitment of any other Lender, nor will the failure of any Lender to perform its obligations under its Revolving Credit Commitment in any way relieve any other Lender from performing its obligations under its Revolving Credit Commitment.

During the Revolving Credit Commitment Period, any or all of the Borrowers may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to any Borrower’s request:

(a) the outstanding principal balance of each Lender’s Pro Rata Share would not exceed the lesser of (i) such Lender’s Revolving Credit Pro Rata Share of the Revolving Credit Committed Amount or (ii) such Lender’s Pro Rata Share of the Borrowing Base; and,

(b) the aggregate outstanding principal balance of the Revolving Loans, all Letter of Credit Obligations, and all Citizens Letter of Credit Obligations would not exceed the lesser of (i) the Total Revolving Credit Committed Amount or (ii) the Borrowing Base.

2.1.2 Procedure for Making Advances Under the Revolving Loan; Continuation and Conversion Elections; Lender Protection Loans.

The Borrowers may borrow under the Revolving Credit Facility on any Business Day.  Advances under the Revolving Loan shall be deposited to a demand deposit account of a Borrower with the Agent or shall be otherwise applied as directed by the Borrowers, which direction the Agent may require to be in writing.

By delivering a borrowing request (a “Loan Notice”) to the Agent on or before (i) 10:00 a.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably request, on not less than two (2) nor more than five (5) Business Days’ notice, that a Revolving Loan LIBOR Rate Loan be made to Borrowers and (ii) 10:00 a.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably request, that all other Revolving Loans be made to Borrowers. Each Loan Notice shall specify the amount and if requested by the Agent the purpose of the requested borrowing, the Applicable Interest Rate, the Revolving Loan LIBOR Interest Period, if applicable, and if requested by the Agent, be accompanied by a Borrowing Base Report.  On the terms and subject to the conditions of this Agreement, each Revolving Loan LIBOR Rate Loan shall be made available to the Borrowers no later than 1:00 p.m. New York time on the first (1st) day of the applicable Revolving Loan LIBOR Interest Period by deposit to the account of the Borrower as shall have been specified in its Loan Notice.

By delivering a conversion notice (a “Conversion Notice”) to the Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably request, on not less than two (2) nor more than five (5) Business Days’ notice, that all or any portion of any Revolving Loan LIBOR Rate Loan be converted on the last day of a Revolving Loan LIBOR Interest Period into a Revolving Loan LIBOR Rate Loan with a different Revolving Loan LIBOR Interest Period; provided, however, that no portion of the outstanding principal amount of any Revolving Loan LIBOR Rate Loan may be converted to, or be continued as, a Revolving Loan LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing, and no portion of the outstanding principal amount of any Revolving Loan LIBOR Rate Loan may be converted to a Revolving Loan LIBOR Rate Loan of a different duration if such Revolving Loan LIBOR Rate Loan relates to any Hedging Obligation.  In the absence of delivery of a Conversion Notice with respect to any Revolving Loan LIBOR Rate Loan at least two (2) Business Days before the last day of the then current Revolving Loan LIBOR Interest Period with respect thereto, such Revolving Loan LIBOR Rate Loan shall, on such last day, automatically continue as a Revolving Loan LIBOR Rate Loan with the same Revolving Loan LIBOR Interest Period.

Any oral Loan Notice shall be confirmed in writing by the Borrowers within three (3) Business Days after the making of the requested advance under the Revolving Loan.  Each Loan Notice shall be irrevocable.  Upon receipt of any such Loan Notice, the Agent shall promptly notify each Lender of the amount of each advance to be made by such Lender on the requested borrowing date under such Lender’s Revolving Credit Commitment.

Not later than 1:00 p.m., New York time, on each requested borrowing date for the making of advances under the Revolving Loan, each Lender shall, if it has received notice from the Agent on or before 11:30 a.m. on such day of the Borrowers’ request for such advances, make available to the Agent, in funds immediately available to the Agent at the Agent’s office set forth in Section 9.1 (Notices), such Lender’s Pro Rata Share of the advances to be made on such date.

In addition, each of the Borrowers hereby irrevocably authorizes the Lenders at any time and from time to time, without further request from or notice to the Borrowers, to make advances under the Revolving Loan, and irrevocably authorizes the Agent to establish, without duplication, reserves against the Borrowing Base, which the Agent, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Agent and/or any or all of the Lenders under this Agreement, including, without limitation, advances and reserves under the Revolving Loan made to cover shortages, debit balances or overdrafts in the Revolving Loan Account, principal of, and/or interest on, any Loan, the Obligations (including, without limitation, any Letter of Credit Obligations and any Citizens Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan that the Lenders may advance or the Agent may reserve hereunder exceeds the Total Revolving Credit Committed Amount or the Borrowing Base.

2.1.3 Borrowing Base.

As used in this Agreement, the term “Borrowing Base” means at any time, an amount equal to the sum of (i) ninety percent (90%) of Eligible Receivables that arise from obligations due under and from Government Contracts and (ii) eighty percent (80%) of the amount of Eligible Receivables that arise from obligations other than due under and from Government Contracts.

The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Agent in its sole and absolute discretion.  In the event the Borrowers fail to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report), or in the event the Agent believes that a Borrowing Base Report is no longer accurate, the Agent may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, direct the Lenders to suspend the making of or limit advances under the Revolving Loan.  The Agent may reduce the Borrowing Base by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable which was included in the Borrowing Base but which the Agent determines fails to meet the respective criteria applicable from time to time for Eligible Receivables.

If at any time the total of the aggregate principal amount of the Revolving Loan, Outstanding Letter of Credit Obligations, and the Citizens Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency (“Borrowing Base Deficiency”) shall exist.  Each time a Borrowing Base Deficiency exists, the Borrowers shall immediately upon notice from Agent pay the Borrowing Base Deficiency to the Agent for the benefit of the Lenders from time to time.

Without implying any limitation on the Agent’s discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the definition of Eligible Receivables are in part based upon the business operations of the Borrowers existing on or about the Closing Date and upon information and records furnished to the Agent by the Borrowers.  If at any time or from time to time hereafter, the business operations of the Borrowers change or such information and records furnished to the Agent is incorrect or misleading, the Agent in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria.  The Agent may communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

2.1.4 Borrowing Base Report.

The Borrowers will furnish to the Agent no less frequently than monthly before the last day of each month and at such other times as may be requested by the Agent or any of the Lenders a report of the Borrowing Base (each a “Borrowing Base Report”; collectively, the “Borrowing Base Reports”) in the form required from time to time by the Agent, appropriately completed and duly signed.  The Borrowing Base Report shall contain the net amount due on the Receivables, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Agent may from time to time request.  Upon the Agent’s request and upon the creation of any Receivables, or at such intervals as the Agent may require, the Borrowers will provide the Agent with (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding the Receivables as the Agent may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Agent, and certified as true and correct by a Responsible Officer, and delivered to the Agent from time to time solely for the Agent’s convenience in maintaining records of the Collateral.  Any Borrower’s failure to deliver any of such items to the Agent shall not affect, terminate, modify, or otherwise limit the Liens of the Agent and the Lenders in the Collateral.

2.1.5 Revolving Credit Notes.

The joint and several obligations of the Borrowers to pay each Lender’s Pro Rata Share of the Revolving Loan, with interest, shall be evidenced by a series of amended and restated promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively the “Revolving Credit Notes” and individually a “Revolving Credit Note”) substantially in the form of Exhibit B-1 attached hereto and made a part hereof, with appropriate insertions. One or more of the Revolving Credit Notes may, pursuant to Section 2.1.6 (Increase to Revolving Credit Facility) of this Agreement, be increased and replaced in their entirety with one or more promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively, the “Replacement Revolving Credit Notes” and individually a “Replacement Revolving Credit Note”) substantially in the form of Exhibit B-2 attached hereto and made a part hereof.  Each Lender’s Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of such Lender at the times provided in this Agreement, and shall be in the principal amount of such Lender’s Revolving Credit Pro Rata Share.

Each of the Borrowers acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the aggregate face amount of the Revolving Credit Notes, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Loan evidenced by the Revolving Credit Notes and shall be payable, with accrued interest, ON DEMAND.

2.1.6 Increase to Revolving Credit Facility.

Lenders may, in their sole discretion, agree to increase the amount of each Lender’s Revolving Credit Committed Amount (the “Incremental Revolving Commitment”) to make incremental revolving credit loans available to Borrowers (the “Incremental Revolving Loans”) by executing and delivering to Agent a duly executed Increased Revolving Facility Activation Notice specifying the (i) amount of such increase and (ii) the Increased Revolving Facility Closing Date, provided, however, at the time of said election, no Default or Event of Default has occurred and is continuing.  An Increased Revolving Facility Activation Notice that has been executed and delivered to Agent may not be rescinded without the consent of the Requisite Lenders.  Notwithstanding the foregoing, without the consent of the Requisite Lenders, (i) each request for Incremental Revolving Loans shall be in increments of not less than Five Million Dollars ($5,000,000), (ii) the aggregate amount of the Incremental Revolving Commitment shall not exceed Twenty-Five Million Dollars ($25,000,000) and (iii) the aggregate amount of the Total Revolving Credit Committed Amount, as may be increased by the amount, if any, of each Lender’s Incremental Revolving Commitment pursuant to this Section 2.1.6 shall not exceed Seventy-Five Million Dollars ($75,000,000) at any time.  Not later than the Increased Revolving Facility Closing Date, Borrowers shall have delivered to Agent for benefit of the Lenders one or more duly executed and completed Replacement Revolving Credit Notes which reflects the amount of the Revolving Credit Committed Amount after giving effect to such increase.

2.1.7 Payment of Interest; Principal; Automatic Rollover of Revolving Loans.

(a) Interest on the outstanding principal amount of any Revolving Loan, when classified as a: (i) Revolving Loan LIBOR Rate Loan, shall accrue during each Revolving Loan LIBOR Interest Period at a rate per annum equal to the sum of the Revolving Loan Adjusted LIBOR Rate for such Revolving Loan LIBOR Interest Period plus the Revolving Loan LIBOR Rate Margin, and shall be due and payable on each Revolving Loan Interest Payment Date and on the Revolving Credit Termination Date, and (ii) Prime Rate Loan, shall accrue at a rate per annum equal to the sum of the Prime Rate plus the Prime Rate Margin, and shall be due and payable on each Prime Rate Interest Payment Date and on the Revolving Credit Termination Date.  Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

(b) Unless sooner paid, the outstanding principal portion of the Revolving Loan, together with interest accrued and unpaid thereon, shall be due and payable in full on the Revolving Credit Termination Date.

(c) Upon the expiration of a Revolving Loan LIBOR Interest Period, the Revolving Loan LIBOR Rate Loan shall automatically be continued as a Revolving Loan LIBOR Rate Loan at the then applicable Revolving Loan Adjusted LIBOR Rate and in an amount equal to the principal amount of the expiring Revolving Loan LIBOR Rate Loan less any principal repayment amount made by Borrowers; provided, however, that no portion of the outstanding principal amount of a Revolving Loan LIBOR Rate Loan may be continued as a Revolving Loan LIBOR Rate Loan when any Event of Default has occurred and is continuing.  If any Event of Default has occurred and is continuing (if the Agent does not otherwise elect to exercise any right to accelerate the Revolving Loan hereunder), the Revolving Loan LIBOR Rate Loan shall automatically be continued as a Prime Rate Loan on the first day of the next Revolving Loan LIBOR Interest Period.

2.1.8 Mandatory Prepayments of Revolving Loan.

The Borrowers shall make the mandatory prepayments (each a “Revolving Loan Mandatory Prepayment” and collectively, the “Revolving Loan Mandatory Prepayments”) of the Revolving Loan at any time and from time to time in such amounts requested by the Agent pursuant to Section 2.1.3 (Borrowing Base) in order to cover any Borrowing Base Deficiency.

2.1.9 Optional Prepayments of Revolving Loan.

The Borrowers shall have the option at any time and from time to time to prepay (each a “Revolving Loan Optional Prepayment” and collectively the “Revolving Loan Optional Prepayments”) the Revolving Loan, in whole or in part.  When classified as a Revolving Loan LIBOR Rate Loan, the Revolving Loan may be prepaid upon the terms and conditions set forth in this Section 2.1.9.  The Borrowers acknowledge and agree that additional obligations may be associated with any such prepayment under the terms and conditions of any applicable Hedging Contracts, including without limitation any LIBOR Breakage Fee as described in Section 2.6.1 (LIBOR Breakage Fee).  The Borrowers shall give the Agent, no later than 10:00 a.m., New York time, at least four (4) Business Days notice of any proposed prepayment of any Revolving Loan LIBOR Rate Loan, specifying the proposed date of payment and the principal amount to be paid.  Each partial prepayment of the principal amount of the Revolving Loan LIBOR Rate Loan shall be in an integral multiple of Five Hundred Thousand Dollars ($500,000) and accompanied by the payment of all charges outstanding on the Revolving Loan LIBOR Rate Loan (including any LIBOR Breakage Fee as described in Section 2.6.1 (LIBOR Breakage Fee)) and of all accrued interest on the principal repaid to the date of payment.

2.1.10 The Collateral Account.

Upon request of the Agent after the occurrence of a Default or an Event of Default, the Borrowers will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Agent and from which the Agent alone has power of access and withdrawal (the “Collateral Account”).  Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment.  The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrowers where necessary to permit the collection of any such Items of Payment, which endorsement the Borrowers hereby agree to make.  In the event the Borrowers fail to do so, the Borrowers hereby authorize the Agent to make the endorsement in the name of any or all of the Borrowers.  Prior to such a deposit, the Borrowers will not commingle any Items of Payment with any of the Borrowers’ other funds or property, but will hold them separate and apart in trust and for the account of the Agent for the benefit of the Lenders ratably and the Agent.

In addition, if so directed by the Agent, the Borrowers shall direct the mailing of all Items of Payment from their Account Debtors to one or more post-office boxes designated by the Agent, or to such other additional or replacement post-office boxes pursuant to the request of the Agent from time to time (collectively, the “Lockbox”).  The Agent shall have unrestricted and exclusive access to the Lockbox.

The Borrowers hereby authorize the Agent after the occurrence of a Default or an Event of Default to inspect all Items of Payment, endorse all Items of Payment in the name of any or all of the Borrowers, and deposit such Items of Payment in the Collateral Account.  The Agent reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Agent.  In the event Items of Payment are returned to the Agent for any reason whatsoever, the Agent may, in the exercise of its discretion from time to time, forward such Items of Payment a second time.  Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

The Agent will after the occurrence of a Default or an Event of Default apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan (or with respect to Items of Payment which are not proceeds of Accounts or Inventory or after an Event of Default, against any of the Obligations) or credit such collected funds to a depository account of any or all of the Borrowers with the Agent, the order and method of such application to be in the sole discretion of the Agent.

2.1.11 Revolving Loan Account.

The Agent will establish and maintain a loan account on its books (the “Revolving Loan Account”) to which the Agent will (a) debit (i) the principal amount of each advance under the Revolving Loan made by the Lenders hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrowers to the Agent and/or the Lenders from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Agent on account of the Revolving Loan as of the date made.  The Agent may debit the Revolving Loan Account for the amount of any Item of Payment that is returned to the Agent unpaid.  All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Agent in cash or solvent credits.  The Borrowers hereby promise to pay to the order of the Agent for the ratable benefit of the Lenders, ON DEMAND, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement.  Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct, and shall constitute an account stated between the Agent, the Lenders and the Borrowers unless the Agent receives specific written objection thereto from any Borrower and/or any Lender within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Agent.  Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrowers in all respects, absent manifest error, unless the Agent receives specific written objection thereto from the Borrowers within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Agent.

2.1.12 Revolving Credit Unused Line Fee.

Borrowers shall pay to Agent for the ratable benefit of Lenders a revolving credit facility fee (collectively, the “Revolving Credit Unused Line Fees” and individually, a “Revolving Credit Unused Line Fee”) in an amount equal to the Unused Fee Margin multiplied by the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar quarter.  For purposes of clarification, the face amount of all outstanding Letters of Credit shall be considered usage of the Revolving Credit Committed Amount.  The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid quarterly in arrears by Borrowers to Agent on the last day of each calendar quarter, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

2.1.13 Required Availability under the Revolving Credit Facility.

On the Closing Date, the aggregate outstanding principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations shall not exceed an amount equal to (a) the lesser of the Borrowing Base or the Total Revolving Credit Committed Amount, minus (b) one (1) month Borrowers combined pro-forma payroll.  Borrowers shall on the Closing Date make a Revolving Loan Mandatory Prepayment pursuant to the provisions of Section 2.1.7 (Mandatory Prepayments of Revolving Loan) to the extent necessary to achieve compliance with this Section.

2.1.14 Optional Reduction of Total Revolving Credit Committed Amount.

The Borrowers shall have the right to reduce permanently (each a “Revolving Credit Optional Reduction” and collectively the “Revolving Credit Optional Reductions”) the Total Revolving Credit Committed Amount in effect from time to time in the amount of any integral multiple of Five Million Dollars ($5,000,000), upon at least fifteen (15) Business Days prior written notice to the Agent specifying the date and amount of such Revolving Credit Optional Reduction and to the extent such Revolving Credit Optional Reduction constitutes a Revolving Loan Optional Prepayment, Borrowers shall make such Revolving Loan Optional Prepayment in accordance with Section 2.1.9 (Optional Prepayments of Revolving Loan); provided, that no Revolving Credit Optional Reduction shall be permitted if, (i) after giving effect thereto and to any Revolving Loan Optional Prepayment made on the effective date thereof, the then outstanding principal amount of the Revolving Loan, the Outstanding Letter of Credit Obligations and the Citizens Outstanding Letter of Credit Obligations exceeds the Total Revolving Credit Committed Amount as so reduced or (ii) after giving effect to such Revolving Credit Optional Reduction there is not at least one (1) month of Borrowers combined pro-forma payroll as determined pursuant to Section 2.1.13 (Required Availability under the Revolving Credit Facility) of availability under the Revolving Loan.  Such notice shall be irrevocable as to the amount and date of such Revolving Credit Optional Reduction.

Section 2.2 The Letter of Credit Sub-Facility.

2.2.1 Letters of Credit.

Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitments, each of the Borrowers, upon the prior approval of the Agent, may obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a “Letter of Credit” and collectively the “Letters of Credit”) from the Agent from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date.  The Borrowers will not be entitled to obtain a Letter of Credit unless (a) the Borrowers are then able to obtain a Revolving Loan from the Lenders in an amount not less than the proposed face amount of the Letter of Credit requested by the Borrowers, and (b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit), unless otherwise agreed to by the Lenders, does not exceed Fifteen Million Dollars ($15,000,000); provided, that, the Borrower may not request any Letter of Credit if there is any Defaulting Lender or Potential Defaulting Lender at the time of such request or issuance unless the Borrower has cash collateralized a portion of its obligations owed to the Agent with respect to Letters of Credit equal to such Potential Defaulting Lender’s or such Defaulting Lender’s Letter of Credit Exposure.

2.2.2 Letter of Credit Fees.

With respect to each Letter of Credit, the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders with a Revolving Credit Commitment an amount equal to the Letter of Credit Issuance Fee multiplied by the face amount of each Letter of Credit all without regard for provisions contained in the Letters of Credit which may give rise to a reduction in the stated amount thereof unless such reduction has actually occurred (collectively, the “Letter of Credit Fees”).  The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and on the last day of each calendar quarter thereafter, if any, at the per annum rate.  In addition, the Borrowers shall pay to the Agent, for its own account, all other reasonable and customary amendment, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement.  Notwithstanding the foregoing, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any Letter of Credit Fees accruing during such period (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees) and the pro rata payment provisions set forth herein will automatically be deemed adjusted to reflect the provisions of this Section.

2.2.3 Terms of Letters of Credit; Post-Expiration Date Letters of Credit.

Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a “Post-Expiration Date Letter of Credit” and collectively, the “Post-Expiration Date Letters of Credit”), effective as of the Business Day preceding the Revolving Credit Termination Date Borrowers shall provide to Agent cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit or such Letters of Credit shall be supported by back-to-back letters of credit in form and substance satisfactory to the Agent.  The Agent may in its sole and absolute discretion issue or refuse to issue any Letter of Credit which is automatically renewable or “evergreen”.  The Agent shall deposit the proceeds of such cash collateral received from the Borrowers into one or more non-interest bearing accounts with and in the name of the Agent and over which the Agent alone shall have exclusive power of access and withdrawal (collectively, the “Letter of Credit Cash Collateral Account”).  The Letter of Credit Cash Collateral Account is to be held by the Agent, for the ratable benefit of the Lenders, as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit.  The Borrowers hereby assign, pledge, grant and set over to the Agent, for the ratable benefit of the Lenders, a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all Proceeds and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit.  The Borrowers acknowledge and agree that the Agent shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Borrowers or any of the Lenders.  The Borrowers further acknowledge and agree that the Agent’s election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Borrowers’ obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit.  At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Agent agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Agent shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.

Each Letter of Credit shall be issued for purposes acceptable to Agent.  The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Agent pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees and unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Agent and for which the Agent has been reimbursed by the Borrowers in full in accordance with Section 2.2.5 (Payments of Letters of Credit) and the Letter of Credit Agreements, and for which the Agent has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the “Outstanding Letter of Credit Obligations”.

2.2.4 Procedures for Letters of Credit.

The Borrowers shall give the Agent written notice at least five (5) Business Days prior to the date on which the Borrower desires the Agent to issue a Letter of Credit.  Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things:  (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions the Borrowers desire to be contained in the Letter of Credit.  Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Agent may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement.  Upon (x) receipt of such notice, (y) payment of all Letter of Credit Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, the Agent shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.  The Agent shall not be obligated to issue any Letter of Credit where the expiration date automatically renews or is “evergreen”.

2.2.5 Payments of Letters of Credit.

The Borrowers hereby, jointly and severally, promise to pay to the Agent, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the “Current Letter of Credit Obligations”:

(a) the amount which the Agent has paid or will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of the Agent’s payment or for reimbursement for such payment;

(b) any and all reasonable charges and expenses which the Agent may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

(c) interest on the amounts described in (a) and (b) not paid by the Borrowers as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at the Post-Default Rate.

In addition, the Borrowers hereby, jointly and severally, promise to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements.  The obligation of the Borrowers to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any other account party may have or have had against the beneficiary of such Letter of Credit, the Agent, any of the Lenders, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Agent or any of the Lenders had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for any Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the Borrowers shall not be obligated to reimburse the Agent for any wrongful payment under such Letter of Credit made as a result of the Agent’s willful misconduct.  The obligation of the Borrowers to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Agent or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Agent or any of the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person’s property, all as though such payments had not been made.

2.2.6 Change in Law; Increased Cost.

If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Agent, or (b) impose on the Agent or any of the Lenders any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Agent of issuing, maintaining or extending the Letter of Credit or the cost to any of the Lenders of funding any obligation under or in connection with the Letter of Credit (which increase in cost shall be the result of the Agent’s reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent, the Borrowers shall immediately pay to the Agent from time to time as specified by the Agent, additional amounts which shall be sufficient to compensate the Agent and the Lenders for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan.  A certificate as to such increased cost incurred by the Agent and/or any of the Lenders, submitted by the Agent to the Borrowers, shall be conclusive, absent manifest error.

2.2.7 General Letter of Credit Provisions.

The Borrowers hereby instruct the Agent to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Borrowers to the contrary.  The Borrowers assume all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit.  The Agent, the Lenders and their respective branches, Affiliates and/or correspondents shall not be responsible for and the Borrowers hereby indemnify and hold the Agent, the Lenders and their respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney’s fees and costs) incurred by the Agent, the Lenders and/or their respective branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrowers to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents at the request of the Borrowers, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of the Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents.

Except for willful misconduct, the Agent, the Lenders and their respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Agent from the Borrowers and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.

If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Agent, the Lenders and/or any of their respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrowers shall reimburse the Agent and the Lenders, as appropriate, for any such payment pursuant to provisions of Section 2.2.6 (Change in Law; Increased Cost).

Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit.  The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference.  In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State, the Uniform Customs and Practice for Documentary Credits shall prevail.

2.2.8 Participations in the Letters of Credit.

Each Lender hereby irrevocably authorizes the Agent to issue Letters of Credit in accordance with the provisions of this Agreement.  As of the date each Letter of Credit is opened or issued by the Agent pursuant to the provisions of this Agreement, each Lender shall have an undivided participating interest in (a) the rights and obligations of the Agent under such Letter of Credit, and (b) the Outstanding Letter of Credit Obligations of the Borrowers with respect to such Letter of Credit, in an amount equal to each Lender’s Revolving Credit Pro Rata Share of such Outstanding Letter of Credit Obligations.

2.2.9 Payments by the Lenders to the Agent.

If the Borrowers fail to pay to the Agent any Current Letter of Credit Obligations as and when due and payable, the Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders such Lender’s Revolving Credit Pro Rata Share of such unpaid Current Letter of Credit Obligations.  In addition, if any amount paid to the Agent on account of Current Letter of Credit Obligations is rescinded or required to be restored or turned over by the Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or upon or as a result of the appointment of a receiver, intervenor, trustee, conservator or similar officer for the Borrowers, or is otherwise not indefeasibly covered by an advance under the Revolving Loan, the Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders of its Revolving Credit Pro Rata Share of its portion of the Current Letter of Credit Obligations to be remitted to the Borrowers.

Each of the Lenders irrevocably and unconditionally agrees to honor any such demands for payment under this Section and promises to pay to the Agent’s account on the same Business Day as demanded the amount of its Revolving Credit Pro Rata Share of the Current Letter of Credit Obligations in immediately available funds, without any setoff, counterclaim or deduction of any kind.  Any payment by a Lender hereunder shall in no way release, discharge or lessen the obligation of the Borrowers to pay Current Letter of Credit Obligations to the Agent in accordance with the provisions of this Agreement.

The obligation of each of the Lenders to remit the amounts of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations for the account of the Agent pursuant to this Section shall be unconditional and irrevocable under any and all circumstances and may not be terminated, suspended or delayed for any reason whatsoever, provided that all payments of such amounts by each of the Lenders shall be without prejudice to the rights of each of the Lenders with respect to the Agent’s alleged willful misconduct.  Any claim any Lender may have against the Agent as a result of the Agent’s alleged willful misconduct may be brought by such Lender in a separate action against the Agent but may not be used as a defense to payment under the provisions of this Section.

No failure of any Lender to remit the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations to the Agent pursuant to this Section shall affect the obligations of the Agent under any Letter of Credit, and if any Lender does not remit to the Agent the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations on the same day as demanded, then without limiting such Lender’s obligation to transmit funds on the same Business Day as demanded, such Lender shall be obligated to pay, on demand of the Agent and without setoff, counterclaim or deduction of any kind whatsoever interest on the unpaid amount at the Federal Funds Open Rate for each day from the date such amount shall be due and payable to the Agent until the date such amount shall have been paid in full to the Agent by such Lender.

2.2.10 Defaulting Lender.

If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit Exposure of such Defaulting Lender:

(a) the Borrower will, not less than five (5) Business Day after demand by the Agent, (i) cash collateralize a portion of the obligations of the Borrower owed to the Agent equal to such Defaulting Lender’s Letter of Credit Exposure or (ii) make other arrangements reasonably satisfactory to the Agent in its reasonable discretion to protect the Agent against the risk of non-payment by such Defaulting Lender; and

(b) any amount paid by the Borrower for the account of the Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Agent in such segregated non-interest-bearing account until the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:  first to the payment of any amounts owing by such Defaulting Lender to the Agent under this Agreement, second to the payment of Post-Default interest and then current interest due and payable to Lenders other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amount of such fees then due and payable to them, fourth, to pay principal and unreimbursed payments made by the Agent then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts then due and payable to them, fifth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and sixth, after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

Section 2.3 Citizens Letter of Credit Sub-Facility.

2.3.1 Citizens Letters of Credit.

In addition to the Letters of Credit available to Borrower under Section 2.2.1, subject to and upon the provisions of this Agreement, and as a part of Citizens Revolving Credit Commitment, each of the Borrowers, upon the prior approval of Citizens, may obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a “Citizens Letter of Credit” and collectively the “Citizens Letters of Credit”) from Citizens from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date.  The Borrowers will not be entitled to obtain a Citizens Letter of Credit unless (a) the Borrowers have first made a request to the Agent for Letters of Credit under Section 2.2.1 and the requested aggregate amount of such Letter of Credit, together with any outstanding Letters of Credit, would exceed Fifteen Million Dollars ($15,000,000), unless at the time of the request for issuance thereof there is any Defaulting Lender or Potential Defaulting Lender, (b) the Borrowers are then able to obtain a Revolving Loan from Citizens in an amount not less than the proposed face amount of the Citizens Letter of Credit requested by the Borrowers, and (c) the sum of the then Citizens Outstanding Letter of Credit Obligations (including the amount of the requested Citizens Letter of Credit), unless otherwise agreed to by the Requisite Lenders, does not exceed Five Million Dollars ($5,000,000).

With respect to each Citizens Letter of Credit, the Borrowers shall pay to Citizens, for its own account, an amount equal to the Letter of Credit Issuance Fee multiplied by the face amount of each Citizens Letter of Credit all without regard for provisions contained in the Citizens Letters of Credit which may give rise to a reduction in the stated amount thereof unless such reduction has actually occurred (collectively, the “Citizens Letter of Credit Fees”).  The Citizens Letter of Credit Fees shall be paid upon the opening of each Citizens Letter of Credit and on the last day of each calendar quarter thereafter, if any, at the per annum rate.  In addition, the Borrowers shall pay to Citizens all other reasonable and customary amendment, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Citizens Letter of Credit Agreement.  All Citizens Letter of Credit Fees and all such other additional fees are included in and are a part of the “Fees” payable by the Borrowers under the provisions of this Agreement and are for the sole and exclusive benefit of Citizens and are a part of the Obligations.

2.3.2 Terms of Letters of Credit; Post-Expiration Date Letters of Credit.

Each Citizens Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Citizens Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a “Citizens Post-Expiration Date Letter of Credit” and collectively, the “Citizens Post-Expiration Date Letters of Credit”), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Borrowers, Citizens shall make advances under the Revolving Loan for the account of the Borrowers in the aggregate face amount of all such Citizens Letters of Credit.  Citizens may in its sole and absolute discretion issue or refuse to issue any Citizens Letter of Credit which is automatically renewable or “evergreen”.  Citizens shall deposit the proceeds of such advances into one or more non-interest bearing accounts with and in the name of Citizens and over which Citizens alone shall have exclusive power of access and withdrawal (collectively, the “Citizens Letter of Credit Cash Collateral Account”).  The Citizens Letter of Credit Cash Collateral Account is to be held by Citizens as additional collateral and security for any Citizens Letter of Credit Obligations relating to the Citizens Post-Expiration Date Letters of Credit.  The Borrowers hereby assign, pledge, grant and set over to Citizens a first priority security interest in, and Lien on, all of the funds on deposit in the Citizens Letter of Credit Cash Collateral Account, together with any and all Proceeds and products thereof as additional collateral and security for the Citizens Letter of Credit Obligations relating to the Citizens Post-Expiration Date Letters of Credit.  The Borrowers acknowledge and agree that Citizens shall be entitled to fund any draw or draft on any Citizens Post-Expiration Date Letter of Credit from the monies on deposit in the Citizens Letter of Credit Cash Collateral Account without notice to or consent of the Borrowers or any of the Lenders.  The Borrowers further acknowledge and agree that Citizens election to fund any draw or draft on any Citizens Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Borrowers’ obligation to pay any Citizens Letter of Credit Obligations under or relating to the Citizens Post-Expiration Date Letters of Credit.  At such time as all Citizens Post-Expiration Date Letters of Credit have expired and all Citizens Letter of Credit Obligations relating to the Citizens Post-Expiration Date Letters of Credit have been paid in full, Citizens agrees to apply the amount of any remaining funds on deposit in the Citizens Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as Citizens shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.

Each Citizens Letter of Credit shall be issued for purposes acceptable to Citizens.  The aggregate face amount of all Citizens Letters of Credit at any one time outstanding and issued by Citizens pursuant to the provisions of this Agreement, including, without limitation, any and all Citizens Post-Expiration Date Letters of Credit, plus the amount of any unpaid Citizens Letter of Credit Fees and unpaid Citizens Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Citizens Letters of Credit that have been paid by Citizens and for which Citizens has been reimbursed by the Borrowers in full in accordance with Section 2.3.4 (Payments of Citizens Letters of Credit) and the Letter of Credit Agreements, and for which Citizens has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the “Citizens Outstanding Letter of Credit Obligations”.

2.3.3 Procedures for Letters of Credit.

The Borrowers shall give Citizens written notice at least five (5) Business Days prior to the date on which the Borrower desires Citizens to issue a Citizens Letter of Credit.  Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things:  (a) the name and address of the intended beneficiary of the Citizens Letter of Credit, (b) the requested face amount of the Citizens Letter of Credit, (c) whether the Citizens Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Citizens Letter of Credit is to be opened and the date on which the Citizens Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Citizens Letter of Credit, and (f) any other terms or provisions the Borrowers desire to be contained in the Citizens Letter of Credit.  Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as Citizens may require to assure that the Citizens Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement.  Upon (x) receipt of such notice, (y) payment of all Citizens Letter of Credit Fees and all other Fees payable in connection with the issuance of such Citizens Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, Citizens shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Citizens Letter of Credit on the Business Day specified in such notice.  Citizens shall not be obligated to issue any Citizens Letter of Credit where the expiration date automatically renews or is “evergreen”.

2.3.4 Payments of Letters of Credit.

The Borrowers hereby, jointly and severally, promise to pay to Citizens, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the “Citizens Current Letter of Credit Obligations”:

(a) the amount which Citizens has paid or will be required to pay under each draft or draw on a Citizens Letter of Credit, whether such demand be in advance of the Citizens payment or for reimbursement for such payment;

(b) any and all reasonable charges and expenses which Citizens may pay or incur relative to the Citizens Letter of Credit and/or such draws or drafts; and

(c) interest on the amounts described in (a) and (b) not paid by the Borrowers as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at the Post-Default Rate.

In addition, the Borrowers hereby, jointly and severally, promise to pay any and all other Citizens Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements.  The obligation of the Borrowers to pay Citizens Current Letter of Credit Obligations and all other Citizens Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any other account party may have or have had against the beneficiary of such Citizens Letter of Credit, Citizens, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Citizens Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Citizens Letter of Credit, any draft or other documents presented with any draft, any Citizens Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not Citizens had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for any Citizens Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the Borrowers shall not be obligated to reimburse Citizens for any wrongful payment under such Citizens Letter of Credit made as a result of Citizens willful misconduct.  The obligation of the Borrowers to pay the Citizens Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by Citizens or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

The Citizens Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Citizens Letter of Credit Obligations is rescinded or must otherwise be restored or returned by Citizens upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person’s property, all as though such payments had not been made.

2.3.5 Change in Law; Increased Cost.

If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Citizens Letters of Credit issued by Citizens, or (b) impose on Citizens any other condition regarding this Agreement or any Citizens Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to Citizens of issuing, maintaining or extending the Citizens Letter of Credit or the cost to Citizens of funding any obligation under or in connection with the Citizens Letter of Credit (which increase in cost shall be the result of the Citizens reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by Citizens, the Borrowers shall immediately pay to Citizens from time to time as specified by Citizens, additional amounts which shall be sufficient to compensate Citizens for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan.  A certificate as to such increased cost incurred by Citizens, submitted by Citizens to the Borrowers, shall be conclusive, absent manifest error.

2.3.6 General Letter of Credit Provisions.

The Borrowers hereby instruct Citizens to pay any draft complying with the terms of any Citizens Letter of Credit irrespective of any instructions of the Borrowers to the contrary.  The Borrowers assume all risks of the acts and omissions of the beneficiary and other users of any Citizens Letter of Credit.  Citizens and their respective branches, Affiliates and/or correspondents shall not be responsible for and the Borrowers hereby indemnify and hold the Citizens and their respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney’s fees and costs) incurred by Citizens and/or their respective branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrowers to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Citizens Letter of Credit Agreement, this Agreement, any Citizens Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Citizens Letter of Credit, (c) any action taken or omitted by Citizens and/or any of their respective branches, Affiliates and/or correspondents at the request of the Borrowers, (d) any failure or inability to perform in accordance with the terms of any Citizens Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of Citizens and/or any of their respective branches, Affiliates and/or correspondents.

Except for willful misconduct, Citizens and their respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Citizens Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Citizens Letter of Credit.

Any Citizens Letter of Credit may be amended, modified or revoked only upon the receipt by Citizens from the Borrowers and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.

If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Citizens Letter of Credit to require Citizens and/or any of their respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Citizens Letter of Credit after the expiration date of the Citizens Letter of Credit, the Borrowers shall reimburse Citizens, as appropriate, for any such payment pursuant to provisions of Section 2.3.5 (Change in Law; Increased Cost).

Except as may otherwise be specifically provided in a Citizens Letter of Credit or Letter of Credit Agreement, the laws of the State and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Citizens Letters of Credit.  The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference.  In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State, the Uniform Customs and Practice for Documentary Credits shall prevail.

Section 2.4 The Term Loan Facility.

2.4.1 Term Loan Commitment.

Subject to and upon the provisions of this Agreement, each Lender severally agrees to make a senior secured term loan (each a “Term Loan”; and collectively, the “Term Loans”) to Borrowers on the Closing Date in the principal amount set forth below opposite such Lender’s name (herein called such Lender’s “Term Loan Committed Amount”).  The total of each Lender’s Term Loan Committed Amount is herein called the “Total Term Loan Committed Amount”.  The proportionate share set forth below opposite each Lender’s name is herein called such Lender’s “Term Loan Pro Rata Share”:

Lender	Term Loan Committed Amount	Term Loan Pro Rata Share
Citizens	$12,857,143	64.285715%
SunTrust	$ 7,142,857	35.714285%
Total Term Loan Committed Amount	$20,000,000	100%

The obligation of each Lender to make a Term Loan is several and is limited to its Term Loan Committed Amount, and such obligation of each Lender is herein called its “Term Loan Commitment”.  The Term Loan Commitment of each of Lenders are herein collectively referred to as the “Term Loan Commitments”.  Agent shall not be responsible for the Term Loan Commitment of any Lender; and similarly, none of Lenders shall be responsible for the Term Loan Commitment of any of the other Lenders; the failure, however, of any Lender to perform its Term Loan Commitment shall not relieve any of the other Lenders from the performance of their respective Term Loan Commitments.

2.4.2 Term Notes.

The obligation of Borrowers to pay the Term Loans with interest shall be evidenced by a series of promissory notes (each as from time to time extended, amended, restated, supplemented or otherwise modified, the “Term Note” and collectively, the “Term Notes”) substantially in the form of Exhibit B-3 attached hereto and made a part hereof with appropriate insertions.  Each Term Note shall be dated as of the Closing Date, shall be payable to the order of a Lender at the times set forth herein, and shall be in the principal amount of such Lender’s Term Loan Committed Amount.

2.4.3 Payment of Interest; Principal; Automatic Rollover of Term Loans.

(a) Interest on the outstanding principal amount of the Term Loan, when classified as a: (i) Term Loan LIBOR Rate Loan, shall accrue during each Term Loan LIBOR Interest Period at a rate per annum equal to the sum of the Term Loan Adjusted LIBOR Rate for such Term Loan LIBOR Interest Period plus the Term Loan LIBOR Rate Margin, and shall be due and payable on each Term Loan LIBOR Interest Payment Date and on the Term Loan Maturity Date, and (ii) Prime Rate Loan, shall accrue at a rate per annum equal to the sum of the Prime Rate plus the Prime Rate Margin, and shall be due and payable on each Prime Rate Interest Payment Date and on the Term Loan Maturity Date.  Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

(b) Commencing on the Closing Date through and including August 31, 2010, the Term Loan shall be classified as a Prime Rate Loan and Borrowers hereby, jointly and severally, promise to make a single payment of accrued and unpaid interest on the unpaid principal sum of the Term Loan on August 31, 2010.

(c) Commencing on September 30, 2010 and continuing on the last day of each month thereafter to the Term Loan Maturity Date, Borrowers hereby, jointly and severally, promise to pay the unpaid principal sum of the Term Loan, in monthly installments of principal based on a thirty-six (36) month straight-line amortization period of  thirty-five (35) equal monthly principal payments of Five Hundred Fifty-Five Thousand Five Hundred Fifty-Five Dollars and Fifty-Five Cents ($555,555.55) plus interest thereon and one (1) final monthly payment of Five Hundred Fifty-Five Thousand Five Hundred Fifty-Five Dollars and Seventy-Five Cents ($555,555.75) (or the amount of the Term Loan then outstanding), plus interest thereon.

(d) Unless sooner paid, the outstanding principal balance of the Term Loan, together with interest accrued and unpaid thereon, shall be due and payable in full on the Term Loan Maturity Date.

(e) Upon the expiration of a Term Loan LIBOR Interest Period, the Term Loan LIBOR Rate Loan shall automatically be continued as a Term Loan LIBOR Rate Loan at the then applicable Term Loan Adjusted LIBOR Rate and in an amount equal to the principal amount of the expiring Term Loan LIBOR Rate Loan less any principal repayment amount made by Borrower; provided, however, that no portion of the outstanding principal amount of a Term Loan LIBOR Rate Loan may be continued as a Term Loan LIBOR Rate Loan when any Event of Default has occurred and is continuing.  If any Event of Default has occurred and is continuing (if the Agent does not otherwise elect to exercise any right to accelerate the Term Loan hereunder), the Term Loan LIBOR Rate Loan shall automatically be continued as a Prime Rate Loan on the first day of the next Term Loan LIBOR Interest Period.

2.4.4 Optional Prepayments of Term Loans.

Borrowers may, at their option, at any time and from time to time, prepay (each a “Term Loan Optional Prepayment” and collectively the “Term Loan Optional Prepayments”) the Term Loans, in whole or in part, upon five (5) Business Days prior written notice, specifying the date and amount of prepayment.  The amount to be so prepaid, together with interest accrued thereon to date of prepayment if the amount is intended as a prepayment of the Term Loans in whole, shall be paid by Borrowers to Agent for the ratable benefit of Lenders on the date specified for such prepayment.  When classified as a Term Loan LIBOR Rate Loan, the Term Loan may be prepaid upon the terms and conditions set forth in this Section 2.4.4.  The Borrowers acknowledge that additional obligations may be associated with any such prepayment under the terms and conditions of any applicable Hedging Contracts.  Partial Term Loan Optional Prepayments shall be in an amount not less than the aggregate amount of the next principal installments under the Term Notes and shall be applied first to all accrued and unpaid interest on the principal of the Term Notes and then to principal against the principal installments in the inverse order of their maturity.  Each Term Loan Optional Prepayment shall be accompanied by the payment of all charges outstanding on the Term Loan LIBOR Rate Loan (including any LIBOR Breakage Fee) and all accrued interest on the principal repaid to the date of payment.

2.4.5 Procedure for Funding the Term Loan; Continuation and Conversion Elections.

On the Closing Date, subject to the terms and conditions of this Agreement, the Term Loan shall be made available to the Borrowers no later than 11:00 a.m. New York time to a demand deposit account of a Borrower with the Agent or as otherwise instructed by the Borrowers in writing in the full principal amount of the Term Loan.  From the Closing Date through August 31, 2010, the Term Loan shall be classified as a Prime Rate Loan and upon Agent’s receipt of Borrowers’ written request in accordance with and pursuant to the next paragraph, shall be converted to a Term Loan LIBOR Rate Loan on September 1, 2010.

By delivering a Conversion Notice to the Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably request, on not less than two (2) nor more than five (5) Business Days’ notice, that all or any portion of the Term Loan LIBOR Rate Loan be converted on the last day of a Term Loan LIBOR Interest Period into a Term Loan LIBOR Rate Loan with a different Term Loan LIBOR Interest Period; provided, however, that no portion of the outstanding principal amount of the Term Loan LIBOR Rate Loan may be converted to, or be continued as, a Term Loan LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing, and no portion of the outstanding principal amount of the Term Loan LIBOR Rate Loan may be converted to a Term Loan LIBOR Rate Loan of a different duration if such Term Loan LIBOR Rate Loan relates to any Hedging Obligation.  In the absence of delivery of a Conversion Notice with respect to the Term Loan LIBOR Rate Loan at least two (2) Business Days before the last day of the then current Term Loan LIBOR Interest Period with respect thereto, such Term Loan LIBOR Rate Loan shall, on such last day, automatically continue as a Term Loan LIBOR Rate Loan with the same Term Loan LIBOR Interest Period.

Section 2.5 Payment Provisions; Application.

All payments hereunder (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Notes or the Loans shall be made in lawful money of the United States of America, in immediately available funds without set-off, deduction or counterclaim of any kind, to the Agent, for the ratable benefit of the Lenders, at its office at the Funding Office, or at such other place as the Agent may in writing designate, and shall be applied, at the option of each Lender with respect to the Obligations due to such Lender, first to accrued Obligations other than principal and interest, second to accrued interest on Loans bearing interest at the Prime Rate, third to accrued interest on Loans bearing interest at the Revolving Loan LIBOR Rate, fourth to accrued interest on Loans bearing interest at the Term Loan LIBOR Rate, fifth to principal due on Loans bearing interest at the Prime Rate, sixth to principal due on Loans bearing interest at the Revolving Loan LIBOR Rate on the last day of the Interest Period applicable thereto, and seventh to principal due on Loans bearing interest at a Term Loan LIBOR Rate on the last day of the Interest Period applicable thereto.

Section 2.6 LIBOR Rate Provisions.

2.6.1 LIBOR Breakage Fee.

Upon: (i) any Event of Default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Rate Loan following any Borrowers’ delivery of a borrowing request or conversion notice hereunder or (ii) any prepayment of a LIBOR Rate Loan on any day that is not the last day of the relevant LIBOR Interest Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrowers shall pay an amount (“LIBOR Breakage Fee”), as calculated by the Agent, equal to the amount of any losses, expenses and liabilities (including without limitation any loss of margin and anticipated profits) that Agent may sustain as a result of such default or payment.  The Borrowers understand, agree and acknowledge that: (i) the Agent does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) the Borrowers have accepted the LIBOR Rate as a reasonable and fair basis for calculating the LIBOR Breakage Fee and other funding losses incurred by the Agent and each Lender.  Borrowers further agree to pay the LIBOR Breakage Fee and other funding losses, if any, whether or not the Agent elects to purchase, sell and/or match funds.

2.6.2 LIBOR Rate Lending Unlawful.

If the Agent shall determine (which determination shall, upon notice thereof to Borrowers be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline, (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Agent to make, continue or maintain any LIBOR Rate Loan as, or to convert any loan into, a LIBOR Rate Loan of a certain duration, the obligations of the Agent to make, continue, maintain or convert into any such LIBOR Rate Loans shall, upon such determination, forthwith be suspended until the Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into Prime Rate Loans at the end of the then current LIBOR Interest Periods with respect thereto or sooner, if required by such law or assertion.

2.6.3 Unavailability of LIBOR Rate.

In the event that Borrowers shall have requested a LIBOR Rate Loan in accordance with Sections 2.1.2 or 2.4.5 and the Agent, in its sole discretion, shall have determined that U.S. dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to the Agent in the London interbank market; or by reason of circumstances affecting the Agent in the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to the relevant LIBOR Interest Period; or the LIBOR Rate no longer adequately and fairly reflects the Agent’s cost of funding loans; upon notice from the Agent to the Borrowers, the obligations of the Agent under Sections 2.1.2 and 2.4.5 to make or continue any loans as, or to convert any loans into, LIBOR Rate Loans of such duration shall forthwith be suspended until the Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist.

2.6.4 Increased Costs.

If, on or after the date hereof, the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (a) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board) against assets of, deposits with or for the account of, or credit extended by, the Agent or shall impose on the Agent or on the London interbank market any other condition affecting its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans; or (b) shall impose on the Agent any other condition affecting its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans, and the result of any of the foregoing is to increase the cost to the Agent of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by the Agent under this agreement with respect thereto, by an amount deemed by the Agent to be material, then, within 15 days after demand by the Agent, the Borrowers shall pay to the Agent such additional amount or amounts as will compensate the Agent for such increased cost or reduction.

2.6.5 Increased Capital Costs.

If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Agent, or person controlling the Agent, and the Agent determines (in its sole and absolute discretion) that the rate of return on its or such controlling person’s capital as a consequence of its commitments or the loans made by the Agent is reduced to a level below that which the Agent or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Agent to the Borrowers, the Borrowers shall immediately pay directly to the Agent additional amounts sufficient to compensate the Agent or such controlling person for such reduction in rate of return.  A statement of the Agent as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers.  In determining such amount, the Agent may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

2.6.6 Taxes.

All payments by the Borrowers of principal of, and interest on, LIBOR Rate Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future Taxes, but excluding franchise taxes and taxes imposed on or measured by the Agent’s net income or receipts.  In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will:

(a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

(c) pay to the Agent such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent will equal the full amount the Agent would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent with respect to any payment received by the Agent hereunder, the Agent may pay such Taxes and the Borrowers will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Agent after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Agent would have received had not such Taxes been asserted.

If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent for any incremental Taxes, interest or penalties that may become payable by the Agent as a result of any such failure.

Section 2.7 General Financing Provisions.

2.7.1 Borrowers’ Representatives.

The Borrowers hereby represent and warrant to the Agent and the Lenders that each of them will derive benefits, directly and indirectly, from each Letter of Credit, each Citizens Letter of Credit, and from each Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) this financing is enabling the AK Purchase Agreement Transaction and any Permitted Acquisition, (b) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrowers individually, and (c) the Borrowers’ additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing.  The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loans; provided, however, that the Borrowers shall be deemed to have represented and warranted to the Agent and the Lenders at the time of allocation that each benefit and use of proceeds is a Permitted Use.

For administrative convenience, each Borrower hereby irrevocably appoints VSE as each Borrower’s attorney-in-fact, with power of substitution (with the prior written consent of the Agent in the exercise of its sole and absolute discretion), in the name of VSE or in the name of the Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the Proceeds thereof) as VSE may so elect from time to time, including, without limitation, actions to (i) request advances under the Loans, apply for and direct the benefits of Letters of Credits, and direct the Agent to disburse or credit the proceeds of any Loan directly to an account of VSE, any one or more of the Borrowers or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit or Citizens Letter of Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any Additional Borrower Joinder Supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of the Borrower or in the name of VSE.  The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Agent, and may be exercised from time to time through VSE’s duly authorized officer, officers or other Person or Persons designated by VSE to act from time to time on behalf of VSE.

Each of the Borrowers hereby irrevocably authorizes each of the Lenders to make Loans to any one or more of the Borrowers, and hereby irrevocably authorizes the Agent to issue or cause to be issued Letters of Credit for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrowers on file with the Agent and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of VSE under the provisions of the most recent certificate of corporate resolutions and/or incumbency for VSE on file with the Agent.

Neither the Agent nor any of the Lenders assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Agent and the Borrowers or the Agent and any of the Lenders in connection with the Credit Facilities, any Loan, any Letter of Credit, any Citizens Letter of Credit, or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lenders agree that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement.  The Borrowers agree among themselves, and the Agent and the Lenders consent to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Borrower.  All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Agent agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash.  The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations.  Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise.  Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.  Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations (including, without limitation, Section 2.7.11 (Guaranty)) shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Agent and the Lenders under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

2.7.2 Use of Proceeds of the Loans.

The proceeds of each advance under the Loans shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Requisite Lenders in writing.

2.7.3 Origination Fee.

The Borrowers shall pay to the Agent on or before the Closing Date for the ratable benefit of the Lenders in accordance with their pro rata share of the Commitments an origination fee in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the “Origination Fee”), which Origination Fee has been fully earned and is non-refundable.

2.7.4 Agent’s Fee.

Borrower shall pay to Agent on the Closing Date and at each anniversary of the Closing Date the fee as described in that certain Commitment Letter, dated June 1, 2009, by Citizens to VSE, as accepted by VSE on June 4, 2009 (the “Agent’s Fee”).  The Agent’s Fee has been fully earned and is non-refundable.

2.7.5 Field Examination Fees.

The Borrower shall pay to the Agent a field examination fee (collectively, the “Field Examination Fees” and individually a “Field Examination Fee”), which Field Examination Fees shall be payable at the time of each field examination of each Borrowers’ books and records in an amount prior to an Event of Default, not to exceed the Agent’s actual costs of obtaining such field examination.

2.7.6 Computation of Interest and Fees.

All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.  Any change in the interest rate on any of the Obligations resulting from a change in the Applicable Interest Rate shall become effective as of the opening of business on the day on which such change in the Applicable Interest Rate is announced.

2.7.7 Maximum Interest Rate.

In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the “Maximum Rate”).  If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate.  In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent for the ratable benefit of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement.  In the event that a court determines that the Agent and the Lenders have received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lenders shall refund to the Borrowers such excess.

2.7.8 Payments.

All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers without setoff or counterclaim to the Agent (except as otherwise provided herein) at the Funding Office in immediately available funds not later than noon (New York time) on the due date of such payment.  All payments received by the Agent after such time shall be deemed to have been received by the Agent for purposes of computing interest and Fees and otherwise as of the next Business Day.  Payments shall not be considered received by the Agent until such payments are paid to the Agent in immediately available funds.

2.7.9 Liens; Setoff.

The Borrowers hereby grant to the Agent and to the Lenders a continuing Lien for all of the Obligations (including, without limitation, the Agent’s Obligations) upon any and all monies, Investment Property, and other property of the Borrowers and the Proceeds thereof, now or hereafter held or received by or in transit to, the Agent, any of the Lenders, and/or any Affiliate of the Agent and/or any of the Lenders, from or for the Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Borrowers, if any, with the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders, at any time existing, excluding any deposit accounts held by the Borrowers in their capacity as trustee for Persons who are not Borrowers or Affiliates of the Borrowers.  Without implying any limitation on any other rights the Agent and/or the Lenders may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Agent and the each of the Lenders, respectively, are hereby authorized by the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations (including, without limitation, the Agent’s Obligations) then outstanding (whether or not then due), all in such order and manner as shall be determined by the Agent in its sole and absolute discretion.

2.7.10 Requirements of Law.

In the event that any Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or in the interpretation or application thereof or (c) compliance by such Lender or any corporation controlling such Lender with any request or directive regarding any capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender, as a consequence of the obligations of such Lender hereunder to a level below that which such Lender or any corporation controlling such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling such Lender, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to such Lender such additional amount or amounts in order to compensate for such reduction.

2.7.11 Guaranty.

(a) Each Borrower hereby unconditionally and irrevocably, guarantees to the Agent and the Lenders:

(i) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

(ii) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

(iii) the due and punctual performance by the other Borrowers of all of the other terms, covenants and conditions contained in the Financing Documents; and

(iv) all the other Obligations of the other Borrowers.

(b) The obligations and liabilities of each Borrower as a guarantor under this Section 2.7.11 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.  Each Borrower in its capacity as a guarantor expressly agrees that the Agent and the Lenders may, in their sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder:

(i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

(ii) modify, amend, change or terminate any provisions of any of the Financing Documents;

(iii) grant extensions or renewals of or with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

(iv) effect any release, subordination, compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

(v) agree to the substitution, exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

(vi) make advances for the purpose of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Borrowers shall then be in default;

(vii) make future advances pursuant to this Agreement or any of the other Financing Documents;

(viii) assign, pledge, hypothecate or otherwise transfer the Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

(ix) deal in all respects with the other Borrowers as if this Section 2.7.11 were not in effect;

(x) effect any release, compromise or settlement with any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this Section 2.7.11, or any other guarantor; and

(xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

(c) The obligations and liabilities of each Borrower, as guarantor under this Section 2.7.11, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Borrower may have against any one or more of the other Borrowers, the Agent, any one or more of the Lenders and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Agent or other Lenders of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law.  Without limiting the generality of the foregoing, the Agent and the Lenders shall not be required to make any demand upon any of the Borrowers, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Borrowers or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder.  Any one or more successive or concurrent actions or proceedings may be brought against each Borrower under this Section 2.7.11, either in the same action, if any, brought against any one or more of the Borrowers or in separate actions or proceedings, as often as the Agent may deem expedient or advisable.  Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Borrowers, in their respective capacities as borrowers and guarantors under this Section 2.7.11, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section 2.7.11 in any manner whatsoever, and this Section 2.7.11 shall remain and continue in full force and effect.  It is the intent and purpose of this Section 2.7.11 that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.7.11, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

(d) Each Borrower, as guarantor under this Section 2.7.11, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

(i) presentment and demand for payment of the Obligations and protest of non-payment;

(ii) notice of acceptance of this Section 2.7.11 and of presentment, demand and protest thereof;

(iii) notice of any default hereunder or under the Notes or any of the other Financing Documents and notice of all indulgences;

(iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section 2.7.11;

(v) demand for observance, performance or enforcement of any of the terms or provisions of this Section 2.7.11, the Notes or any of the other Financing Documents;

(vi) all errors and omissions in connection with the Lender’s administration of all indebtedness guaranteed by this Section 2.7.11, except errors and omissions resulting from acts of bad faith;

(vii) any right or claim of right to cause a marshalling of the assets of any one or more of the other Borrowers;

(viii) any act or omission of the Agent or the Lenders which changes the scope of the risk as guarantor hereunder; and

(ix) all other notices and demands otherwise required by law which the Borrower may lawfully waive.

Within ten (10) days following any request of the Agent so to do, each Borrower will furnish the Agent and the Lenders and such other persons as the Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.7.11.

2.7.12 ACH Transactions and Hedging Contracts.

The Borrowers may request and any Lender or its Affiliates may, in their sole and absolute discretion, provide ACH Transactions and Hedging Contracts although the Borrowers are not required to do so.  In the event the Borrowers request any Lender or its Affiliates to procure ACH Transactions or Hedging Contracts, then the Borrowers agree to indemnify and hold any Lender or its affiliates harmless from any and all obligations now or hereafter owing to the or its affiliates.  The Borrowers agree to pay any Lender or its Affiliates all amounts owing to any Lender or its Affiliates pursuant to ACH Transactions and Hedging Contracts.  In the event the Borrowers shall not have paid to any Lender or its Affiliates such amounts, any Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by the Borrowers.  The Borrowers acknowledge and agree that the obtaining of ACH Transactions and Hedging Contracts from any Lender or its Affiliates (a) is in the sole and absolute discretion of such Lender or its Affiliates and (b) is subject to all rules and regulations of such Lender or its Affiliates.

Section 2.8 Settlement Among Lenders.

2.8.1 Term Loans.

Agent shall pay to each Lender on each Term Loan LIBOR Interest Payment Date or Prime Rate Interest Payment Date, as the case may be, such Lender’s ratable share of all payments received by Agent in immediately available funds on account of the Term Loans, net of any amounts payable by such Lender to Agent, by wire transfer of same day funds; the amount payable to each Lender shall be based on the principal amount of the Term Loans owing to such Lender.

2.8.2 Revolving Loans.

It is agreed that each Lender’s Net Outstandings are intended by the Lenders to be equal at all times to such Lender’s Revolving Credit Pro Rata Share of the aggregate outstanding principal amount of the Revolving Loan outstanding.  Notwithstanding such agreement, the several and not joint obligation of each Lender to fund the Revolving Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender’s Revolving Credit Pro Rata Share and each Lender’s right to receive its ratable share of principal payments on the Revolving Loan in accordance with its Revolving Credit Pro Rata Share, the Lenders agree that in order to facilitate the administration of this Agreement and the Financing Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 2.8.

2.8.3 Settlement Procedures as to Revolving Loan.

(a) In General.  To the extent and in the manner hereinafter provided in this Section 2.8.3, settlement among the Lenders as to the Revolving Loan may occur periodically not later than one (1) Business Day after each Settlement Date determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 5.2 (Conditions to All Extensions of Credit) have been met.  Not later than one (1) Business Day after each Settlement Date payments shall be made by or to Agent and the other Lenders in the manner provided in this Section 2.8.3 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 2.8.3 in respect of such Settlement Date so that not later than one (1) Business Day after each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender’s Net Outstandings shall equal such Lender’s Revolving Credit Pro Rata Share of the Revolving Loan outstanding, provided, that, in the case such Lender is a Defaulted Lender, the Agent shall be entitled to set off the funding short-fall against that Defaulted Lender’s respective share of all payments received from Borrowers.

(b) Non-Ratable Loans and Payments.  Between Settlement Dates, the Agent shall request and Citizens may (but shall not be obligated to) advance to the Borrowers out of Citizens own funds, the entire principal amount of any advance under the Revolving Loan requested or deemed requested pursuant to Section 2.1.2 (Procedure for Making Advances Under the Revolving Loan) (any such advance under the Revolving Loan being referred to as a “Non-Ratable Loan”).  The making of each Non-Ratable Loan by Citizens shall be deemed to be a purchase by Citizens of a one hundred percent (100%) participation in each other Lender’s Revolving Credit Pro Rata Share of the amount of such Non-Ratable Loan.  All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of Citizens.  Upon demand by Citizens, with notice to the Agent, each other Lender shall pay to Citizens, as the repurchase of such participation, an amount equal to one hundred percent (100%) of such Lender’s Revolving Credit Pro Rata Share of the principal amount of such Non-Ratable Loan.  Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Loan, shall be paid over to and retained by Citizens for such application, and such payment to and retention by Citizens shall be deemed, to the extent of each other Lender’s Revolving Credit Pro Rata Share of such payment, to be a purchase by each such other Lender of a participation in the advance under the Revolving Loan (including the repurchase of participations in Non-Ratable Loans) made by Citizens.  Upon demand by another Lender, with notice thereof to the Agent, Citizens shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender’s Revolving Credit Pro Rata Share of any such amounts (after application thereof to the repurchase of any participations of Citizens in such other Lender’s Revolving Credit Pro Rata Share of any Non-Ratable Loans) paid only to Citizens by the Agent.

(c) Net Decrease in Outstandings.  If on any Settlement Date the increase, if any, in the dollar amount of any Lender’s Net Outstandings which is required to comply with the first sentence of Section 2.8.1 is less than such Lender’s Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to Citizens since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender’s Revolving Credit Pro Rata Share of such amounts to the increase in such Lender’s Net Outstandings, and Citizens shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

(d) Net Increase in Outstandings.  If on any Settlement Date the increase, if any, in the dollar amount of any Lender’s Net Outstandings which is required to comply with the first sentence of Section 2.8.1 exceeds such Lender’s Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to Citizens since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender’s Revolving Credit Pro Rata Share of such amounts to the increase in such Lender’s Net Outstandings, and such Lender shall pay to the Agent, for the account of Citizens, any excess.

(e) No Change in Outstandings.  If a Settlement Report indicates that no advance under the Revolving Loan has been made during the period since the next preceding Settlement Date, then such Lender’s Revolving Credit Pro Rata Share of any amounts received by the Agent but paid only to Citizens shall be paid by Citizens to the Agent, for the account of such Lender.  If a Settlement Report indicates that the increase in the dollar amount of a Lender’s Net Outstandings which is required to comply with the first sentence of Section 2.8.1 is exactly equal to such Lender’s Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to Citizens since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender’s Revolving Credit Pro Rata Share of such amounts to the increase in such Lender’s Net Outstandings.

(f) Return of Payments.  If any amounts received by Citizens in respect of the Obligations are later required to be returned or repaid by Citizens to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of Citizens’ Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by Citizens with notice to the Agent, pay to the Agent for the account of Citizens, an amount equal to the excess of such Lender’s Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

(g) Payments to Agent, Lenders.

(i) Payment by any Lender to the Agent shall be made not later than 2:00 p.m. New York time on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. New York time on such Business Day.  Payment by the Agent to any Lender shall be made by wire transfer to such Lender’s specified account set forth on Exhibit C attached hereto, promptly following the Agent’s receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 12:00 p.m. noon New York time, the Agent shall pay such funds to such Lender by 2:00 p.m. New York time on such Business Day.  If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. New York time on the first Business Day following the date of such demand.

(ii) If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender’s defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

(iii) With respect to the payment of any funds under this Section 2.8.3, whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Open Rate.

2.8.4 Settlement of Other Obligations.

All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Obligation owed to the Lenders (including, without limitation, Fees payable to the Lenders and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent not later than 11:00 a.m. (New York time on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 11:00 a.m. New York time will be paid by the Agent to each Lender on the following Business Day.  Unless otherwise stated herein, the Agent shall distribute Fees payable to the Lenders ratably to the Lenders based on each Lender’s Revolving Credit Pro Rata Share and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Obligations then owing to each Lender.

2.8.5 Presumption of Payment.

Unless the Agent shall have received notice from a Lender prior to 12:00 p.m. noon New York time on the date of the requested date for the making of advances under the Revolving Loan that such Lender will not make available to the Agent, such Lender’s Revolving Credit Pro Rata Share of the advances to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date in accordance with this, and the Agent, in its sole discretion may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount on behalf of such Lender.

If and to the extent such Lender shall not have so made available to the Agent its Revolving Credit Pro Rata Share of the advances under the Revolving Loan made on such date, and the Agent shall have so made available to the Borrowers a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Agent such corresponding amount, together with interest thereon, at the Federal Funds Open Rate, for each day from the date such corresponding amount shall have been so available by the Agent to the Borrowers until the date such amount shall have been repaid to the Agent.  Such Lender shall not be entitled to payment of any interest which accrues on the amount made available by the Agent to the Borrowers for the account of such Lender until such time as such Lender reimburses the Agent for such amount, together with interest thereon, as provided in this Section 2.8.5.

A certificate of the Agent submitted to any Lender with respect to any amounts owing to the Agent by such Lender under this Section shall be conclusive and binding on such Lender, absent manifest error.  If such Lender does not pay such amounts to the Agent promptly upon the Agent’s demand, the Agent shall promptly notify the Borrowers of such Lender’s failure to make payment, and the Borrowers shall immediately repay such amounts to the Agent, together with accrued interest thereon at the applicable rate on the Revolving Loan, all without prejudice to the rights and remedies of the Agent against any defaulting Lender.  Any and all amounts due and payable to the Agent by the Borrowers under this Section constitute and shall be part of the Agent’s Obligations.

Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrowers shall not have so made such payment in full to the Agent and the Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Open Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

2.8.6 Defaulting Lenders.

The failure of any Defaulting Lender to make any advances under the Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any other Lender nor the Agent shall be responsible for the failure of any Defaulting Lender to make a Revolving Loan or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Requisite Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Documents.

ARTICLE III

THE COLLATERAL

Section 3.1 Debt and Obligations Secured.

All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, any and all Outstanding Letter of Credit Obligations, all Citizens Outstanding Letter of Credit Obligations, and any and all Agent’s Obligations, and (b) the performance, compliance with and observance by the Borrowers of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.  The security interest and Lien of each Lender in such property shall rank equally in priority with the interest of each other Lender, but the security interest and Lien of the Agent with respect to the Agent’s Obligations shall be superior and paramount to the security interest and Lien of the Lenders.

Section 3.2 Grant of Liens.

Each of the Borrowers hereby assigns, pledges and grants to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, and agrees that the Agent and the Lenders shall have a perfected and continuing security interest in, and Lien on, all of the Borrowers’ Accounts, Inventory, Government Contracts, Chattel Paper, Documents, Instruments, Equipment, Investment Property, and General Intangibles and all of the Borrower’s deposit accounts with any financial institution with which the Borrowers maintain deposits, whether now owned or existing or hereafter acquired or arising, all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, all insurance policies relating to the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and Proceeds of the foregoing.  Each of the Borrowers further agrees that the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

Without implying any limitation to the foregoing, as additional Collateral and security for the Obligations, each of the Borrowers hereby assigns to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, all of its respective rights, title and interest in, to, and under, the AK Purchase Agreement and all of the AK Purchase Agreement Documents, including, without limitation, all of the benefits of any representations and warranties provided by the Seller and any and all rights of any or all of the Borrowers to indemnification from the Seller or any other Person contained therein.  The Borrowers agree that neither the assignment to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Agent or any of the Lenders any obligation or liability of any of the Borrowers under the AK Purchase Agreement and/or under any of the other AK Purchase Agreement Documents.  The Borrowers hereby jointly and severally agree to indemnify the Agent and each of the Lenders and hold the Agent and each of the Lenders harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Agent and/or any of the Lenders by virtue of the assignment of and Lien on each of the Borrower’s rights, title and interest in, to, and under the AK Purchase Agreement and the AK Purchase Agreement Documents.  The Borrowers further acknowledge and agree that following the occurrence of an Event of Default, the Agent, with the consent of the Requisite Lenders of the Lenders, shall be entitled to enforce any and all rights and remedies available to any or all of the Borrowers under the Purchase Agreement and/or under any or all of the AK Purchase Agreement Documents and/or applicable Laws with respect to the AK Purchase Agreement Transaction.

Section 3.3 Collateral Disclosure List.

On or prior to the Closing Date, the Borrowers shall deliver to the Agent a list (the “Collateral Disclosure List”) which shall contain such information with respect to each Borrower’s business and real and personal property as the Agent may require and shall be certified by a Responsible Officer of each of the Borrowers, all in the form provided to the Borrowers by the Agent.  Promptly after demand by the Agent, the Borrowers, as appropriate, shall furnish to the Agent an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Agent.

Section 3.4 Personal Property.

The Borrowers acknowledge and agree that it is the intention of the parties to this Agreement that the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, shall have a first priority, perfected Lien, in form and substance satisfactory to the Agent and its counsel, on all of the Borrowers’ assets of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing.

3.4.1 Investment Property, Chattel Paper, Promissory Notes, etc.

On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), each of the Borrowers shall deliver to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, all originals of all of the Borrower’s letters of credit, Investment Property, Chattel Paper, Documents and Instruments and, if the Agent so requires, shall execute and deliver a separate pledge, assignment and security agreements in form and content acceptable to the Agent, which pledge, assignment and security agreements shall assign, pledge and grant a Lien to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations on all of each Borrower’s letters of credit, Investment Property, Chattel Paper, Documents and Instruments.

In the event that any of the Borrowers shall acquire after the Closing Date any letters of credit, Investment Property, Chattel Paper, Documents or Instruments, each such Borrower shall promptly so notify the Agent and deliver the originals of all of the foregoing to the Agent promptly and in any event within ten (10) days of each acquisition.

All letters of credit, Investment Property, Chattel Paper, Documents and Instruments shall be delivered to the Agent endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Agent may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers.

3.4.2 Patents, Copyrights and Other Property Requiring Additional Steps to Perfect.

On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrowers shall execute and deliver all Financing Documents and take all actions requested by the Agent in order to perfect a first priority assignment of Patents, Copyrights, Trademarks, customer lists or any other type or kind of intellectual property acquired by any of the Borrowers after the Closing Date.

3.4.3 Government Contracts Requiring Additional Steps to Perfect.

Each Borrower covenants and agrees that it shall provide the Agent with all necessary information and will execute and deliver such documents as are required to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 U.S.C. §15), to perfect the Agent’s security interest in Government Contracts for the ratable benefit of the Lenders on such Government Contracts as the Agent may determine in its sole discretion.

Section 3.5 Record Searches.

As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrowers pursuant to this Section, the Agent shall have received, in form and substance satisfactory to the Agent, such Lien or record searches with respect to all of the Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Agent may approve.

Section 3.6 Costs.

The Borrowers agree to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Agent and/or any of the Lenders in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

(a) customary fees and expenses incurred by the Agent and/or any of the Lenders in preparing, reviewing, negotiating and finalizing the Financing Documents from time to time (including, without limitation, reasonable attorneys’ fees incurred in connection with preparing, reviewing, negotiating, and finalizing any of the Financing Documents, including, any amendments and supplements thereto);

(b) all filing and/or recording taxes or fees;

(c) all costs of Lien and record searches; and

(d) all related costs, fees and expenses.

Section 3.7 Release.

Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Agent and the Lenders, under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Commitments, all Letters of Credit, all Outstanding Letter of Credit Obligations and all Citizens Outstanding Letter of Credit Obligations, upon the Borrowers’ request and at the Borrowers’ sole cost and expense, the Agent shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Agent and/or any of the Lenders to re-advance amounts which would be secured thereby and/or no commitment or obligation of the Agent or Citizens, as the case may be, to issue any Letter of Credit or Citizens Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations or any Citizens Current Letter of Credit Obligations.

Section 3.8 Inconsistent Provisions.

In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.

The Borrowers, for themselves and for each other, represent and warrant to the Agent and the Lenders, as follows:

4.1.1 Subsidiaries.

The Borrowers have the Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others.  Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of each Borrower’s ownership interests therein.

4.1.2 Good Standing.

Each Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

4.1.3 Power and Authority.

Each Borrower has full corporate power and authority to execute and deliver this Agreement, the other Financing Documents, and the AK Purchase Agreement Documents to which it is a party, to make the borrowings and request Letters of Credit under this Agreement, to close and consummate the Purchase Agreement Transaction, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action.  No consent or approval of shareholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents or any of the AK Purchase Agreement Documents, the performance by any Borrower of the Obligations or the closing and consummation of the AK Purchase Agreement Transaction.

4.1.4 Binding Agreements.

This Agreement and the other Financing Documents executed and delivered by the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and are fully enforceable against each of the Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

4.1.5 No Defaults, Violations.

(a) No Default or Event of Default has occurred and is continuing.

(b) None of the Borrowers nor any of their respective Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of any Borrower, or which could materially adversely affect the ability of any Borrower to perform its obligations under this Agreement or the other Financing Documents, to which any Borrower is a party.

4.1.6 Compliance with Laws.

(a) None of the Borrowers nor any of their respective Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of any Borrower and/or its Subsidiaries.

(b) No Borrower is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC.  The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country; except that proceeds from the Loan may be used to fund operations in or finance investments or activities in a Sanctioned Country if such work is performed under a contract with the United States government.

4.1.7 Investment Company Act.

None of the Borrowers nor any of their respective Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act.

4.1.8 Litigation.

Except as otherwise disclosed on Schedule 4.1.8 attached hereto and made a part hereof, there are no proceedings, actions or investigations pending or, so far as any Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of any Borrower.

4.1.9 Financial Condition.

The consolidated financial statements of the Borrowers dated March 31, 2010, are complete and correct and fairly present the financial position of each of the Borrowers and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved.  There are no liabilities, direct or indirect, fixed or contingent, of any Borrower or any Subsidiary as of the date of such financial statements that are not reflected therein or in the notes thereto.  There has been no adverse change in the financial condition or operations of any Borrower or any Subsidiary since the date of such financial statements and to the Borrowers’ knowledge no such adverse change is pending or threatened.  None of the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

4.1.10 Full Disclosure.

The financial statements referred to in Section 4.1.9 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading.  There is no fact known to any Borrower which such Borrower has not disclosed to the Agent and the Lenders in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of that Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of any Borrower or of any Subsidiary.

4.1.11 Indebtedness for Borrowed Money.

Except for the Obligations and except as set forth in Schedule 4.1.11 attached hereto and made a part hereof, the Borrowers have no Indebtedness for Borrowed Money.  The Agent has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 4.1.11, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing,  guarantying or otherwise executed and delivered in connection therewith.

4.1.12 Taxes.

Each of the Borrowers and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP.  All tax liabilities of the Borrowers were as of the date of audited financial statements referred to in Section 4.1.9 (Financial Condition), and are now, adequately provided for on the books of the Borrowers and its Subsidiaries, as appropriate.  No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any Borrower for Taxes in excess of those already paid.

4.1.13 ERISA.

With respect to any Plan that is maintained or contributed to by any Borrower and/or by any Commonly Controlled Entity or as to which any of the Borrowers retains material liability: (a) no “accumulated funding deficiency” as defined in Code §412 or ERISA §302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived or that are unlikely to result in material liability for any of the Borrowers; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any Borrower nor any Commonly Controlled Entity has incurred a “complete withdrawal” within the meaning of ERISA §4203 from any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (e) neither any Borrower nor any Commonly Controlled Entity has incurred a “partial withdrawal” within the meaning of ERISA §4205 with respect to any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (f) no Multi-employer Plan to which any Borrower or any Commonly Controlled Entity has an obligation to contribute is to the knowledge of the Borrowers, in “reorganization” within the meaning of ERISA §4241 nor has notice been received by any Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in “reorganization.”

4.1.14 Title to Properties.

The Borrowers have good and marketable title to all of their respective properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.9 (Financial Condition).  The Borrowers have legal, enforceable and uncontested rights to use freely such property and assets.  All of such properties, including, without limitation, the Collateral which were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrowers and not, by way of example only, as part of a bulk sale.

4.1.15 Patents, Trademarks, Etc.

Each of the Borrowers and its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person.  Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.9 (Financial Condition).

4.1.16 Employee Relations.

Except as disclosed on Schedule 4.1.16 attached hereto and made a part hereof, (a) no Borrower nor any Subsidiary thereof nor any of the Borrower’s or Subsidiary’s employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of a Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrowers after due inquiry, threatened between any Borrower and its employees, and (d) no Borrower nor any Subsidiaries is subject to an employment contract, commission contract or bonus agreement.  Hours worked and payments made to the employees of any one or more of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.  All payments due from any one or more of the Borrowers or for which any claim may be made against a Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books.  The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, or by the AK Purchase Agreement or any of the other AK Purchase Agreement Documents, will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is a party or by which it is bound.

4.1.17 Presence of Hazardous Materials or Hazardous Materials Contamination.

To the best of each Borrower’s knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of any Borrower or for which any Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by a Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by any Borrower or for which any Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

4.1.18 Perfection and Priority of Collateral.

The Agent and the Lenders have, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.18 attached hereto and made a part hereof.

4.1.19 Places of Business and Location of Collateral.

The information contained in the Collateral Disclosure List is complete and correct.  The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of each Borrower, (b) any and each other place of business of each Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located.  The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which any one or more of the Borrowers maintain a place of business as identified on the Collateral Disclosure List.

4.1.20 Business Names and Addresses.

In the five (5) years preceding the date hereof, no Borrower has changed its name, identity or corporate structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

4.1.21 Equipment.

All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate.  No Equipment is held by any Borrower on a sale on approval basis.

4.1.22 Inventory.

The Inventory of the Borrowers is (a) of good and merchantable quality, free from defects, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Disclosure List.  No goods offered for sale by any Borrower are consigned to or held on sale or return terms by that Borrower.

4.1.23 Accounts.

With respect to all Accounts and to the best of each of Borrower’s knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Agent for the benefit of itself and the Lenders); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the respective Borrower’s books and records, with respect thereto are actually and absolutely owing to that Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by that Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Agent by the Borrowers to reduce the Obligations; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Agent and the Lenders by this Agreement and Permitted Liens.

4.1.24 Compliance with Eligibility Standards.

Each Account included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables.  With respect to those Accounts which the Agent has deemed Eligible Receivables (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to any Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

4.1.25 Solvency

Each of Borrowers is Solvent prior to and after giving effect to the AK Purchase Transaction and the making of the Loans.

4.1.26 Claims and Investigations.

There exist no pending or threatened claims, investigations (whether formal or informal), litigation, disputes, protests or other controversies involving the Borrowers or any Affiliate pertaining to or arising out of any contract with any Governmental Authority which, if adversely determined, would have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrowers or any Affiliate.  Neither the Borrowers nor any Affiliate has filed nor has any basis for filing any claims or demands for payment against the United States or any other party arising out of or in connection with any such contract, other than progress billings, public vouchers, and invoices submitted in the ordinary course of business.

4.1.27 Government Contract Obligations.

With respect to all Government Contracts no Borrower or any Affiliate has defaulted under any Government Contract which default would be a basis of terminating such Government Contract.

4.1.28 Margin Regulations.

None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of “buying” or “carrying” any “Margin Stock” within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect, for the purpose of reducing or retiring any indebtedness which was originally incurred to buy or carry any “Margin Stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect.

4.1.29 Purchase Agreement Transaction.

Agent has received true and correct photocopies of the AK Purchase Agreement and each of the other AK Purchase Agreement Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the AK Purchase Agreement Transaction.  Neither the AK Purchase Agreement nor any of the other AK Purchase Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to Agent in writing on or before the Closing Date.  The AK Purchase Agreement Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the AK Purchase Agreement and with all applicable Laws.

4.1.30 Seller’s Creditor List.

To the best of Borrowers’ knowledge and belief, after due investigation, the information set forth in the list of the Seller’s creditors provided to Borrowers in accordance with the AK Purchase Agreement (the “Seller’s Creditor List”) is true, accurate and correct.

4.1.31 Pro-forma Financial Statements.

Borrowers have furnished to Agent a Pro-forma consolidated balance sheet of Borrowers and their Subsidiaries as of immediately after consummation of AK Purchase Agreement Transaction and the transactions incident thereto (the “Pro-forma Balance Sheet”) together with Pro-forma financial projections for the year ending on December 31, 2009 (the “Pro-forma Financial Projections”).  A copy of the Pro-forma Balance Sheet and the Pro-forma Financial Projections are attached hereto as Exhibits G-1 and G-2, respectively.  The Pro-forma Balance Sheet is correct and complete, has been prepared in accordance with GAAP, and fairly presents the consolidated financial condition of Borrowers and their Subsidiaries as of immediately after consummation of the AK Purchase Agreement Transaction and the transactions incident thereto.  The Pro-forma Financial Projections represent Borrowers’ best estimate of the future operations of Borrowers and are based on reasonable and conservative assumptions.

4.1.32 Survival; Updates of Representations and Warranties.

All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Loans or the issuance of each Letter of Credit and Citizens Letter of Credit, except that the representations and warranties which relate to the financial statements which are referred to in Section 4.1.9 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Agent and the Lenders pursuant to Section 6.1.1 (Financial Statements).

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1 Conditions to the Initial Advance and Initial Letter of Credit.

The making of the initial advance under the Loans and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Agent and its counsel:

5.1.1 Organizational Documents - Borrowers

The Agent shall have received for each Borrower:

(a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation of such Borrower;

(b) a certified copy from the appropriate Governmental Authority under which such Borrower is organized, of such Borrower’s recorded limited partnership certificate and all recorded amendments thereto;

(c) a certificate of qualification to do business for such Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business;

(d) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower covering:

(i) true and complete copies of that Borrower’s corporate charter, bylaws, and all amendments thereto;

(ii) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents and the AK Purchase Agreement Documents, (B) the borrowings hereunder, (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which that Borrower is a party and (D) the AK Purchase Agreement Transaction if and to the extent a Borrower is a party;

(iii) the incumbency, authority and signatures of the officers of such Borrower authorized to sign this Agreement and the other Financing Documents to which such Borrower is a party; and

(iv) the identity of such Borrower’s current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

5.1.2 Consents, Licenses, Approvals, Etc.

The Agent shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and the AK Purchase Agreement Documents, and such consents, licenses and approvals shall be in full force and effect.

5.1.3 Notes.

The Agent shall have received for delivery to each of the Lenders the Revolving Credit Notes and the Term Notes, each conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.

5.1.4 Financing Documents and Collateral.

Each Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Investment Property, and related Collateral and all opinions, and other documents contemplated by ARTICLE III (The Collateral).

5.1.5 Other Documents, Etc.

The Agent shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Agent.

5.1.6 Payment of Fees.

The Agent and the Lenders shall have received payment of any Fees due on or before the Closing Date.

5.1.7 Collateral Disclosure List.

Each Borrower shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) duly executed by a Responsible Officer of each Borrower.

5.1.8 Recordings and Filings.

Each Borrower shall have: (a) executed and delivered all Financing Documents required to be filed, registered or recorded in order to create, in favor of the Agent and the Lenders, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Agent may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

5.1.9 Insurance Certificate.

The Agent shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) and Section 6.1.20 (Insurance With Respect to Equipment and Inventory), provided, that Agent shall have received such insurance certificates from Borrowers with respect to insurance coverage for AK not later than two (2) Business Days after the Closing Date.

5.1.10 Landlord’s Waivers.

The Agent shall have received a landlord’s waiver from each landlord of each and every business premise requested by the Agent, leased by each Borrower and on which any of the Collateral is or may hereafter be located, which landlords’ waivers must be reasonably acceptable to the Agent and its counsel in their sole and absolute discretion.

5.1.11 Purchase Agreement Transaction.

The AK Purchase Agreement Transaction shall have been completed and closed prior to or simultaneously herewith upon terms and conditions satisfactory to Agent, in accordance with the AK Purchase Agreement and applicable Laws.

The Agent shall have received photocopies of all AK Purchase Agreement Documents executed, delivered and/or furnished in connection with the AK Purchase Agreement Transaction, together with a certificate signed by a Responsible Officer of each of Borrowers certifying that the AK Purchase Agreement and the other AK Purchase Agreement Documents furnished to Agent are true, correct, in full force and effect and the provisions thereof have not been in any way modified, amended or waived, the AK Purchase Agreement Transaction has been closed and completed in accordance with the AK Purchase Agreement and the other AK Purchase Agreement Documents furnished to Agent and in accordance with all applicable Laws.

5.1.12 Pledged Membership Interests; Transfer Powers.

The Agent shall have received, to the extent applicable all originals of the certificates representing the membership interests, if any, of AK pledged pursuant to the Assignments of Membership Interests, together with an undated power of transfer, if certificated, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

5.1.13 Pro-forma Balance Sheet and Projections.

Agent shall have received and approved Borrowers’ Pro-forma Balance Sheet and Pro-forma Financial Projections, which Pro-forma Balance Sheet and Pro-forma Financial Projections must be in form and content acceptable to Agent in its sole and absolute discretion.

5.1.14 AK Payoff Letter.

Agent shall have received and approved a payoff letter from the Bank of Hawaii with respect to the secured loan to AK, which shall provide that the liens in favor of the Bank of Hawaii shall be terminated upon receipt in full of the payoff amount set forth in such payoff letter and authorize Borrowers or its counsel to file any and all appropriate UCC terminations, which such authorization shall be given to Agent or its counsel by the Borrowers or its counsel to file such UCC terminations.

5.1.15 AK Affiliated Loan.

Agent shall have received written confirmation and evidence satisfactory to Agent that the affiliated loan made by AK to Akimeka Technologies has been repaid in full and that AK has no further obligations to lend to Akimeka Technologies.

5.1.16 Compliance Certificate.

Agent shall have received an executed Compliance Certificate from the Borrowers.

Section 5.2 Conditions to all Extensions of Credit.

The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Agent and its counsel:

5.2.1 Compliance.

Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

5.2.2 Borrowing Base.

The Borrowers shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrowers shall have furnished to the Agent such reports, schedules, certificates, records and other papers as may be requested by the Agent, and the Borrowers shall be in compliance with the provisions of this Agreement both immediately before and immediately after the making of the advance requested.

5.2.3 Default.

There shall exist no Event of Default or Default hereunder.

5.2.4 Representations and Warranties.

The representations and warranties of each of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans or the issuance of each Letter of Credit or Citizens Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.9 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Agent pursuant to Section 6.1.1 (Financial Statements).

5.2.5 Adverse Change.

No adverse change shall have occurred in the condition (financial or otherwise), operations or business of any Borrower that would, in the good faith judgment of the Agent, materially impair the ability of that Borrower to pay or perform any of the Obligations.

5.2.6 Legal Matters.

All legal documents incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Agent.

5.2.7 Defaulting Lenders.

To the extent any Lender is a Defaulting Lender or a Potential Defaulting Lender, at the time of such Loan or issuance of such Letter of Credit, the participation interest that would result therefrom is fully covered or eliminated by cash collateralizing the reimbursement obligations of the Borrowers with respect to such Letter of Credit by an amount at least equal to the Letter of Credit Exposure of such Defaulting Lender or Potential Defaulting Lender, or that Borrowers have made other arrangements reasonably satisfactory to the Agent in its reasonable discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender; provided that no such cash collateralization will constitute a waiver or release of any claim the Borrowers, the Agent or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender or Potential Defaulting Lender to be a Non-Defaulting Lender.

ARTICLE VI

COVENANTS OF THE BORROWERS

Section 6.1 Affirmative Covenants.

So long as any of the Obligations (or any the Commitments therefor) shall be outstanding hereunder, the Borrowers agree jointly and severally with the Agent and the Lenders as follows:

6.1.1 Financial Statements.

The Borrowers shall furnish to the Agent and the Lenders:

(a) Annual Statements and Certificates.  The Borrowers shall furnish to the Agent and the Lenders as soon as available, but in no event more than one hundred twenty (120) days after the close of the Borrowers’ fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Agent relating to the Borrowers and their Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Agent, which financial statement shall include a consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrowers and their Subsidiaries for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as Exhibit D, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth in any schedule attached to the certification), each prepared by a Responsible Officer of the Borrowers in a format acceptable to the Agent and (iii) if issued, a management letter (including those marked draft) in the form prepared by the Borrowers’ independent certified public accountants and within thirty (30) days of such issuance.

(b) Quarterly Statements and Certificates.  The Borrowers shall furnish to the Agent and the Lenders as soon as available, but in no event more than forty-five (45) days after the close of the Borrowers’ first (1st) three (3) fiscal quarters, consolidated and consolidating balance sheets of the Borrowers and their respective Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as Exhibit D, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of or on behalf of each Borrower in a format acceptable to the Agent, all as prepared and certified by a Responsible Officer of the Borrowers and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

(c) Monthly Reports.  The Borrowers shall furnish to the Agent and the Lenders within twenty (30) days after the end of each fiscal month, a Borrowing Base Report, and a report containing the following information:

(i) a detailed aging schedule of all Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Agent may from time to time reasonably request;

(ii) a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Agent may from time to time reasonably request; and

(iii) such other information as the Agent may reasonably request.

(d) Contract Backlog Report.  With the quarterly financial statements to be delivered hereunder or at such other times as the Agent may request, reports relating to the Receivables included in any Borrowing Base Report submitted during such quarter setting forth a description of contracts giving rise to such Receivables, the percentage of completion of the work to be performed with respect to such contracts, the amounts billed under such contracts and the amounts remaining to be billed, in form and detail satisfactory to the Agent.

(e) Government Contract Audits.  Promptly after any Borrower’s receipt thereof, notice of any final decision of a contracting officer disallowing costs aggregating more than One Hundred Thousand Dollars ($100,000), which disallowed costs arising out of any audit of such Borrower’s contract with a Governmental Authority.

(f) Annual Projections.  The Borrowers shall furnish to the Lender as soon as available, but in no event less than thirty (30) days after the end of each fiscal year, management prepared annual financial projections on a consolidated basis for the Borrowers for the immediately succeeding fiscal year in each case describing such projections in detail satisfactory to the Agent in its sole and absolute discretion.

(g) Additional Reports and Information.  The Borrowers shall furnish to the Agent and the Lenders promptly, such additional information, reports or statements as the Agent and/or any of the Lenders may from time to time reasonably request.

6.1.2 Reports to SEC and to Stockholders.

The Borrowers will furnish to the Agent and the Lenders, promptly upon the filing or making thereof, but in no event more than ten (10) days after such filing or making, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by any Borrower to its stockholders, and of all regular and other reports filed by any Borrower with any securities exchange or with the Securities and Exchange Commission.

6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.

(a) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

(b) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Agent to visit and inspect the properties of the Borrowers and its Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrowers’ other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries, with the officers, directors, employees and other representatives of the Borrowers and their Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Agent may reasonably request.

(c) Each of the Borrowers hereby irrevocably authorizes and directs all accountants and auditors employed by any of the Borrowers and/or any of their Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Agent and the Lenders copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any or all of the Borrowers and/or any or all of their respective Subsidiaries in the accountant’s or auditor’s possession, and to disclose to the Agent and any of the Lenders any information they may have concerning the financial status and business operations of any or all of the Borrowers and/or any or all of their respective Subsidiaries.  Further, each of the Borrowers hereby authorizes all Governmental Authorities to furnish to the Agent and the Lenders copies of reports or examinations relating to any and all of the Borrowers and/or any or all Subsidiaries, whether made by the Borrowers or otherwise.

(d) Any and all costs and expenses incurred by, or on behalf of, the Agent in connection with the conduct of any of the foregoing, including, without limitation, travel, lodging, meals, and other shall be part of the Enforcement Costs and shall be payable to the Agent upon demand.  The Borrowers acknowledge and agree that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Agent’s employees and agents in, and when, traveling to any of the Borrowers’ facilities.

6.1.4 Corporate Existence.

Each of the Borrowers shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower’s operations, on the Borrower’s financial condition, or on the value of, or the ability of the Agent and the Lenders to realize upon, the Collateral.

6.1.5 Compliance with Laws.

Each of the Borrowers shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the non-observance of which might have a material adverse effect on the ability of the Borrowers to perform the Obligations, on the conduct of the Borrowers’ operations, on the Borrowers’ consolidated financial condition, or on the value of, or the ability of the Agent and the Lenders to realize upon, the Collateral.

6.1.6 Preservation of Properties.

Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.

6.1.7 Line of Business.

Each of the Borrowers will continue to engage substantially in the business of providing diversified engineering, technical and management services.

6.1.8 Insurance.

Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times maintain with “A” or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business, including, without limitation, commercial and general liability coverage for Borrowers’ business, fiduciary, management, director and officer and products liability coverage.  Without limiting the generality of the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Agent shall reasonably determine from time to time.  Each insurance policy must include a lender’s loss payee endorsement and an additional insured endorsement in favor of Agent in a form acceptable to Lender and shall provide for at least thirty (30) days prior written notice to Agent of any cancellation thereof.  Each of the Borrowers shall deliver to the Agent on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate from the Borrowers’ insurance carrier of the Borrowers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby.  Each insurance certificate shall name Agent as lender’s loss payee or an additional insured, as appropriate and provide for at least thirty (30) days prior written notice to Agent of any cancellation thereof.  Within thirty (30) days after notice in writing from the Agent, the Borrowers will obtain such additional insurance as the Agent may reasonably request.

6.1.9 Taxes.

Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof.  Each of the Borrowers shall furnish to the Agent at such times as the Agent may require proof satisfactory to the Agent of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrowers from wages and salaries of employees and amounts contributed by any of the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

6.1.10 ERISA.

Each Borrower will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees.  No Borrower will permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower, or (b) any Reportable Event if, upon termination of the Plan or Plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower to the PBGC.  Upon the Agent’s request, each Borrower will deliver to the Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

6.1.11 Notification of Events of Default and Adverse Developments.

Each of the Borrowers shall promptly notify the Agent upon obtaining knowledge of the occurrence of:

(a) any Event of Default;

(b) any Default;

(c) any litigation instituted or their knowledge threatened against any of the Borrowers or any of their Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Borrowers or any Subsidiary where the claims against any Borrower or any Subsidiary exceed Two Hundred Fifty Thousand Dollars ($250,000) and are not covered by insurance;

(d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any of the Borrowers or any of their respective Subsidiaries;

(e) any default under any contract with any Governmental Authority or any event which if not corrected could give rise to a default under any such contract or a termination for convenience;

(f) any judicial, administrative or arbitral proceeding pending against any of the Borrowers or any of their respective Subsidiaries and any judicial or administrative proceeding known by any of the Borrowers to be threatened against any Borrower or any Subsidiary which, if adversely decided, could materially adversely affect the financial condition or operations (present or prospective) of any Borrower or any Subsidiary;

(g) the receipt by any of the Borrowers or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that any of the Borrowers or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable material Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

(h) any other development in the business or affairs of any of the Borrowers or any of their respective Subsidiaries which may be materially adverse;

in each case describing in detail satisfactory to the Agent the nature thereof and the action the Borrowers propose to take with respect thereto.

6.1.12 Hazardous Materials; Contamination.

Each of the Borrowers agrees to:

(a) give notice to the Agent immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower’s line of business expressly described in this Agreement), with a full description thereof;

(b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Agent with satisfactory evidence of such compliance;

(c) provide the Agent, within thirty (30) days after a demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent’s satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible; and

(d) as part of the Obligations, defend, indemnify and hold harmless the Agent, each of the Lenders and each of their respective agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower for which any Borrower is, or is claimed to be, responsible.  Each Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

6.1.13 Disclosure of Significant Transactions.

Each of the Borrowers shall deliver to the Agent a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets (other than Capital Expenditures permitted by Section 6.2.20 of this Agreement) which exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), said notices to be delivered to the Agent within thirty (30) days of the occurrence of each such transaction.

6.1.14 Financial Covenants.

(a) Fixed Charge Coverage Ratio.  The Borrowers will maintain, on a consolidated basis and tested as of the last day of each of the Borrowers’ fiscal quarters, commencing on June 30, 2010, for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

(b) Leverage Ratio.  The Borrowers will maintain, on a consolidated basis and tested as of the last day of each of the Borrowers’ fiscal quarters, commencing on June 30, 2010, for the four (4) quarter period ending on that date, a Leverage Ratio of not greater than 3.00 to 1.00.

(c) Profitability.  The Borrowers will maintain, on a consolidated basis and tested as of the last day of each of the Borrowers’ fiscal quarters, commencing on June 30, 2010, during the three (3) month period ending on that date, net income, minus cash dividends declared by the Borrowers during such period, in excess of $1.00.

(d) Capital Expenditures.  None of the Borrowers will, or will permit any Subsidiary to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures that would, in the aggregate for all of the Borrowers and their Subsidiaries (taken as a whole), exceed two percent (2.0%) of the Borrowers’ combined net revenue as of such date on a consolidated basis.  This covenant shall be tested as of the last day of each of the Borrowers’ fiscal quarters for the four (4) quarter period ending on that date, commencing with the fiscal quarter ending on June 30, 2010.

(e) Asset Coverage Ratio.  Borrowers will maintain, on a consolidated basis and tested as of the last day of each of Borrowers’ fiscal quarters, commencing on June 30, 2010, an Asset Coverage Ratio of not less than 1.50 to 1.00.

6.1.15 Collection of Receivables.

Until such time that the Agent shall notify the Borrowers of the revocation of such privilege, the Borrowers and their Subsidiaries shall at their own expense have the privilege for the account of, and in trust for, the Agent and the Lenders of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Agent may request or in the absence of such request, as each of the Borrowers and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor’s claim as may be commercially reasonable.  The Agent may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to any one or more of the Borrowers and each of the Subsidiaries by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrowers.  The Agent shall not have any duty to, and the Borrowers hereby release the Agent and the Lenders from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Agent shall be entitled at any time and from time to time to confirm and verify Receivables.

6.1.16 Assignments of Receivables.

Each Borrower will promptly, upon request, execute and deliver to the Agent written assignments, in form and content acceptable to the Agent, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments.  Receivables so assigned shall secure payment of the Obligations and are not sold to the Agent and/or the Lenders whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.  The Borrowers agree that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Agent or the Lenders any obligation or liability of any of the Borrowers with respect to that which is assigned and the Borrowers hereby agree jointly and severally to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Agent and/or any of the Lenders by virtue of the assignment of and Lien on any Borrower’s rights, title and interest in, to, and under the Collateral.

6.1.17 Government Accounts.

The Borrowers will upon request of the Agent immediately notify the Agent if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and, if requested by the Agent, execute any Instruments and take any steps required by the Agent in order that all moneys due and to become due under such contracts shall be assigned to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

6.1.18 Notice of Returned Goods, etc.

The Borrowers will promptly notify, and will cause the Subsidiaries to promptly notify, the Agent of the return, rejection or repossession of any goods of the Borrowers or any Subsidiaries sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Hundred Fifty Thousand Dollars ($150,000.00) for such month.

6.1.19 Inventory.

With respect to the Inventory, the Borrowers and their Subsidiaries will, after an Event of Default:  (a) maintain a perpetual inventory reporting system at all times, (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrowers’ and Subsidiaries’ cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Agent upon demand for inspection and copying thereof; (c) not store any Inventory with a bailee, warehouseman or similar Person without the Agent’s prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Agent of warehouse receipts, in form acceptable to the Agent, in the name of the Agent evidencing the storage of Inventory and the interests of the Agent and the Lenders therein; (d) permit the Agent and its agents or representatives to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition at any time or times hereafter during the Borrowers’ and Subsidiaries’ usual business hours or at other reasonable times and (e) at the Agent’s request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.  The Borrowers shall be permitted to sell their Inventory in the ordinary course of business until the occurrence of an Event of Default.

6.1.20 Insurance With Respect to Equipment and Inventory.

The Borrowers will (a) maintain and cause each of their Subsidiaries to maintain hazard insurance with fire and extended coverage on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer provides for lender’s loss payee and additional insured endorsements in favor of Agent in a form acceptable to Agent, agrees to give the Agent at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of any of the Borrowers shall affect the right of the Agent to recover under such policy in the event of loss or damage; (b) file, and cause each of their Subsidiaries to file, with the Agent, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Agent, obtain, and cause each of their Subsidiaries to obtain, such additional insurance as the Agent may reasonably request.

6.1.21 Maintenance of the Collateral.

The Borrowers will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral that may materially impair the value thereof.  The Agent, or an agent designated by the Agent, shall be permitted to enter the premises of each of the Borrowers and their Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice.  The Agent shall not have any duty to, and the Borrowers hereby release the Agent and the Lenders from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

6.1.22 Equipment.

The Borrowers shall (a) maintain all Equipment as personalty, (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis.  The Borrowers hereby declare their intent that, notwithstanding the means of attachment, no goods of the Borrowers hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Agent’s consent, until all of the Obligations have been paid in full and all of the Commitments and Letters of Credit have been terminated or have expired.

6.1.23 Defense of Title and Further Assurances.

At their expense, the Borrowers will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Agent may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens.  The Borrowers will from time to time do whatever the Agent may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords’ or mortgagees’ waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Agent may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens.  The Borrowers shall pay to the Agent on demand all taxes, costs and expenses incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument.  To the extent that the Proceeds of any of the Accounts or Receivables of the Borrowers are expected to become subject to the control of, or in the possession of, a party other than the Borrowers or the Agent, the Borrowers shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Agent and as may be necessary to evidence and/or perfect the security interest of the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, in those Proceeds.  The Borrowers agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code.  Each Borrower hereby irrevocably appoints the Agent as the Borrower’s attorney-in-fact, with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent for itself and the Lenders, but at the cost and expense of the Borrowers and without notice to the Borrowers, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.23.

6.1.24 Business Names; Locations.

Each Borrower will notify and cause each of the Subsidiaries to notify the Agent not less than thirty (30) days prior to (a) any change in the name under which the Borrower or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the applicable Borrower or Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, (d) any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept, and (e) any change in its jurisdiction of its incorporation or organization.

6.1.25 Use of Premises and Equipment.

The Borrowers agree that until the Obligations are fully paid and all of the Commitments and the Letters of Credit have been terminated or have expired, the Agent (a) after and during the continuance of an Event of Default, may use any of the Borrowers’ owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers’ owned or leased property.

6.1.26 Protection of Collateral.

The Borrowers agree that the Agent may at any time following an Event of Default take such steps as the Agent deems reasonably necessary to protect the interest of the Agent and the Lenders in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Agent deems appropriate, may employ and maintain at any of the Borrowers’ premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Agent and the Lenders in the Collateral and may lease warehouse facilities to which the Agent may move all or any part of the Collateral to the extent commercially reasonable.  The Borrowers agree to cooperate fully with the Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Agent may reasonably direct.  All of the Agent’s expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

6.1.27 SunTrust Deposit Account.

At all times that SunTrust remains a Lender under this Agreement, Borrowers hereby agree to maintain an average collected balance of not less than Six Hundred Thousand Dollars ($600,000) in a non-interest bearing Demand Deposit Account held at SunTrust.

6.1.28 Permitted Acquisition Deliverables.

In connection with any Permitted Acquisition, VSE shall:

(a) Immediately after the consummation of any Permitted Acquisition, furnish to the Lender a post-closing pro-forma consolidated balance sheet of Borrowers and their Subsidiaries (each a “Post-Closing Balance Sheet”) together with post-closing financial projections for the fiscal year period subsequent to the Permitted Acquisition (each a “Post-Closing Financial Projections”).  The Post-Closing Financial Projections will represent Borrowers best estimate of the future operations of each Borrower and are based on reasonable and conservative assumptions.

(b) Deliver to the Agent within ten (10) Business Days prior to the closing date of any Permitted Acquisition an Officer’s Certificate in the form attached hereto as Exhibit F-1 duly signed by a Responsible Officer of VSE certifying that all of the conditions required for a Permitted Acquisition hereunder have been fully satisfied by the Borrowers and showing the calculations of all financial covenants on a pro forma basis for such Permitted Acquisition in sufficient detail satisfactory to the Agent.

(c) In connection with the delivery of an Additional Borrower Joinder Supplement pursuant to clause (x) of the definition of Permitted Acquisitions, also deliver to the Agent an Officer’s Certificate in the form attached hereto as Exhibit F-2 duly signed by a Responsible Officer of VSE certifying that the transactions contemplated by a Permitted Acquisition have been fully satisfied and closed by the Borrowers and Target.

Section 6.2 Negative Covenants.

So long as any of the Obligations or the Commitments or Letters of Credit therefor shall be outstanding hereunder, the Borrowers agree with the Agent and the Lenders that without the prior written consent of the Agent and the Lenders:

6.2.1 Capital Structure, Merger, Acquisition or Sale of Assets.

None of the Borrowers will alter or amend their capital structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve themselves (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person (other than in connection with a Permitted Acquisition), or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default).  Any consent of the Agent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

6.2.2 Subsidiaries.

None of the Borrowers will create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List and as a result of any Permitted Acquisitions.

6.2.3 Issuance of Stock.

None of the Borrowers will issue, or grant any option or right to purchase, any of its capital stock, except for stock issued under the terms of existing stock option plans, provided that no Default or Event of Default has occurred or would exist after giving effect to the issuance, grant or purchases.

6.2.4 Purchase or Redemption of Securities, Dividend Restrictions.

Declare or pay any dividends; purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; make any distribution of assets to its stockholders whether in cash, assets or obligations of a Borrower; allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any Subsidiary to purchase or otherwise acquire for value any stock of a Borrower or another Subsidiary, except that if there is no Default or Event of Default at such time and no covenant violation would occur after giving effect thereto (a) VSE may pay cash dividends, which dividends shall not exceed Three Million Dollars ($3,000,000) in the aggregate per fiscal year, (b) each Borrower may declare and deliver dividends and make distributions payable solely in its common stock; (c) each Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock, and (d) VSE, during each fiscal year, may repurchase shares of its capital stock in amounts not to exceed Ten Million Dollars ($10,000,000), provided, that, at the time of each such repurchase, availability under the Revolving Loan, after taking into account any Outstanding Letter of Credit Obligations, shall not be less than Ten Million Dollars ($10,000,000).

6.2.5 Indebtedness.

None of the Borrowers will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Subsidiary to do so, except:

(a) the Obligations;

(b) current accounts payable arising in the ordinary course;

(c) Indebtedness secured by Permitted Liens;

(d) Subordinated Indebtedness, if approved by the Requisite Lenders;

(e) Indebtedness of the Borrowers existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.9 (Financial Condition);

(f) Assumed Indebtedness of any Target incurred after the Closing Date in the ordinary course of business, if approved by the Requisite Lenders; and

(g) Indebtedness of the Borrowers not otherwise permitted by this Agreement which, in the aggregate, does not exceed Fifty Thousand Dollars ($50,000).

6.2.6 Investments, Loans and Other Transactions.

Except as otherwise provided in this Agreement, none of the Borrowers will, nor will permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of any Borrower or any Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

(i) any advance to an officer or employee of any Borrower or any Subsidiary, provided that the aggregate amount of all such advances by all of the Borrowers and their Subsidiaries (taken as a whole) shall not exceed at any time outstanding the aggregate principal sum of (a) (i) Two Hundred Fifty Thousand Dollars ($250,000) for all such loans by the Borrower, plus (ii) reasonable advances for anticipated business expenses of employees that would be reimbursed to such employees under such Borrower’s expense reimbursement policy, and (b) Two Million Dollars ($2,000,000) for all loans from VSE to Affiliates.

(ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(iii) any investment in Cash Equivalents, which are pledged to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent’s Obligations, as collateral and security for the Obligations;

(iv) trade credit extended to customers in the ordinary course of business;

(v) investments in any Targets pursuant to any Permitted Acquisition; and

(vi) investments consisting of Deposit Accounts permitted pursuant to Section 6.2.19.

6.2.7 Stock of Subsidiaries.

None of the Borrowers will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into any of the Borrowers or another Wholly Owned Subsidiary of any of the Borrowers or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

6.2.8 Subordinated Indebtedness.

None of the Borrowers will, nor will permit any Subsidiary to make:

(a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, if a Default or an Event of Default then exists hereunder or would result from such payment;

(b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

(c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; and

(d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

6.2.9 Liens.

Each Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, other than sales of goods belonging to others which have been disclosed to the Agent, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

6.2.10 Transactions with Affiliates.

None of the Borrowers nor any of their Subsidiaries will enter into or participate in any transaction except in the ordinary course of business, with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of any Borrower and/or any Subsidiary.

6.2.11 Other Businesses.

None of the Borrowers nor any of their Subsidiaries will engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

6.2.12 ERISA Compliance.

None of the Borrowers nor any Commonly Controlled Entity shall:  (a) engage in or permit any “prohibited transaction” (as defined in ERISA); (b) cause any “accumulated funding deficiency” as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

6.2.13 Prohibition on Hazardous Materials.

None of the Borrowers shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by any Borrower or for which any Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of a Borrower’s business expressly described in this Agreement.

6.2.14 Method of Accounting; Fiscal Year.

None of the Borrowers will:

(a) change the method of accounting employed in the preparation of any financial statements furnished to the Agent under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrowers’ accountants shall furnish such information as the Agent may request to reconcile the changes with the Borrowers’ prior financial statements

(b) change its fiscal year from a year ending on December 31st.

6.2.15 Compensation.

None of the Borrowers nor any Subsidiary will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of any Borrower or any Subsidiary, or any Affiliate of any Borrower or any Subsidiary, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees.

6.2.16 Transfer of Collateral.

None of the Borrowers nor any of their Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

6.2.17 Sale and Leaseback.

None of the Borrowers nor any of the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

6.2.18 Disposition of Collateral.

None of the Borrowers will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Agent for application to the Obligations in accordance with the provisions of this Agreement.

6.2.19 Deposit Accounts.

Schedule 6.2.19 lists all of the Deposit Accounts of each Borrower as of the Closing Date.  After the Closing Date, none of the Borrowers will, or will permit any Subsidiary to, directly or indirectly, maintain or establish any bank account or Deposit Account with any bank or financial institution that is not a Lender which in the aggregate maintains balances of greater than One Hundred Thousand Dollars ($100,000), unless prior to opening such account, such Borrower or such Subsidiary enters into a Deposit Account Control Agreement.  The provisions of this Section requiring Deposit Account Control Agreements shall not apply to Deposit Accounts (a) exclusively used for payroll, payroll taxes, employee travel reimbursement, and other employee wage and benefit payments to or for the benefit of Borrowers’ employees and identified in detail satisfactory to Agent by Borrowers (b) maintained by any Borrower pursuant to Section 6.1.27, and (c) established after the Closing Date by Borrowers for purposes other than described in clause (a) of this Section, in each case, upon the prior written approval of Agent in its sole and absolute discretion and for each such Deposit Account that is approved by Agent, Borrowers will disclose, on the annual Compliance Certificate delivered to Agent pursuant to Section 6.1.1(a), the average collected account balances of all such Deposit Accounts for each of the preceding twelve (12) months.

ARTICLE VII

DEFAULT AND RIGHTS AND REMEDIES

Section 7.1 Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” under the provisions of this Agreement:

7.1.1 Failure to Pay.

The failure of the Borrowers to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

7.1.2 Breach of Representations and Warranties.

Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

7.1.3 Failure to Comply with Covenants.

The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

7.1.4 Default Under Other Financing Documents or Obligations.

A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein, including without limitation, all agreements between Agent and Borrowers which give rise to Hedging Obligations.

7.1.5 Receiver; Bankruptcy.

Any Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower’s or any Subsidiary’s business or the use or disposition of a material portion of any Borrower’s or any Subsidiary’s assets.

7.1.6 Involuntary Bankruptcy, etc.

(a) An order for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower or any Subsidiary (i) adjudicating any Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower or of any Subsidiary, or of a material portion of any Borrower’s or any Subsidiary’s assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower’s or any Subsidiary’s business or the use or disposition of a material portion of any Borrower’s or any Subsidiary’s assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

7.1.7 Judgment.

Unless adequately insured in the opinion of the Agent, the entry of a final judgment for the payment of money involving more than $200,000 against any Borrower or any Subsidiary, and the failure by such Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

7.1.8 Execution; Attachment.

Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

7.1.9 Default Under Other Borrowings.

Default shall be made with respect to any Indebtedness for Borrowed Money of any of the Borrowers (other than the Loans) in excess of Two Hundred Thousand Dollars ($200,000) if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

7.1.10 Challenge to Agreements.

Any Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

7.1.11 Material Adverse Change.

The Agent, in its sole discretion, determines in good faith that a material adverse change has occurred in the financial condition of any of the Borrowers.

7.1.12 Impairment of Position.

The Agent, in its sole discretion, determines in good faith that an event has occurred which impairs the prospect of payment of any of the Obligations and/or the value of the Collateral.

7.1.13 Collateral Inadequacy.

The determination in good faith by the Agent that the security for the Obligations is inadequate.

7.1.14 Change in Ownership.

The failure of VSE to own at least fifty one percent (51%) of the voting capital stock of each of the other Borrowers.

7.1.15 Liquidation, Termination, Dissolution, Change in Management, etc.

Any Borrower shall liquidate, dissolve or terminate its existence or any change occurs in the management or control of any Borrower without the prior written consent of the Agent.

7.1.16 De-Listing of Stock.

The failure of the stock of VSE to be listed on NASDAQ or a national stock exchange.

7.1.17 Government Default.

The issuance to a Borrower or any Subsidiary of (a) a cure notice or a show-cause notice relating to a possible termination for default under any contract which is either a contract with a Governmental Authority or is a subcontract (at any tier) which is related to a contract between a third party and Governmental Authority and, within thirty (30) calendar days after the date of such notice, no written notification is received by such Borrower or such Subsidiary from the cognizant contracting officer or customer official stating that a termination will not occur; or (b) a notice of actual termination of default (complete or partial), under any such contract or subcontract; provided, however, that no Event of Default shall be declared based upon clauses (a) or (b) of this Section 7.1.17 if the notice in question is issued at a time when the Unearned Contract Value of the contract or subcontract in question is less than $500,000.

Section 7.2 Remedies.

Upon the occurrence of any Event of Default, the Agent may, in the exercise of its sole and absolute discretion from time to time, and shall, at the direction of the Requisite Lenders, at any time thereafter exercise any one or more of the following rights, powers or remedies.

7.2.1 Acceleration.

The Agent may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

7.2.2 Further Advances.

The Agent may from time to time without notice to the Borrowers suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitments, under this Agreement and/or under any of the other Financing Documents.  Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.), the Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

7.2.3 Uniform Commercial Code.

The Agent shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws.  Upon demand by the Agent, the Borrowers shall assemble the Collateral and make it available to the Agent, at a place designated by the Agent.  The Agent or its agents may without notice from time to time enter upon any Borrower’s premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

Any written notice of the sale, disposition or other intended action by the Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in Section 9.1 (Notices), or such other address of the Borrowers which may from time to time be shown on the Agent’s records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrowers.  The Agent may alternatively or additionally give such notice in any other commercially reasonable manner.  Nothing in this Agreement shall require the Agent to give any notice not required by applicable Laws.

If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

The Borrowers recognize that the Agent may be unable to effect a public sale of all or a part of the Collateral consisting of Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws.  The Agent may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Agent that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof.  The Borrowers covenant and agree to do or cause to be done promptly all such acts and things as the Agent may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws.   Upon any such sale or disposition, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

7.2.4 Specific Rights With Regard to Collateral.

In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Agent may (but shall be under no obligation to), without notice to any of the Borrowers, and each Borrower hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution, in the name of the Agent and/or any or all of the Lenders and/or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Agent and the Lenders, but at the cost and expense of the Borrowers and without notice to the Borrowers:

(a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Agent, with the Agent taking control of the Proceeds thereof;

(b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

(c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

(d) copy, transcribe, or remove from any place of business of any Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Agent or the Lenders, make such use of any Borrower’s or any Subsidiary’s place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

(e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

(f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

(g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

(h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

(i) endorse or sign the name of any Borrower upon any Items of Payment, certificates of title, Instruments, Investment Property, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

(j) clear Inventory through customs in the Agent’s or any Borrower’s name and to sign and deliver to customs officials powers of attorney in any Borrower’s name for such purpose;

(k) notify the Post Office authorities to change the address for the delivery of mail to the Borrowers to such address or Post Office Box as the Agent may designate and receive and open all mail addressed to any of the Borrowers; and

(l) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

7.2.5 Application of Proceeds.

Any proceeds of sale or other disposition of the Collateral will be applied by the Agent to the payment first of any and all Agent’s Obligations, then to any and all Enforcement Costs, then to unpaid interest and Fees, and any balance of such proceeds will be remitted to the Lenders in like currency and funds received ratably in accordance with their respective pro rata shares of the then outstanding Obligations.  Each Lender shall apply any such proceeds received from the Agent to its Obligations in such order and manner as such Lender shall determine.  If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrowers shall remain liable to the Agent and the Lenders for any deficiency.

7.2.6 Performance by Agent.

If the Borrowers shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Agent without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Agent as its attorney-in-fact to do so, with power of substitution, in the name of the Agent, in the name of any or all of the Lenders, or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrowers and without notice to the Borrowers.  All sums so paid or advanced by the Agent together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Agent on demand, and shall constitute and become a part of the Agent’s Obligations.

7.2.7 Other Remedies.

The Agent may from time to time proceed to protect or enforce the rights of the Agent and/or any of the Lenders by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws.  The Agent and each of the Lenders is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders; and Agent and Lenders agree to share, as among themselves, any offset received in excess of its Pro Rata Share.

ARTICLE VIII

THE AGENT

Section 8.1 Appointment.

Each Lender hereby designates and appoints Citizens as its agent under this Agreement and the Financing Documents, and each Lender hereby irrevocably authorizes the Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Financing Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto.  The Agent agrees to act as such on the express conditions contained in this ARTICLE VIII.  The provisions of this ARTICLE VIII are solely for the benefit of the Agent and the Lenders and neither the Borrowers nor any Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, the Agent shall act solely as an administrative representative of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Lenders, the Borrowers or any Person.  The Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

Section 8.2 Nature of Duties.

8.2.1 In General

The Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Financing Documents.  The duties of the Agent shall be mechanical and administrative in nature.  The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender.  Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of the Borrowers, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.  If the Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, then the Agent shall send notice thereof to each Lender.  The Agent shall promptly notify each Lender any time that the applicable percentage of Lenders has instructed the Agent to act or refrain from acting pursuant hereto.

8.2.2 Express Authorization

The Agent is hereby expressly and irrevocably authorized by each of the Lenders, as agent on behalf of itself and the other Lenders:

(a) to receive on behalf of each of the Lenders any payment or collection on account of the Obligations and to distribute to each Lender its Pro Rata Share of all such payments and collections so received as provided in this Agreement;

(b) to receive all documents and items to be furnished to the Lenders under the Financing Documents (nothing contained herein shall relieve the Borrowers of any obligation to deliver any item directly to the Lenders to the extent expressly required by the provisions of this Agreement);

(c) to act or refrain from acting in this Agreement and in the other Financing Documents with respect to those matters so designated for the Agent;

(d) to act as nominee for and on behalf of the Lenders in and under this Agreement and the other Financing Documents;

(e) to arrange for the means whereby the funds of the Lenders are to be made available to the Borrowers;

(f) to distribute promptly to the Lenders, if required by the terms of this Agreement, all written information, requests, notices, Loan Notices, payments, Prepayments, documents and other items received from the Borrowers or other Person;

(g) to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of the Lenders subject to the requirement that certain of the Lenders’ consent be obtained in certain instances as provided in Section 9.2 (Amendments; Waivers);

(h) to deliver to the Borrowers and other Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

(i) to exercise on behalf of each Lender all rights and remedies of the Lenders upon the occurrence of any Event of Default and/or Default specified in this Agreement and/or in any of the other Financing Documents or applicable Laws;

(j) to execute any of the Security Documents and any other documents on behalf of the Lenders as the secured party for the benefit of the Agent and the Lenders; and

(k) to take such other actions as may be requested by the Requisite Lenders.

Section 8.3 Rights, Exculpation, Etc.

Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Financing Documents, or in connection herewith or therewith, except that the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that the Agent shall be liable with respect to its own gross negligence or willful misconduct.  The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).  The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Financing Documents or the transactions contemplated thereby, or for the financial condition of any Person.  The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Financing Documents or the financial condition of any Person, or the existence or possible existence of any Default or Event of Default.  The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from the applicable percentage of the Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of the Lenders, the Agent shall have no obligation to take any action if it, in good faith, believes that such action exposes the Agent to any liability.

Section 8.4 Reliance.

The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Financing Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.  The Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders in accordance with the terms of this Agreement.  Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes.  The Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Agent in its sole discretion.

Section 8.5 Indemnification.

Each Lender, severally, agrees to reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, Enforcement Costs, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Financing Documents or any action taken or omitted by the Agent under this Agreement for any of the Financing Documents, in proportion to each Lender’s Pro Rata Share, all of the foregoing as they may arise, be asserted or be imposed from time to time; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Agent’s gross negligence or willful misconduct.  The obligations of the Lenders under this Section 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement. Notwithstanding the foregoing, if the Agent, after having received any such reimbursement from any or all of the Lenders, shall later recover, from a source other than a Lender, all or any portion of the amount reimbursed, the Agent shall share such recovery with the reimbursing Lenders in proportion to their contribution to such reimbursement.

Section 8.6 Citizens Individually.

With respect to its Commitments and the Loans made by it, and the Notes issued to it, Citizens shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “the Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Citizens in its individual capacity as a Lender or one of the Requisite Lenders.  Citizens and its Affiliates may lend money to, accept deposits from and generally engage in any kind of banking, trust or other business with the Borrowers, any Affiliate of any Borrower, or any other Person or any of their officers, directors and employees as if Citizens were not acting as the Agent pursuant hereto and the Agent may accept fees and other consideration from the Borrowers, any Affiliate of the Borrowers or any of their officers, directors and employees for services in connection with this Agreement or otherwise without having to account for or share the same with the Lenders.

Section 8.7 Successor Agent.

8.7.1 Resignation.

The Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to the Borrowers and the Lenders.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to Section 8.7.2 (Appointment of Successor) or as otherwise provided below.

8.7.2 Appointment of Successor.

Upon any such notice of resignation pursuant to Section 8.7.1 (Resignation), the Requisite Lenders shall appoint a successor to the Agent.  If a successor to the Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent retiring, upon notice to the Borrowers, shall then appoint a successor Agent who shall serve as the Agent until such time, as the Requisite Lenders appoint a successor the Agent as provided above.

8.7.3 Successor Agent.

Upon the acceptance of any appointment as the Agent under the Financing Documents by a successor Agent, such successor to the Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent retiring, and the Agent retiring shall be discharged from its duties and obligations under the Financing Documents.  After any Agent’s resignation as the Agent under the Financing Documents, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.

Section 8.8 Collateral Matters.

8.8.1 Release of Collateral.

The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the Financing Documents:

(a) upon termination of the Commitments and payment and satisfaction of all Obligations;

(b) constituting property being sold or disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry);

(c) constituting property leased to the Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrowers to be, renewed or extended; or

(d) constituting property covered by Permitted Liens with lien priority superior to those Liens in favor or for the benefit of the Lenders.

In addition during any fiscal year of the Borrowers (x) the Agent may release Collateral having a book value of not more than 10% of the book value of all Collateral, (y) the Agent, with the consent of Requisite Lenders, may release Collateral having a book value of not more than 25% of the book value of all Collateral and (z) the Agent, with the consent of the Lenders having 100% of (i) the Commitments and (ii) Loans, may release all the Collateral.

8.8.2 Confirmation of Authority, Execution of Releases.

Without in any manner limiting the Agent’s authority to act without any specific or further authorization or consent by the Lenders as set forth in Section 8.8.1 (Release of Collateral), each Lender agrees to confirm in writing, upon request by the Borrowers, the authority to release any property covered by this Agreement or the Financing Documents conferred upon the Agent under Section 8.8.1 (Release of Collateral).  So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the requisite percentage of the Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Financing Documents, and upon at least five (5) Business Days prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon such Collateral; provided, however, that (a) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (b) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Person, in respect of), all interests retained by any Person, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Financing Documents.

8.8.3 Absence of Duty.

The Agent shall have no obligation whatsoever to any Lender, the Borrowers or any other Person to assure that the property covered by this Agreement or the Financing Documents exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent on behalf of the Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 8.8.3 or in any of the Financing Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Financing Documents or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent’s own interest in property covered by this Agreement or the Financing Documents as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any of the other the Lenders.

Section 8.9 Agency for Perfection.

Each Lender hereby appoints the Agent and each other Lender as agent for the purpose of perfecting the Lenders’ Liens in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction or otherwise, can be perfected only by possession.  Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

Section 8.10 Exercise of Remedies.

Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Financing Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

Section 8.11 Consents.

(a) In the event the Agent requests the consent of a Lender and does not receive a written denial thereof, or a written notice from a Lender that due course consideration of the request requires additional time, in each case, within ten (10) Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have given such consent.

(b) In the event the Agent requests the consent of a Lender and such consent is denied, then Citizens may, at its option, require such Lender to assign its interest in the Loans to Citizens for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest, fees and costs and expenses due such Lender under the Financing Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment.  In the event that Citizens elects to require any Lender to assign its interest to Citizens, Citizens will so notify such Lender in writing within thirty (30) days following such Lender’s denial, and such Lender will assign its interest to Citizens no later than five (5) days following receipt of such notice.

Section 8.12 Dissemination of Information.

The Agent will provide the Lenders with any information received by the Agent from the Borrowers which is required to be provided to the Agent or to the Lenders hereunder; provided, however, that the Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Agent’s gross negligence or willful misconduct.

Section 8.13 Discretionary Advances.

The Agent may, in its sole discretion, make, for the account of the Lenders on a pro rata basis, advances under the Revolving Loan of up to ten percent (10%) in excess of the Borrowing Base (but not in excess of the limitation set forth in aggregate Revolving Credit Commitments) for a period of not more than thirty (30) consecutive days in any calendar year.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices.

All notices, requests and demands to or upon the parties to this Agreement shall be in writing (including facsimile and electronic mail) and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

Borrowers:                                VSE Corporation
2550 Huntington Avenue
Alexandria, Virginia 22303
Attention:  Mr. Richard J. Hannah
Facsimile: (703) 329-4687

Agent:                                Citizens Bank of Pennsylvania
8521 Leesburg Pike
Suite 405
Vienna, Virginia 22182
Attention:  Leslie A. Grizzard
Facsimile: (703) 610-6070

with a copy to:                                Troutman Sanders LLP
1660 International Drive
Suite 600
McLean, Virginia 22102
Attention:  Richard M. Pollak, Esq.
Facsimile: (703) 448-6511

SunTrust                                SunTrust Bank
8330 Boone Blvd.
Suite 700
Vienna, Virginia  22182
Attn: Ms. Linda Bergmann
Facsimile: (703) 442-1613

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

Section 9.2 Amendments; Waivers.

9.2.1 In General.

This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Agent, the Requisite Lenders and the Borrowers, and, to the extent provided in Section 9.2.2 (Circumstances Where Consent of all of the Lenders is Required), by an agreement in writing signed by the Agent, all of the Lenders and the Borrowers.  No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing signed by the Requisite Lenders.  No course of dealing between the Borrowers and the Agent and/or any of the Lenders and no act or failure to act from time to time on the part of the Agent and/or any of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.  Without implying any limitation on the foregoing, and subject to the provisions of Section 9.2.2 (Circumstances Where Consent of all of the Lenders is Required):

(a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Agent and Lenders may specify in any such instrument.

(b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

(c) No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

(d) No failure or delay by the Lenders to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lenders from exercising any such right, power or remedy at any time or times.

(e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lenders shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

9.2.2 Circumstances Where Consent of all of the Lenders is Required.

Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

(a) extend the maturity of the principal of, or interest on, any Note or of any of the other Obligations;

(b) reduce the principal amount of any Note or of any of the other Obligations, the rate of interest thereon or the Fees due to the Lenders, except as expressly permitted therein;

(c) change the aggregate Commitments;

(d) change the date of payment of principal of, or interest on, any Note or of any of the other Obligations;

(e) change the method of calculation utilized in connection with the computation of interest and Fees;

(f) change the manner of pro rata application by the Agent of payments made by the Borrowers, or any other payments required hereunder or under the other Financing Documents;

(g) modify this Section, Section 8.8.1 (Release of Collateral), Section 8.12 (Dissemination of Information), or the definition of “Requisite Lenders”;

(h) release or agree to subordinate any material portion of any Collateral or Financing Document (except to the extent provided herein or therein);

(i) change the standards used in determining Eligible Receivables if the Borrowing Base is materially increased as a result of the change; or

(j) change the definition of “Borrowing Base”.

Additionally, no change may be made to the amount of a Lender’s Commitment or to the Lender’s percentage of all Commitments without the prior written consent of that Lender.

Notwithstanding anything to the contrary contained in this Section 9.2, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Section 9.3 Cumulative Remedies.

The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws.  In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.  Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Agent may:

(a) proceed against any one or more of the Borrowers with or without proceeding against any other Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

(b) proceed against any one or more of the Borrowers with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

(c) without reducing or impairing the obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

(d) without reducing or impairing the obligations of the Borrowers and without notice thereof:

(i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral;

(ii) approve the making of advances under the Revolving Loan under this Agreement;

(iii) waive any provision of this Agreement or the other Financing Documents;

(iv) exercise or fail to exercise rights of set-off or other rights; or

(v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

Section 9.4 Severability.

In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

(a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

(b) the obligation to be fulfilled shall be reduced to the limit of such validity;

(c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Agent, all of the Obligations of the Borrowers to the Agent and the Lenders shall become immediately due and payable; and

(d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

Section 9.5 Assignments by Lenders.

Any Lender may, with the prior written consent of the Agent (which consent shall not be unreasonably withheld), but without notice to or consent of the Borrowers, assign to any Person (each an “Assignee” and collectively, the “Assignees”) all or a portion of such Lender’s Commitments; provided that, unless such Lender has assigned all of its Commitments, after giving effect to such assignment, such Lender must continue to hold a Pro Rata Share of the Commitments at least equal to Five Million Dollars ($5,000,000).  Any Lender that elects to make such an assignment shall pay to the Agent, for the exclusive benefit of the Agent, an administrative fee for processing each such assignment in the amount of Three Thousand Five Hundred Dollars ($3,500).  Such Lender and its Assignee shall notify the Agent and the Borrowers in writing of the date on which the assignment is to be effective (the “Adjustment Date”).  On or before the Adjustment Date, the assigning Lender, the Agent, the Borrowers and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Agent, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment.  Upon the request of any assigning Lender following an assignment made in accordance with this Section 9.5, the Borrowers shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.

In addition, notwithstanding the foregoing, any Lender may at any time pledge all or any portion of such Lender’s rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

Section 9.6 Participations by Lenders.

Any Lender may at any time sell to one or more financial institutions participating interests in any of such Lender’s Obligations or Commitments; provided, however, that (a) no such participation shall relieve such Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) such Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Documents.

Section 9.7 Disclosure of Information by Lenders.

In connection with any sale, transfer, assignment or participation by any Lender in accordance with Section 9.5 (Assignments by Lenders) or Section 9.6 (Participations by Lenders), each Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

Section 9.8 Successors and Assigns.

This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agent and the Requisite Lenders.

Section 9.9 Continuing Agreements.

All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans, the issuance of Letters of Credit by the Agent and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Agent’s request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Agent with such acknowledgments and agreements as the Agent may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Agent, any or all of the Lenders, and/or any of its or their agents and others, or to the extent there are, the same are waived and released.

Section 9.10 Enforcement Costs.

The Borrowers agree to pay to the Agent on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier.  Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section.  The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

Section 9.11 Applicable Law; Jurisdiction.

9.11.1 Applicable Law.

As a material inducement to the Agent and the Lenders to enter into this Agreement, each of the Borrowers acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere.  The Agent and the Lenders acknowledge, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

9.11.2 Submission to Jurisdiction.

The Borrowers irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents.  Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

9.11.3 Appointment of Agent for Service of Process.

The Borrowers hereby irrevocably designate and appoint CT Corporation System, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060, as the Borrowers’ authorized agent to receive on the Borrowers’ behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State.  If such agent shall cease so to act, the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Agent and shall promptly deliver to the Agent evidence in writing of such other agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

9.11.4 Service of Process.

Each of the Borrowers hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower’s address designated in or pursuant to Section 9.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower’s agent for service of process by or pursuant to this Section.  The Borrowers irrevocably agree that such service (y) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers.  Nothing in this Section shall affect the right of the Agent to serve process in any manner otherwise permitted by law or limit the right of the Agent otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

Section 9.12 Duplicate Originals and Counterparts.

This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

Section 9.13 Headings.

The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 9.14 No Agency.

Nothing herein contained shall be construed to constitute the Borrowers as the agent of the Agent or any of the Lenders for any purpose whatsoever or to permit the Borrowers to pledge any of the credit of the Agent or any of the Lenders. Neither the Agent nor any of the Lenders shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  Neither the Agent nor any of the Lenders shall, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers’ obligations under any contract or agreement assigned to the Agent and/or the Lenders, and neither the Agent nor any of the Lenders shall be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

Section 9.15 Date of Payment.

Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

Section 9.16 Entire Agreement.

This Agreement is intended by the Agent, the Lenders and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein.  Neither the Agent, the Lenders nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

Section 9.17 Waiver of Trial by Jury.

THE BORROWERS, THE AGENT AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE AGENT AND/OR ANY OR ALL OF THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL.  THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

This waiver is knowingly, willingly and voluntarily made by the Borrowers, the Agent and the Lenders, and the Borrowers, the Agent and the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect.  The Borrowers, the Agent and the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

Section 9.18 Liability of the Agent and the Lenders.

The Borrowers hereby agree that neither the Agent nor any of the Lenders shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Agent and/or any of the Lenders in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

By inspecting the Collateral or any other properties of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Agent and/or any of the Lenders pursuant to this Agreement or any of the other Financing Documents, neither the Agent nor any of the Lenders shall be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Agent and/or the Lenders.

Section 9.19 Indemnification.

The Borrowers agrees to indemnify and hold harmless, the Agent, the Lenders, the respective parent and Affiliates of the Agent and the Lenders and the respective parent’s and Affiliates’ officers, directors, shareholders, employees and agents (each an “Indemnified Party,” and collectively, the “Indemnified Parties”), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney’s fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Financing Documents, or any other Event of Default; (b) the use by the Borrowers of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrowers or any of their Affiliates by any other Person, or (ii) any Indemnified Party by the Borrowers in connection with the transactions contemplated hereunder.  Notwithstanding anything herein or elsewhere to the contrary, the Borrowers shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party.  Any amount payable to the Agent and/or the Lenders under this Section will bear interest at the Post-Default Rate from the due date until paid.

Section 9.20 Patriot Act Notice.

To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  For purposes of this section, account shall be understood to include loan accounts.

[Signatures Appear on the Following Pages]

Tyson01 425010v9 220794.000008

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Loan and Security Agreement under their respective seals as of the day and year first written above.

BORROWERS:

WITNESS/ATTEST:                                                                VSE CORPORATION

_________________________                                                                By: ____________________________(Seal)
Maurice A. Gauthier
Chief Executive Officer, President and
Chief Operating Officer

WITNESS/ATTEST:                                                                ENERGETICS INCORPORATED

_________________________                                                                By: ____________________________(Seal)
Maurice A. Gauthier
Director

WITNESS/ATTEST:                                                                VSE SERVICES INTERNATIONAL, INC.

_________________________                                                                By: ____________________________(Seal)
Maurice A. Gauthier
Director

WITNESS/ATTEST:	INTEGRATED CONCEPTS AND RESEARCH CORPORATION

_________________________                                                                By: ____________________________(Seal)
Maurice A. Gauthier
Director

WITNESS/ATTEST:                                                                G&B SOLUTIONS, INC.

_________________________                                                                By: ____________________________(Seal)
Maurice A. Gauthier
Director

WITNESS/ATTEST:                                                                AKIMEKA, LLC

_________________________                                                                By: ____________________________(Seal)
Vaughn G. A. Vasconcellos
Manager

LENDERS:

WITNESS:                                                                CITIZENS BANK OF PENNSYLVANIA,
in its capacity as a Lender

_________________________                                                                By: ____________________________(Seal)
Name:
Title:

WITNESS:                                                                SUNTRUST BANK,
in its capacity as a Lender

_________________________                                                                By: ____________________________(Seal)
Name:
Title:

AGENT:

WITNESS:                                                                CITIZENS BANK OF PENNSYLVANIA,
in its capacity as Agent

_________________________                                                                By: ____________________________(Seal)
Name:
Title:

Tyson01 425010v9 220794.000008

LIST OF EXHIBITS

A.                      Additional Borrower Joinder Supplement

B-1.                      Form of Revolving Credit Note

B-2                      Form of Replacement Revolving Credit Note

B-3                      Form of Term Loan Note

C.                      Account Information for Wire Transfer

D.                      Form of Compliance Certificate

E.                      Form of Increased Revolving Facility Activation Notice

F-1.                      Form of Officer’s Certificate

F-2.                      Form of Officer’s Certificate

G-1                      Pro-forma Balance Sheet

G-2                      Pro-forma Financial Projections

H.                      Form Assignment of Membership Interest

Tyson01 425010v9 220794.000008

LIST OF SCHEDULES

Schedule 4.1.8                                           Litigation

Schedule 4.1.11                                Indebtedness for Borrowed Money

Schedule 4.1.16                                Employee Relations

Schedule 4.1.18                                Perfection and Priority of Collateral

Schedule 6.2.19                                Deposit Accounts

Tyson01 425010v9 220794.000008

Exhibit A

Additional Borrower Joinder Supplement

[See attached]

Tyson01 425010v9 220794.000008

Exhibit B-1

Form of Revolving Credit Note

[See attached]

Tyson01 425010v9 220794.000008

Exhibit B-2

Form of Replacement Revolving Credit Note

[See attached]

Tyson01 425010v9 220794.000008

Exhibit B-3

Form of Term Note

[See attached]

Tyson01 425010v9 220794.000008

Exhibit C

Account Information for Wire Transfer

Lenders Account and Wire Instructions

Citizens Bank of Pennsylvania
Philadelphia, PA
ABA # 036076150
Acct Name: Commercial Loan Operations
Account #6000005222
Ref: VSE Corporation
PAYDOWN/ADVANCE/ETC

SunTrust Bank
ABA Number:  061000104
For Credit To:  Technology & Government
Account Number:  9443002459
Reference: VSE Corporation

Tyson01 425010v9 220794.000008

Exhibit D

Form of Compliance Certificate

[See attached]

Tyson01 425010v9 220794.000008

Exhibit E

Form Increased Revolving Facility Activation Notice

[See attached]

Tyson01 425010v9 220794.000008

INCREASED REVOLVING FACILITY ACTIVATION NOTICE

To:  Citizens Bank of Pennsylvania, a bank chartered in the Commonwealth of Pennsylvania, as Agent under the Loan Agreement referred to below
______________, __, 20__

Reference is made to the Amended and Restated Business Loan and Security Agreement, dated as of August 19, 2010 (as amended, supplemented, restated or modified, from time to time, the “Loan Agreement”), by and among VSE CORPORATION, a corporation organized under the laws of the State of Delaware (“VSE”), ENERGETICS INCORPORATED, a corporation organized under the laws of the State of Maryland (“Energetics”), VSE SERVICES INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“VSI”), INTEGRATED CONCEPTS AND RESEARCH CORPORATION, a corporation organized under the laws of the District of Columbia (“ICRC”), G&B Solutions, Inc., a corporation organized under the laws of the Commonwealth of Virginia (“G&B”), AKIMEKA, LLC, a limited liability company organized under the laws of the State of Hawaii (“AK”), jointly and severally (each of VSE, Energetics, VSI, ICRC, G&B, and AK, a “Borrower”; and collectively, the “Borrowers”), CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the Commonwealth of Pennsylvania, its successors and assigns (“Citizens”), SUNTRUST BANK, a banking corporation organized under the laws of the State of Georgia, its successors and assigns (“SunTrust”), each other financial institution which is a party to this Agreement, whether by execution of this Agreement or otherwise (collectively, the “Lenders” and individually, a “Lender”) and CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the Commonwealth of Pennsylvania, its successors and assigns, in its capacity as both collateral and administrative agent for the Lenders (the “Agent”).

This notice is an Increased Revolving Facility Activation Notice referred to in the Loan Agreement, and Borrowers and each of the Lenders party hereto notify you that:

1.           Each Lender party hereto agrees to increase the amount of its Revolving Commitment as set forth opposite such Lender’s name on the signature pages hereof under the caption “Increased Revolving Facility Amount”.

2.           The Increased Revolving Facility Closing Date is _____________.

[Signatures Appear on the Following Page]

Tyson01 425010v9 220794.000008

VSE CORPORATION

By: ____________________________(Seal)
Name:
Title:

ENERGETICS INCORPORATED

By: ____________________________(Seal)
Name:
Title:

VSE SERVICES INTERNATIONAL, INC.

By: ____________________________(Seal)
Name:
Title:

INTEGRATED CONCEPTS AND RESEARCH CORPORATION

By: ____________________________(Seal)
Name:
Title:

G&B SOLUTIONS, INC.

By: ____________________________(Seal)
Name:
Title:

AKIMEKA, LLC

By: ____________________________(Seal)
Name:
Title:

Increased Revolving Facility Amount                                                                [Name of Lender],
$__________________                                                                in its capacity as a Lender

By: ____________________________(Seal)
Name:
Title:

CONSENTED TO:

CITIZENS BANK OF PENNSYLVANIA,
in its capacity as Agent

By: ____________________________(Seal)
Name:
Title:

Tyson01 425010v9 220794.000008

Exhibit F-1

Form of Officer’s Certificate

[See attached]

Tyson01 425010v9 220794.000008

OFFICER’S CERTIFICATE

Pursuant to Section 6.1.28(a) of that Amended and Restated Business Loan and Security Agreement dated as of August 19, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”; terms defined therein being used herein as therein defined), by and among VSE CORPORATION, a corporation organized under the laws of the State of Delaware (“VSE”), ENERGETICS INCORPORATED, a corporation organized under the laws of the State of Maryland (“Energetics”), VSE SERVICES INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“VSI”), INTEGRATED CONCEPTS AND RESEARCH CORPORATION, a corporation organized under the laws of the District of Columbia (“ICRC”), G&B Solutions, Inc., a corporation organized under the laws of the Commonwealth of Virginia (“G&B”), AKIMEKA, LLC, a limited liability company organized under the laws of the State of Hawaii (“AK”), jointly and severally (each of VSE, Energetics, VSI, ICRC, G&B, and AK, a “Borrower”; and collectively, the “Borrowers”), CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the Commonwealth of Pennsylvania, its successors and assigns (“Citizens”), SUNTRUST BANK, a banking corporation organized under the laws of the State of Georgia, its successors and assigns (“SunTrust”), each other financial institution which is a party to this Agreement, whether by execution of this Agreement or otherwise (collectively, the “Lenders” and individually, a “Lender”) and CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the Commonwealth of Pennsylvania, its successors and assigns, in its capacity as both collateral and administrative agent for the Lenders (the “Agent”), the undersigned, being the duly elected and acting [President and Chief Executive Officer] of VSE, does hereby certify that:

1. All conditions, covenants, and provisions required for the Permitted Acquisition under the Loan Agreement have been fully satisfied by the Borrowers, other than with respect to clause (x) of the definition of Permitted Acquisition.

2. Attached hereto as Exhibit A are true and correct copies of the Purchase Agreement Documents, and such documents are in full force and effect as of the date hereof, and the provisions thereof have not been in any way modified, amended or waived.

3. In connection with the transactions contemplated by the Loan Agreement, the Lenders and Agent are entitled to rely and have, in fact, relied on the information contained herein, any successor or assignee of, or participant with, any Lender (as permitted under the Loan Agreement) is also entitled to rely on the information contained herein.

[Signature Appears on Following Page.]

Tyson01 425010v9 220794.000008

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the ____ day of _______, 201_.

VSE CORPORATION

By: ____________________________(Seal)
Name:
Title:

Tyson01 425010v9 220794.000008

Exhibit A

Purchase Agreement Documents

[see attached]

Tyson01 425010v9 220794.000008

Exhibit F-2

Form of Officer’s Certificate

[See attached]

Tyson01 425010v9 220794.000008

OFFICER’S CERTIFICATE

Pursuant to Section 6.1.28(c) of that Amended and Restated Business Loan and Security Agreement dated as of August 19, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”; terms defined therein being used herein as therein defined), by and among VSE CORPORATION, a corporation organized under the laws of the State of Delaware (“VSE”), ENERGETICS INCORPORATED, a corporation organized under the laws of the State of Maryland (“Energetics”), VSE SERVICES INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“VSI”), INTEGRATED CONCEPTS AND RESEARCH CORPORATION, a corporation organized under the laws of the District of Columbia (“ICRC”), G&B Solutions, Inc., a corporation organized under the laws of the Commonwealth of Virginia (“G&B”), AKIMEKA, LLC, a limited liability company organized under the laws of the State of Hawaii (“AK”), jointly and severally (each of VSE, Energetics, VSI, ICRC, G&B, and AK, a “Borrower”; and collectively, the “Borrowers”), CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the Commonwealth of Pennsylvania, its successors and assigns (“Citizens”), SUNTRUST BANK, a banking corporation organized under the laws of the State of Georgia, its successors and assigns (“SunTrust”), each other financial institution which is a party to this Agreement, whether by execution of this Agreement or otherwise (collectively, the “Lenders” and individually, a “Lender”) and CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the Commonwealth of Pennsylvania, its successors and assigns, in its capacity as both collateral and administrative agent for the Lenders (the “Agent”), the undersigned, being the duly elected and acting [President and Chief Executive Officer] of VSE, does hereby certify that:

1. All conditions, covenants, and provisions required for the Permitted Acquisition under the Loan Agreement have been fully satisfied by the Borrowers.

2. Attached hereto as Exhibit A are true and correct copies of the Purchase Agreement Documents, and such documents are in full force and effect as of the date hereof, and the provisions thereof have not been in any way modified, amended or waived.

3. The Permitted Acquisition has been closed and completed in accordance with the Purchase Agreement Documents as furnished to Lender herein in accordance with all applicable Laws.

4. Borrowers have obtained all consents, licenses and approvals to permit it to engage in the business previously operated and conducted by the Target, and the Target has duly and properly assigned to Borrowers all of its right, title and interest in, and to, any and all Trademarks, Copyrights and Patents, together with the goodwill of the Target associated with, and/or symbolized by, any of the foregoing, and such assignment has been duly and properly filed, registered and recorded with the United States Patent and Trademark Office, the United States Copyright Office and with such other state or any Governmental Authority as may be necessary to effect and consummate an assignment of such Trademarks, Copyrights and Patents, together with the goodwill associated with, or symbolized by any of the foregoing from the Target to Borrowers.

5. In connection with the transactions contemplated by the Loan Agreement, the Lenders and Agent are entitled to rely and have, in fact, relied on the information contained herein, any successor or assignee of, or participant with, any Lender (as permitted under the Loan Agreement) is also entitled to rely on the information contained herein.

[Signature Appears on Following Page.]

Tyson01 425010v9 220794.000008

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the ____ day of _______, 201_.

VSE CORPORATION

By: ____________________________(Seal)
Name:
Title:

Tyson01 425010v9 220794.000008

Exhibit A

Purchase Agreement Documents

[see attached]

Tyson01 425010v9 220794.000008

Exhibit G-1

Pro-forma Balance Sheet

[See attached]

Tyson01 425010v9 220794.000008

Exhibit G-2

Pro-forma Financial Projections

[See attached]

Tyson01 425010v9 220794.000008

Exhibit H

Form Assignment of Membership Interest

[See attached]

Tyson01 425010v9 220794.000008

Schedule 4.1.8

Litigation

None

Tyson01 425010v9 220794.000008

Schedule 4.1.11

Indebtedness for Borrowed Money

None

Tyson01 425010v9 220794.000008

Schedule 4.1.16

Employee Relations

VSE has two Union Agreements:

Name:  The International Association of Machinists Aerospace Workers, AFL-CIO, Local Lodge 93
Effective Date:  October 1, 2008 through September 30, 2011.
Approximate No. of employee:  130

Name:  The International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers, Local Lodge 344
Effective Date:  May 1, 2009 through April 30, 2012
Approximate No. of employee:  43

Reference is made to employment agreements between VSE and its Subsidiaries and the following individuals:

1.	Maurice A. Gauthier – CEO, President, and COO of VSE
2.	Thomas R. Loftus - Executive Vice President and CFO of VSE
3.	James W. Lexo, Jr. - Executive Vice President of VSE
4.	Thomas G. Dacus - Executive Vice President of VSE
5.	Michael Hamerly - Executive Vice President of VSE
6.	Nancy Margolis – President of Energetics
7.	Denise Manning – President of G&B
8.	Carl E. Williams - President of ICRC
9.	Thomas M. Kiernan – Vice President and Secretary of VSE
10.	Jayne M. Tuohig – Senior Vice President of VSE

Tyson01 425010v9 220794.000008

Schedule 4.1.18

Perfection and Priority of Collateral

None

Tyson01 425010v9 220794.000008

Schedule 6.2.19
Deposit Accounts
List of VSE and Subsidiary		List of VSE and Subsidiary		List of VSE and Subsidiary
Non-Citizens Bank DDA		Citizens Bank DDA		Citizens Bank DDA
Company:	VSE Corporation	Company:	VSE Corporation	Company:	VSE Corporation
Bank:	SunTrust	Bank:	Citizens	Bank:	Citizens
ACCT #:	1000096163182	ACCT #:	6101737091	ACCT #:	6101737148
Name:	VSE Corporation	Name:	VSE Corporation	Name:	VSE401K acct
Type:	Stand Alone	Type:	Master/sweep	Type:	Stand Alone

Company:	Energetics	Company:	VSE Corporation	Company:	ICRC
Bank:	M & T Bank	Bank:	Citizens	Bank:	Citizens
ACCT #:	17790361	ACCT #:	6202211036	ACCT #:	6220713358
Name:	Energetics	Name:	VSE Corporation	Name:	ICRC Flex acct
Type:	petty cash	Type:	ZBA	Type:	Stand Alone

Company:	Energetics	Company:	G&B Solutions	Company:	VSE Corporation
Bank:	M & T Bank	Bank:	Citizens	Bank:	Citizens
ACCT #:	19149083	ACCT #:	6221703755	ACCT #:	6699010437
Name:	Energetics	Name:	G&B Solutions	Name:	VSE Corporation -CDA
Type:	Health-flex	Type:	ZBA	Type:	CDA

Company:	VSE Corporation	Company:	ICRC	Company:	VSE Corporation
Bank:	National Bank of Kuwait	Bank:	Citizens	Bank:	Citizens
ACCT #:	0801201050301	ACCT #:	6219257441	ACCT #:	6218223853
Name:	VSE Corporation	Name:	I.C.R.C	Name:	TEOAF Account
Type:	Stand Alone	Type:	ZBA	Type:	Stand Alone

Company:	VSE Corporation	Company:	VSE Corporation	Company:	VSE Corporation
Bank:	JP Morgan	Bank:	Citizens	Bank:	Citizens
ACCT #:	475737024	ACCT #:	6101737105	ACCT #:	6221706851
Name:	Cigna	Name:	Bav travel acct	Name:	Sub-payroll
Type:	Health-flex	Type:	Stand Alone	Type:	Stand Alone

Company:	VSE Corporation	Company:	Energetics	Company:	G&B Solutions
Bank:	National Bank of Kuwait	Bank:	Citizens	Bank:	Citizens
ACCT #:	0801201050101	ACCT #:	6202211109	ACCT #:	6222831730
Name:	VSE Corporation	Name:	Energetics	Name:	G&B flex acct
Type:	Stand Alone	Type:	ZBA	Type:	Stand Alone

Tyson01 425010v9 220794.000008

TABLE OF CONTENTS

AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT [INSERT PAGE NUMBER]

RECITALS [INSERT PAGE NUMBER]

AGREEMENTS [INSERT PAGE NUMBER]

ARTICLE I DEFINITIONS [INSERT PAGE NUMBER]
Section 1.1                      Certain Defined Terms. [INSERT PAGE NUMBER]
Section 1.2                      Accounting Terms and Other Definitional Provisions. [INSERT PAGE NUMBER]

ARTICLE II THE CREDIT FACILITIES [INSERT PAGE NUMBER]
Section 2.1                      The Revolving Credit Facility. [INSERT PAGE NUMBER]
2.1.1                Revolving Credit Facility.[INSERT PAGE NUMBER]
2.1.2                Procedure for Making Advances Under the Revolving Loan; Continuation and Conversion Elections; Lender Protection Loans.[INSERT PAGE NUMBER]
2.1.3                Borrowing Base.[INSERT PAGE NUMBER]
2.1.4                Borrowing Base Report.[INSERT PAGE NUMBER]
2.1.5                Revolving Credit Notes.[INSERT PAGE NUMBER]
2.1.6                Increase to Revolving Credit Facility.[INSERT PAGE NUMBER]
2.1.7                Payment of Interest; Principal; Automatic Rollover of Revolving Loans.[INSERT PAGE NUMBER]
2.1.8                Mandatory Prepayments of Revolving Loan.[INSERT PAGE NUMBER]
2.1.9                Optional Prepayments of Revolving Loan.[INSERT PAGE NUMBER]
2.1.10                The Collateral Account.[INSERT PAGE NUMBER]
2.1.11                Revolving Loan Account.[INSERT PAGE NUMBER]
2.1.12                Revolving Credit Unused Line Fee.[INSERT PAGE NUMBER]
2.1.13                Required Availability under the Revolving Credit Facility.[INSERT PAGE NUMBER]
2.1.14                Optional Reduction of Total Revolving Credit Committed Amount.[INSERT PAGE NUMBER]
Section 2.2                      The Letter of Credit Sub-Facility. [INSERT PAGE NUMBER]
2.2.1                Letters of Credit.[INSERT PAGE NUMBER]
2.2.2                Letter of Credit Fees.[INSERT PAGE NUMBER]
2.2.3                Terms of Letters of Credit; Post-Expiration Date Letters of Credit.[INSERT PAGE NUMBER]
2.2.4                Procedures for Letters of Credit.[INSERT PAGE NUMBER]
2.2.5                Payments of Letters of Credit.[INSERT PAGE NUMBER]
2.2.6                Change in Law; Increased Cost.[INSERT PAGE NUMBER]
2.2.7                General Letter of Credit Provisions.[INSERT PAGE NUMBER]
2.2.8                Participations in the Letters of Credit.[INSERT PAGE NUMBER]
2.2.9                Payments by the Lenders to the Agent.[INSERT PAGE NUMBER]
2.2.10                Defaulting Lender.[INSERT PAGE NUMBER]
Section 2.3                      Citizens Letter of Credit Sub-Facility. [INSERT PAGE NUMBER]
2.3.1                Citizens Letters of Credit.[INSERT PAGE NUMBER]
2.3.2                Terms of Letters of Credit; Post-Expiration Date Letters of Credit.[INSERT PAGE NUMBER]
2.3.3                Procedures for Letters of Credit.[INSERT PAGE NUMBER]
2.3.4                Payments of Letters of Credit.[INSERT PAGE NUMBER]
2.3.5                Change in Law; Increased Cost.[INSERT PAGE NUMBER]
2.3.6                General Letter of Credit Provisions.[INSERT PAGE NUMBER]
Section 2.4                      The Term Loan Facility. [INSERT PAGE NUMBER]
2.4.1                Term Loan Commitment.[INSERT PAGE NUMBER]
2.4.2                Term Notes.[INSERT PAGE NUMBER]
2.4.3                Payment of Interest; Principal; Automatic Rollover of Term Loans.[INSERT PAGE NUMBER]
2.4.4                Optional Prepayments of Term Loans.[INSERT PAGE NUMBER]
2.4.5                Procedure for Funding the Term Loan; Continuation and Conversion Elections.[INSERT PAGE NUMBER]
Section 2.5                      Payment Provisions; Application. [INSERT PAGE NUMBER]
Section 2.6                      LIBOR Rate Provisions. [INSERT PAGE NUMBER]
2.6.1                LIBOR Breakage Fee.[INSERT PAGE NUMBER]
2.6.2                LIBOR Rate Lending Unlawful.[INSERT PAGE NUMBER]
2.6.3                Unavailability of LIBOR Rate.[INSERT PAGE NUMBER]
2.6.4                Increased Costs.[INSERT PAGE NUMBER]
2.6.5                Increased Capital Costs.[INSERT PAGE NUMBER]
2.6.6                Taxes.[INSERT PAGE NUMBER]
Section 2.7                      General Financing Provisions. [INSERT PAGE NUMBER]
2.7.1                Borrowers’ Representatives.[INSERT PAGE NUMBER]
2.7.2                Use of Proceeds of the Loans.[INSERT PAGE NUMBER]
2.7.3                Origination Fee.[INSERT PAGE NUMBER]
2.7.4                Agent’s Fee.[INSERT PAGE NUMBER]
2.7.5                Field Examination Fees.[INSERT PAGE NUMBER]
2.7.6                Computation of Interest and Fees.[INSERT PAGE NUMBER]
2.7.7                Maximum Interest Rate.[INSERT PAGE NUMBER]
2.7.8                Payments.[INSERT PAGE NUMBER]
2.7.9                Liens; Setoff.[INSERT PAGE NUMBER]
2.7.10                Requirements of Law.[INSERT PAGE NUMBER]
2.7.11                Guaranty.[INSERT PAGE NUMBER]
2.7.12                ACH Transactions and Hedging Contracts.[INSERT PAGE NUMBER]
Section 2.8                      Settlement Among Lenders. [INSERT PAGE NUMBER]
2.8.1                Term Loans.[INSERT PAGE NUMBER]
2.8.2                Revolving Loans.[INSERT PAGE NUMBER]
2.8.3                Settlement Procedures as to Revolving Loan.[INSERT PAGE NUMBER]
2.8.4                Settlement of Other Obligations.[INSERT PAGE NUMBER]
2.8.5                Presumption of Payment.[INSERT PAGE NUMBER]
2.8.6                Defaulting Lenders.[INSERT PAGE NUMBER]

ARTICLE III THE COLLATERAL [INSERT PAGE NUMBER]
Section 3.1                      Debt and Obligations Secured. [INSERT PAGE NUMBER]
Section 3.2                      Grant of Liens. [INSERT PAGE NUMBER]
Section 3.3                      Collateral Disclosure List. [INSERT PAGE NUMBER]
Section 3.4                      Personal Property. [INSERT PAGE NUMBER]
3.4.1                Investment Property, Chattel Paper, Promissory Notes, etc.[INSERT PAGE NUMBER]
3.4.2                Patents, Copyrights and Other Property Requiring Additional Steps to Perfect.[INSERT PAGE NUMBER]
3.4.3                Government Contracts Requiring Additional Steps to Perfect.[INSERT PAGE NUMBER]
Section 3.5                      Record Searches. [INSERT PAGE NUMBER]
Section 3.6                      Costs. [INSERT PAGE NUMBER]
Section 3.7                      Release. [INSERT PAGE NUMBER]
Section 3.8                      Inconsistent Provisions. [INSERT PAGE NUMBER]

ARTICLE IV REPRESENTATIONS AND WARRANTIES [INSERT PAGE NUMBER]
Section 4.1                      Representations and Warranties. [INSERT PAGE NUMBER]
4.1.1                Subsidiaries.[INSERT PAGE NUMBER]
4.1.2                Good Standing.[INSERT PAGE NUMBER]
4.1.3                Power and Authority.[INSERT PAGE NUMBER]
4.1.4                Binding Agreements.[INSERT PAGE NUMBER]
4.1.5                No Defaults, Violations.[INSERT PAGE NUMBER]
4.1.6                Compliance with Laws.[INSERT PAGE NUMBER]
4.1.7                Investment Company Act.[INSERT PAGE NUMBER]
4.1.8                Litigation.[INSERT PAGE NUMBER]
4.1.9                Financial Condition.[INSERT PAGE NUMBER]
4.1.10                Full Disclosure.[INSERT PAGE NUMBER]
4.1.11                Indebtedness for Borrowed Money.[INSERT PAGE NUMBER]
4.1.12                Taxes.[INSERT PAGE NUMBER]
4.1.13                ERISA.[INSERT PAGE NUMBER]
4.1.14                Title to Properties.[INSERT PAGE NUMBER]
4.1.15                Patents, Trademarks, Etc.[INSERT PAGE NUMBER]
4.1.16                Employee Relations.[INSERT PAGE NUMBER]
4.1.17                Presence of Hazardous Materials or Hazardous Materials Contamination.[INSERT PAGE NUMBER]
4.1.18                Perfection and Priority of Collateral.[INSERT PAGE NUMBER]
4.1.19                Places of Business and Location of Collateral.[INSERT PAGE NUMBER]
4.1.20                Business Names and Addresses.[INSERT PAGE NUMBER]
4.1.21                Equipment.[INSERT PAGE NUMBER]
4.1.22                Inventory.[INSERT PAGE NUMBER]
4.1.23                Accounts.[INSERT PAGE NUMBER]
4.1.24                Compliance with Eligibility Standards.[INSERT PAGE NUMBER]
4.1.25                Solvency[INSERT PAGE NUMBER]
4.1.26                Claims and Investigations.[INSERT PAGE NUMBER]
4.1.27                Government Contract Obligations.[INSERT PAGE NUMBER]
4.1.28                Margin Regulations.[INSERT PAGE NUMBER]
4.1.29                Purchase Agreement Transaction.[INSERT PAGE NUMBER]
4.1.30                Seller’s Creditor List.[INSERT PAGE NUMBER]
4.1.31                Pro-forma Financial Statements.[INSERT PAGE NUMBER]
4.1.32                Survival; Updates of Representations and Warranties.[INSERT PAGE NUMBER]

ARTICLE V CONDITIONS PRECEDENT [INSERT PAGE NUMBER]
Section 5.1                      Conditions to the Initial Advance and Initial Letter of Credit. [INSERT PAGE NUMBER]
5.1.1                Organizational Documents - Borrowers[INSERT PAGE NUMBER]
5.1.2                Consents, Licenses, Approvals, Etc.[INSERT PAGE NUMBER]
5.1.3                Notes.[INSERT PAGE NUMBER]
5.1.4                Financing Documents and Collateral.[INSERT PAGE NUMBER]
5.1.5                Other Documents, Etc.[INSERT PAGE NUMBER]
5.1.6                Payment of Fees.[INSERT PAGE NUMBER]
5.1.7                Collateral Disclosure List.[INSERT PAGE NUMBER]
5.1.8                Recordings and Filings.[INSERT PAGE NUMBER]
5.1.9                Insurance Certificate.[INSERT PAGE NUMBER]
5.1.10                Landlord’s Waivers.[INSERT PAGE NUMBER]
5.1.11                Purchase Agreement Transaction.[INSERT PAGE NUMBER]
5.1.12                Pledged Membership Interests; Transfer Powers.[INSERT PAGE NUMBER]
5.1.13                Pro-forma Balance Sheet and Projections.[INSERT PAGE NUMBER]
5.1.14                AK Payoff Letter.[INSERT PAGE NUMBER]
5.1.15                AK Affiliated Loan.[INSERT PAGE NUMBER]
5.1.16                Compliance Certificate.[INSERT PAGE NUMBER]
Section 5.2                      Conditions to all Extensions of Credit. [INSERT PAGE NUMBER]
5.2.1                Compliance.[INSERT PAGE NUMBER]
5.2.2                Borrowing Base.[INSERT PAGE NUMBER]
5.2.3                Default.[INSERT PAGE NUMBER]
5.2.4                Representations and Warranties.[INSERT PAGE NUMBER]
5.2.5                Adverse Change.[INSERT PAGE NUMBER]
5.2.6                Legal Matters.[INSERT PAGE NUMBER]
5.2.7                Defaulting Lenders.[INSERT PAGE NUMBER]

ARTICLE VI COVENANTS OF THE BORROWERS [INSERT PAGE NUMBER]
Section 6.1                      Affirmative Covenants. [INSERT PAGE NUMBER]
6.1.1                Financial Statements.[INSERT PAGE NUMBER]
6.1.2                Reports to SEC and to Stockholders.[INSERT PAGE NUMBER]
6.1.3                Recordkeeping, Rights of Inspection, Field Examination, Etc.[INSERT PAGE NUMBER]
6.1.4                Corporate Existence.[INSERT PAGE NUMBER]
6.1.5                Compliance with Laws.[INSERT PAGE NUMBER]
6.1.6                Preservation of Properties.[INSERT PAGE NUMBER]
6.1.7                Line of Business.[INSERT PAGE NUMBER]
6.1.8                Insurance.[INSERT PAGE NUMBER]
6.1.9                Taxes.[INSERT PAGE NUMBER]
6.1.10                ERISA.[INSERT PAGE NUMBER]
6.1.11                Notification of Events of Default and Adverse Developments.[INSERT PAGE NUMBER]
6.1.12                Hazardous Materials; Contamination.[INSERT PAGE NUMBER]
6.1.13                Disclosure of Significant Transactions.[INSERT PAGE NUMBER]
6.1.14                Financial Covenants.[INSERT PAGE NUMBER]
6.1.15                Collection of Receivables.[INSERT PAGE NUMBER]
6.1.16                Assignments of Receivables.[INSERT PAGE NUMBER]
6.1.17                Government Accounts.[INSERT PAGE NUMBER]
6.1.18                Notice of Returned Goods, etc.[INSERT PAGE NUMBER]
6.1.19                Inventory.[INSERT PAGE NUMBER]
6.1.20                Insurance With Respect to Equipment and Inventory.[INSERT PAGE NUMBER]
6.1.21                Maintenance of the Collateral.[INSERT PAGE NUMBER]
6.1.22                Equipment.[INSERT PAGE NUMBER]
6.1.23                Defense of Title and Further Assurances.[INSERT PAGE NUMBER]
6.1.24                Business Names; Locations.[INSERT PAGE NUMBER]
6.1.25                Use of Premises and Equipment.[INSERT PAGE NUMBER]
6.1.26                Protection of Collateral.[INSERT PAGE NUMBER]
6.1.27                SunTrust Deposit Account.[INSERT PAGE NUMBER]
6.1.28                Permitted Acquisition Deliverables.[INSERT PAGE NUMBER]
Section 6.2                      Negative Covenants. [INSERT PAGE NUMBER]
6.2.1                Capital Structure, Merger, Acquisition or Sale of Assets.[INSERT PAGE NUMBER]
6.2.2                Subsidiaries.[INSERT PAGE NUMBER]
6.2.3                Issuance of Stock.[INSERT PAGE NUMBER]
6.2.4                Purchase or Redemption of Securities, Dividend Restrictions.[INSERT PAGE NUMBER]
6.2.5                Indebtedness.[INSERT PAGE NUMBER]
6.2.6                Investments, Loans and Other Transactions.[INSERT PAGE NUMBER]
6.2.7                Stock of Subsidiaries.[INSERT PAGE NUMBER]
6.2.8                Subordinated Indebtedness.[INSERT PAGE NUMBER]
6.2.9                Liens.[INSERT PAGE NUMBER]
6.2.10                Transactions with Affiliates.[INSERT PAGE NUMBER]
6.2.11                Other Businesses.[INSERT PAGE NUMBER]
6.2.12                ERISA Compliance.[INSERT PAGE NUMBER]
6.2.13                Prohibition on Hazardous Materials.[INSERT PAGE NUMBER]
6.2.14                Method of Accounting; Fiscal Year.[INSERT PAGE NUMBER]
6.2.15                Compensation.[INSERT PAGE NUMBER]
6.2.16                Transfer of Collateral.[INSERT PAGE NUMBER]
6.2.17                Sale and Leaseback.[INSERT PAGE NUMBER]
6.2.18                Disposition of Collateral.[INSERT PAGE NUMBER]
6.2.19                Deposit Accounts.[INSERT PAGE NUMBER]

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES [INSERT PAGE NUMBER]
Section 7.1                      Events of Default. [INSERT PAGE NUMBER]
7.1.1                Failure to Pay.[INSERT PAGE NUMBER]
7.1.2                Breach of Representations and Warranties.[INSERT PAGE NUMBER]
7.1.3                Failure to Comply with Covenants.[INSERT PAGE NUMBER]
7.1.4                Default Under Other Financing Documents or Obligations.[INSERT PAGE NUMBER]
7.1.5                Receiver; Bankruptcy.[INSERT PAGE NUMBER]
7.1.6                Involuntary Bankruptcy, etc.[INSERT PAGE NUMBER]
7.1.7                Judgment.[INSERT PAGE NUMBER]
7.1.8                Execution; Attachment.[INSERT PAGE NUMBER]
7.1.9                Default Under Other Borrowings.[INSERT PAGE NUMBER]
7.1.10                Challenge to Agreements.[INSERT PAGE NUMBER]
7.1.11                Material Adverse Change.[INSERT PAGE NUMBER]
7.1.12                Impairment of Position.[INSERT PAGE NUMBER]
7.1.13                Collateral Inadequacy.[INSERT PAGE NUMBER]
7.1.14                Change in Ownership.[INSERT PAGE NUMBER]
7.1.15                Liquidation, Termination, Dissolution, Change in Management, etc.[INSERT PAGE NUMBER]
7.1.16                De-Listing of Stock.[INSERT PAGE NUMBER]
7.1.17                Government Default.[INSERT PAGE NUMBER]
Section 7.2                      Remedies. [INSERT PAGE NUMBER]
7.2.1                Acceleration.[INSERT PAGE NUMBER]
7.2.2                Further Advances.[INSERT PAGE NUMBER]
7.2.3                Uniform Commercial Code.[INSERT PAGE NUMBER]
7.2.4                Specific Rights With Regard to Collateral.[INSERT PAGE NUMBER]
7.2.5                Application of Proceeds.[INSERT PAGE NUMBER]
7.2.6                Performance by Agent.[INSERT PAGE NUMBER]
7.2.7                Other Remedies.[INSERT PAGE NUMBER]

ARTICLE VIII THE AGENT [INSERT PAGE NUMBER]
Section 8.1                      Appointment. [INSERT PAGE NUMBER]
Section 8.2                      Nature of Duties. [INSERT PAGE NUMBER]
8.2.1                In General[INSERT PAGE NUMBER]
8.2.2                Express Authorization[INSERT PAGE NUMBER]
Section 8.3                      Rights, Exculpation, Etc. [INSERT PAGE NUMBER]
Section 8.4                      Reliance. [INSERT PAGE NUMBER]
Section 8.5                      Indemnification. [INSERT PAGE NUMBER]
Section 8.6                      Citizens Individually. [INSERT PAGE NUMBER]
Section 8.7                      Successor Agent. [INSERT PAGE NUMBER]
8.7.1                Resignation.[INSERT PAGE NUMBER]
8.7.2                Appointment of Successor.[INSERT PAGE NUMBER]
8.7.3                Successor Agent.[INSERT PAGE NUMBER]
Section 8.8                      Collateral Matters. [INSERT PAGE NUMBER]
8.8.1                Release of Collateral.[INSERT PAGE NUMBER]
8.8.2                Confirmation of Authority, Execution of Releases.[INSERT PAGE NUMBER]
8.8.3                Absence of Duty.[INSERT PAGE NUMBER]
Section 8.9                      Agency for Perfection. [INSERT PAGE NUMBER]
Section 8.10                      Exercise of Remedies. [INSERT PAGE NUMBER]
Section 8.11                      Consents. [INSERT PAGE NUMBER]
Section 8.12                      Dissemination of Information. [INSERT PAGE NUMBER]
Section 8.13                      Discretionary Advances. [INSERT PAGE NUMBER]

ARTICLE IX MISCELLANEOUS [INSERT PAGE NUMBER]
Section 9.1                      Notices. [INSERT PAGE NUMBER]
Section 9.2                      Amendments; Waivers. [INSERT PAGE NUMBER]
9.2.1                In General.[INSERT PAGE NUMBER]
9.2.2                Circumstances Where Consent of all of the Lenders is Required.[INSERT PAGE NUMBER]
Section 9.3                      Cumulative Remedies. [INSERT PAGE NUMBER]
Section 9.4                      Severability. [INSERT PAGE NUMBER]
Section 9.5                      Assignments by Lenders. [INSERT PAGE NUMBER]
Section 9.6                      Participations by Lenders. [INSERT PAGE NUMBER]
Section 9.7                      Disclosure of Information by Lenders. [INSERT PAGE NUMBER]
Section 9.8                      Successors and Assigns. [INSERT PAGE NUMBER]
Section 9.9                      Continuing Agreements. [INSERT PAGE NUMBER]
Section 9.10                      Enforcement Costs. [INSERT PAGE NUMBER]
Section 9.11                      Applicable Law; Jurisdiction. [INSERT PAGE NUMBER]
9.11.1                Applicable Law.[INSERT PAGE NUMBER]
9.11.2                Submission to Jurisdiction.[INSERT PAGE NUMBER]
9.11.3                Appointment of Agent for Service of Process.[INSERT PAGE NUMBER]
9.11.4                Service of Process.[INSERT PAGE NUMBER]
Section 9.12                      Duplicate Originals and Counterparts. [INSERT PAGE NUMBER]
Section 9.13                      Headings. [INSERT PAGE NUMBER]
Section 9.14                      No Agency. [INSERT PAGE NUMBER]
Section 9.15                      Date of Payment. [INSERT PAGE NUMBER]
Section 9.16                      Entire Agreement. [INSERT PAGE NUMBER]
Section 9.17                      Waiver of Trial by Jury. [INSERT PAGE NUMBER]
Section 9.18                      Liability of the Agent and the Lenders. [INSERT PAGE NUMBER]
Section 9.19                      Indemnification. [INSERT PAGE NUMBER]
Section 9.20                      Patriot Act Notice. [INSERT PAGE NUMBER]

LIST OF EXHIBITS [INSERT PAGE NUMBER]

LIST OF SCHEDULES [INSERT PAGE NUMBER]

TABLE OF CONTENTS [INSERT PAGE NUMBER]

Tyson01 425010v9 220794.000008

________________________________________________________________

AMENDED AND RESTATED

BUSINESS LOAN AND SECURITY AGREEMENT

Dated

August 19, 2010

By and Among

VSE CORPORATION,

ENERGETICS INCORPORATED,

VSE SERVICES INTERNATIONAL, INC.,

INTEGRATED CONCEPTS AND RESEARCH CORPORATION,

G&B SOLUTIONS, INC.,

AKIMEKA, LLC

as Borrowers,

CITIZENS BANK OF PENNSYLVANIA

and

SUNTRUST BANK

as Lenders

and

CITIZENS BANK OF PENNSYLVANIA

as Collateral and Administrative Agent

______________________________________________________________________________

Tyson01 425010v9 220794.000008